UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

OCEAN BIO-CHEM, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☒	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY INFORMATION STATEMENT—SUBJECT TO COMPLETION

OCEAN BIO-CHEM, INC.

4041 SW 47th Avenue

Fort Lauderdale, Florida 33314

NOTICE OF ACTION BY WRITTEN CONSENT AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

[●],  2022

Dear Shareholder:

This notice of action by written consent and appraisal rights and the accompanying information statement (the “Information Statement”) are being furnished to holders of common stock of Ocean Bio-Chem, Inc., a Florida corporation (“OBCI”, the “Company”, “we”, “us” or “our”).

On June 21, 2022, the Company entered into an Agreement and Plan of Merger (the “merger agreement”) with OneWater Marine Inc., a Delaware corporation (“Parent”), and OBCMS, Inc., a Florida corporation, and a wholly owned Subsidiary of Parent (“Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving that merger on the terms and subject to the conditions set forth therein. A copy of the merger agreement is included as Annex A to the Information Statement.

At the effective time of the merger, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive $13.08 except as otherwise provided in the merger agreement, without interest and less any applicable withholding taxes (the “merger consideration”). All shares of Company Common Stock so converted will, at the effective time of the merger, be cancelled, and each holder of such converted Company Common Stock will cease to have any rights with respect to such Company Common Stock, except for the right to receive the merger consideration.

If the merger is completed, you will be entitled to receive the merger consideration for each share of Company Common Stock owned by you (unless you have properly exercised appraisal rights under Section 607.1302 of the Florida Business Corporation Act (“FBCA”) (“Section 607.1302”) with respect to such shares).

The board of directors of the Company (the “Board”), as well as a special committee composed of two members of the Board who are not parties to the merger, directly or indirectly, other than as a result of being a shareholder of the corporation, and who have no direct or indirect material financial interest or other material interest in the merger (the “Special Committee”), carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board, based in part upon the unanimous recommendation of the Special Committee, unanimously (i)(A) determined that the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are in the best interests of and beneficial to the Company and its shareholders, (B) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, and (C) subject to certain provisions of the merger agreement described under “The Merger Agreement—No Solicitation; Board Recommendation” in the Information Statement, recommended that the holders of Company Common Stock vote in favor of approving the merger agreement and (ii) directed that the merger agreement be submitted to the holders of the Company Common Stock for their approval.

Under Florida law, the Company’s Articles of Incorporation, as amended to date, and the Company’s Amended and Restated Bylaws, the approval of the merger agreement by the Company’s shareholders required the approval of the shareholders of Company Common Stock by a majority of the votes entitled to be cast on the merger agreement, which under Florida law may be effected through written consent without a meeting by written consent of the holders of outstanding shares of the Company Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Company Common Stock entitled to vote thereon were present and voted. On June 21, 2022, the shareholders of a sufficient number of shares of Company Common Stock (the “Consenting Shareholders”) delivered to the corporate secretary of the Company an irrevocable written consent approving the merger agreement. As of June 21, 2022, the Consenting Shareholders held shares of Company Common Stock representing approximately 55.3% of the voting power of all outstanding shares of the Company. Accordingly, the approval of the merger agreement by the Company’s shareholders was effected in accordance with Section 607.0704 of the FBCA on June 21, 2022. No further approval of the shareholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the approval of the merger agreement and does not intend to call a meeting of shareholders for purposes of voting on the approval of the merger agreement.

This notice of action by written consent and the Information Statement shall constitute notice to you from the Company that the merger and the merger agreement have been approved by the holders of a majority of the voting power of the Company shares by written consent in lieu of a meeting in accordance with Section 607.0704 of the FBCA.

Any holder of Company Common Stock who does not vote or sign a consent in favor of the approval of the merger agreement may have the right to seek the fair value of such holder’s shares of Company Common Stock if the merger is completed in lieu of receiving the merger consideration, but only if such holder does not vote or sign a consent in favor of the merger and otherwise complies with the procedures of Sections 607.1301 through 607.1340 of the FBCA, which is the appraisal rights statute applicable to Florida corporations. These appraisal rights are summarized in the accompanying Information Statement. This notice and the Information Statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 607.1302 of the FBCA.

The Information Statement accompanying this letter provides you with more specific information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the Information Statement and the copy of the merger agreement included as Annex A to the Information Statement. Please do not send in your Company shares at this time. If the merger is completed, you will receive instructions regarding the surrender of your Company shares and payment for your shares of the Company.

By order of the Board of Directors

Very truly yours,

/s/ Peter G. Dornau
Peter G. Dornau
Chairman, President and Chief Executive Officer

The merger has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities or other regulatory agency. Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the Information Statement. Any representation to the contrary is a criminal offense.

The Information Statement is dated [●], 2022 and is first being mailed to our shareholders on or about [●], 2022.

i

ii

OCEAN BIO-CHEM, INC.

4041 SW 47th Avenue

Fort Lauderdale, Florida 33314

INFORMATION STATEMENT

This information statement and notice of action by written consent and appraisal rights (collectively, this “Information Statement”) contains information relating to the Agreement and Plan of Merger, dated June 21, 2022 (the “merger agreement”), entered into among OneWater Marine Inc., a Delaware corporation (“Parent”), OBCMS, Inc., Inc., a Florida corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and Ocean Bio-Chem, Inc., a Florida corporation (“OBCI”, the “Company”, “we”, “us” or “our”). We are furnishing this Information Statement to shareholders of the Company pursuant to applicable provisions of Florida law and certain securities regulations. This Information Statement is dated [●], 2022 and is first being mailed to our shareholders on or about [●], 2022.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this Information Statement and may not contain all of the information about the merger (as defined below under “The Merger”) that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the merger. You may obtain, without charge, copies of documents incorporated by reference into this Information Statement by following the instructions under the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 45.

The Parties

(page 11)

OBCI is principally engaged in the manufacture, marketing, and distribution of a broad line of appearance, performance and maintenance products for the marine, automotive, power sports, recreational vehicle, home care and outdoor power equipment markets, under the Star brite® and Star Tron® brand names. We sell these products within the United States of America and Canada. In addition, we produce private label formulations of many of our products for various customers and provide custom blending and packaging services for these and other products. We also manufacture, market and distribute chlorine dioxide-based deodorizing disinfectant, and sanitizing products under the Star brite® and Performacide® brand names, utilizing a patented delivery system for use with products containing chlorine dioxide. Our Company Common Stock is listed on Nasdaq Capital Market, which we refer to as “Nasdaq”, under the trading symbol “OBCI”. OBCI’s principal executive office is located at 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314 and its telephone number is (954) 587-6280.

OneWater Marine Inc. is one of the largest and fastest-growing marine retailers in the United States with 96 retail locations, ten distribution centers/warehouses and multiple online marketplaces in 20 different states. Its retail locations are located in highly attractive markets throughout the Southeast, Gulf Coast, Mid-Atlantic and Northeast, many of which are in top 20 states for marine retail expenditures. It offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services. The combination of its significant scale, diverse inventory and revenue streams, access to premium boat brands and meaningful brand equity enable it to provide a consistently professional experience as reflected in the number of its repeat customers and same-store sales growth. One Water Marine Inc.’s Common Stock is listed on Nasdaq Global Market under the trading symbol “ONEW”. OneWater Marine Inc.’s principal executive office is located at 6275 Lanier Islands Parkway, Buford, Georgia 30518 and its telephone number is (678) 541-6300.

Merger Sub was formed by OneWater Marine Inc. on June 16, 2022 solely for the purpose of consummating the merger and the other transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at 6275 Lanier Islands Parkway, Buford, Georgia 30518 and its telephone number is (678) 541-6300.

Please see the section of this Information Statement entitled “The Parties” beginning on page 11.

The Merger

(page 12)

The Company, Parent and Merger Sub entered into the merger agreement on June 21, 2022. A copy of the merger agreement is included as Annex A to this Information Statement. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the “merger”. The Company will survive the merger on the terms and subject to the conditions set forth therein (the “surviving corporation”).

Upon the consummation of the merger, each share of the Company that is issued and outstanding immediately prior to the effective time of the merger (defined below under “The Merger Agreement—Closing and Effective Time of the Merger”), other than shares owned by the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent or shares with respect to which appraisal rights have been properly exercised in accordance with the Florida Business Corporation Act (the “FBCA”), will be converted into the right to receive $13.08, without interest and less any applicable withholding taxes (the “merger consideration”).

Please see the section of this Information Statement entitled “The Merger” beginning on page 12.

Recommendations of the Special Committee and the Board; Reasons for the Merger

(page 16)

After consideration of various factors as discussed under “The Merger—Recommendations of the Special Committee and the Board; Reasons for the Merger” beginning on page 16, the Special Committee, composed of two members of the Board who are not parties to the merger, directly or indirectly, other than as a result of being a shareholder of the corporation, and who have no direct or indirect material financial interest or other material interest in the merger, unanimously determined that the merger and the other transactions contemplated by the merger agreement, on the terms and subject to the conditions set forth in the merger agreement, are in the best interests of and beneficial to the Company and its shareholders. Based on such determination, the Special Committee unanimously recommended to the Board that the Board approve and declare advisable the merger agreement and the transactions contemplated thereby (including the merger).

After consideration of the recommendation of the Special Committee and the other factors discussed under “The Merger—Recommendations of the Special Committee and the Board; Reasons for the Merger” beginning on page 16, the Board unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the shareholders of the Company, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) declared the merger agreement advisable and (iv) resolved to recommend authorization and adoption of the merger agreement by the shareholders of the Company.

For a discussion of the material factors that the Special Committee and the Board considered in determining to approve the merger agreement, please see the section of this Information Statement entitled “The Merger—Recommendations of the Special Committee and the Board; Reasons for the Merger” beginning on page 16.

Required Approval of the Merger; Record Date; Action by Shareholder Consent

(page 16)

Under Florida law, the Company’s Articles of Incorporation, as amended to date, and the Company’s Amended and Restated Bylaws, the adoption of the merger agreement by the Company’s shareholders required the approval of the shareholders of Company Common Stock by a majority of the votes entitled to be cast on the merger agreement, which under Florida law may be effected through written consent without a meeting by written consent of the holders of outstanding shares of the Company Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Company Common Stock entitled to vote thereon were present and voted. Shareholders are entitled to cast one (1) vote in person or by proxy for each share of the Company Common Stock held.

On June 21, 2022, the record date for determining shareholders of the Company entitled to provide written shareholder consent to the approval of the merger agreement, in lieu of a meeting thereof, (the “record date”), there were 9,509,799 shares of the Company Common Stock outstanding and entitled to vote, held by 2,481 shareholders of record.

On June 21, 2022, the Consenting Shareholders, delivered to the corporate secretary of the Company an irrevocable written consent (the “shareholder consent”) approving the merger agreement. As of June 21, 2022, the Consenting Shareholders held shares of the Company representing approximately 55.3% of the voting power of all outstanding shares of the Company. Accordingly, the approval of the merger agreement by the Company’s shareholders was effected in accordance with Section 607.0704 of the FBCA on June 21, 2022. No further approval of the shareholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the merger agreement. If the merger agreement is terminated in accordance with its terms, the shareholder consent will be of no further force and effect.

Federal securities laws state that the merger may not be completed until at least 20 days after the date of mailing of this Information Statement to the Company’s shareholders. Therefore, notwithstanding the execution and delivery of the shareholder consent (which was obtained shortly after the execution of the merger agreement), the merger will not occur until that time has elapsed. We currently expect the merger to be completed during the third quarter of 2022, subject to certain government regulatory reviews and approvals and the satisfaction of the other conditions to closing in the merger agreement. However, there can be no assurance that the merger will be completed on or prior to that time, or at all.

This Information Statement shall constitute notice to you from the Company that the merger and the merger agreement have been adopted by the holders of a majority of the voting power of the Company Common Stock by written consent in lieu of a meeting in accordance with Section 607.704 of the FBCA.

Please see the section of this Information Statement entitled “The Merger Agreement—Action by Shareholder Consent” beginning on page 35.

Opinion of Houlihan Lokey to the Special Committee

(page 20)

On June 21, 2022, Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated June 21, 2022) as to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement. For purposes of Houlihan Lokey’s opinion, “Unaffiliated Shareholders” refers to the holders of Company Common Stock other than Peter G. Dornau, the Peter Dornau Family, LLC, Maureen Dornau, PEJE, Inc. and their respective affiliates.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), and, as requested by the Special Committee, the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the merger or otherwise.

Please see the section of this Information Statement entitled “The Merger—Opinion of Houlihan Lokey to the Special Committee” beginning on page 20.

Appraisal Rights

(page 30)

The Company’s shareholders (other than the Consenting Shareholders) who did not vote or sign a consent in favor of the approval of the merger agreement may have the right to seek appraisal of the fair value of such holder’s shares of Company Common Stock if the merger is completed in lieu of receiving the merger consideration, but only if such holder does not vote or sign a consent in favor of the merger and otherwise complies with the procedures of Sections 607.1301 through 607.1340 of the FBCA, which is the appraisal rights statute applicable to Florida corporations. These appraisal rights are summarized in the accompanying Information Statement. This notice and the Information Statement shall constitute notice to you from the Company of the potential availability of appraisal rights under Section 607.1302 of the FBCA.

A copy of Sections 607.1301 through 607.1340 of the FBCA is included as Annex C to this Information Statement. We urge you to read these provisions carefully and in their entirety. Moreover, due to the complexity of the procedures for exercising the right to demand appraisal, shareholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to comply strictly with all of the requirements of Sections 607.1301 through 607.1340 may result in loss of the right of appraisal. You should be aware that the “fair value” of your shares of Company Common Stock as determined under Sections 607.1301 through 607.1340 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the merger agreement.

Please see the section of this Information Statement entitled “The Merger Agreement—Appraisal Rights” beginning on page 30.

Certain Effects of the Merger

(page 25)

Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

Following the consummation of the merger, shares of the Company will no longer be traded on Nasdaq or any other public market, and the registration of shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Please see the section of this Information Statement entitled “The Merger—Certain Effects of the Merger” beginning on page 25.

Effects on the Company if the Merger is not Completed

(page 25)

If the merger is not completed for any reason, the Company’s shareholders will not receive any payment for their shares of Company Common Stock in connection with the merger. Instead, the Company will remain an independent public company and shareholders will continue to own their shares of the Company.

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Parent, respectively.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fees” beginning on page 40.

Treatment of Equity-Based Awards

(page 30)

There are no outstanding options to purchase shares of Company Common Stock, nor are there any outstanding stock units, stock awards, stock appreciation rights or stock-based awards, whether issued under the Company’s 2015 Equity Compensation Plan or otherwise.

As of the date of this Information Statement, neither the Company nor Parent has entered into any compensatory agreements with any of the Company’s executive officers in connection with the merger and the Company has not amended or modified any existing employment agreements or other arrangements with management.

Please see the section of this Information Statement entitled “The Merger Agreement—Treatment of Equity-Based Awards” beginning on page 30.

Interests of the Company’s Directors and Executive Officers in the Merger

(page 26)

You should be aware that certain of our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a shareholder and that may present actual or potential conflicts of interest. These interests include the following:

●	continued indemnification and insurance coverage for our current and former directors and officers for six years following the closing under the merger agreement; and

●	the receipt by the members of the Special Committee of certain fees for their service on the Special Committee.

In addition, as described below under “Ancillary Agreements with Certain Shareholder,” certain shareholders of the Company affiliated with Peter G. Dornau, the Company’s Chairman, President and Chief Executive Officer, entered into certain transaction agreements with Parent and its other subsidiaries in connection with the merger. The transactions contemplated by such transaction agreements are referred to as the “Ancillary Transactions.”

The Special Committee and the Board were aware of these interests and considered that these interests may be different from, or in addition to, the interests of our shareholders generally, among other matters, in making their respective determinations regarding the merger agreement. The interests of the Company’s directors and officers are described more fully under the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 26.

Financing of the Merger

(page 26)

The merger is not subject to a financing condition. Parent plans to use cash on hand, debt financing and other available sources of financing to fund the purchase price. Parent intends to finance the merger consideration through debt financing and has entered into a debt financing commitment letter with Truist Bank (“Truist”), pursuant to which Truist has committed to provide a debt financing in an aggregate principal amount of $125 million, subject to the conditions set forth in the debt financing commitment letter dated June 21, 2022 (the “Debt Commitment Letter”), between Truist, Truist Securities, Inc., in its capacity as arranger for the debt financing (“Truist Securities”), and Parent. The obligation of Truist to provide the debt financing under the Debt Commitment Letter is subject to a number of conditions, including the receipt of executed loan documentation, satisfaction of the conditions to, and consummation of, the merger and other customary closing conditions for financings of this type.

Please see the section of this Information Statement entitled “The Merger—Financing of the Merger” beginning on page 26.

Conditions to the Merger

(page 39)

Each party’s obligation to effect the merger is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date of the merger, which we refer to as the “closing date”, of the following conditions:

●	The requisite shareholder approval shall have been obtained in accordance with applicable law and the charter documents of the Company and, if obtained by the shareholder written consent, the Company Information Statement shall have been cleared by the SEC and mailed to the Company’s shareholders (in accordance with Regulation 14C under the Exchange Act) at least 20 days prior to the Closing.

●	The waiting period applicable to the consummation of the merger under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable antitrust laws.

●	No governmental authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any laws or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement.

●	All consents, approvals and other authorizations of any governmental authority set forth in Section 6.01(d) of the Company Disclosure Letter and required to consummate the merger and the other transactions contemplated by the merger agreement (other than the filing of the articles of merger with the Department of State of the State of Florida) shall have been obtained, free of any condition that would reasonably be expected to have a company material adverse effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by the merger agreement.

Each party’s obligation to consummate the merger is also subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date, of certain additional conditions, including:

●	subject to certain materiality qualifiers, the accuracy of the representations and warranties of the other party; and

●	performance in all material respects by the other party of its obligations under the merger agreement. The consummation of the merger is not conditioned upon Parent’s receipt of financing.

Parent’s obligation to consummate the merger is also subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date, of the condition that the Ancillary Transactions shall either (i) have closed, or (ii) had all conditions to the closings thereof satisfied or waived by the parties thereto.

Please see the section of this Information Statement entitled “The Merger Agreement—Conditions to the Merger” beginning on page 39.

Regulatory Approvals

(page 29)

The consummation of the merger is subject to review under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals. As described above in the section entitled “Conditions to the Merger”, the obligations of the Company, Parent and Merger Sub to effect the merger are subject to the expiration or termination of the waiting period (and any extension thereof) applicable to the merger under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals.

The merger agreement generally requires each party to use reasonable best efforts to resolve objections that may be asserted under any antitrust law with respect to the transactions contemplated by the merger agreement, subject to certain exceptions (as described under “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations”).

Please see the section of this Information Statement entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 29.

No Solicitation; Board Recommendation

(page 35)

The merger agreement generally restricts the Company’s ability to solicit takeover proposals (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) from (including by furnishing non-public information to) third parties, or participate in discussions or negotiations with third parties regarding any takeover proposal. Under certain circumstances, prior to obtaining shareholder approval (which has now been obtained), and in compliance with certain obligations contained in the merger agreement, the merger agreement would have permitted the Company to engage in negotiations with, and provide information to, third parties that made an unsolicited takeover proposal that was, or would reasonably have been expected to lead to, a superior proposal (as defined below under “The Merger Agreement—No Solicitation; Board Recommendation”) and terminate the merger agreement in order to accept an unsolicited takeover proposal that constituted a superior proposal, subject to payment by the Company of a $3,375,000 termination fee to Parent.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fees” beginning on page 40.

However, these rights to engage in negotiations and terminate the merger agreement ceased upon the receipt by the corporate secretary of the Company of the shareholder consent constituting the shareholder approval on June 21, 2022.

Please see the section of this Information Statement entitled “The Merger Agreement—No Solicitation; Board Recommendation” beginning on page 35.

Termination

(page 39)

The merger agreement may be terminated at any time prior to the closing of the merger in the following circumstances:

●	by mutual written consent of Parent, Merger Sub and the Company;

●	by either Parent or the Company:

●	if the merger is not consummated on or before the September 30, 2022 (the “outside date”); provided that the right to so terminate the merger agreement will not be available to a party whose breach of any representation, warranty, covenant, or agreement set forth in the merger agreement has been a primary contributing cause of, or was a primary contributing factor that resulted in, the failure of the merger to be consummated on or before the outside date;

●	if any legal restraint permanently preventing or prohibiting consummation of the merger is in effect and is final and non-appealable; provided that the right to so terminate the merger agreement will not be available to a party whose breach of any representation, warranty, covenant, or agreement set forth in the merger agreement has been a primary contributing cause of, or was a primary contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such legal restraint; or

●	if the merger agreement has been submitted to the shareholders of the Company for adoption at a duly convened meeting of the shareholders of the Company and the requisite approval of the shareholders of the Company to approve the merger shall not have been obtained at such meeting (unless such meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

●	by Parent:

●	in the event of certain breaches of any representation, warranty, covenant, or agreement on the part of the Company set forth in the merger agreement; provided that Parent and Merger Sub are not then in material breach of any representation, warranty, covenant, or obligation contained in the merger agreement; or

●	in the event holders of more than ten percent (10%) of the outstanding fully diluted shares of Company Common Stock as of immediately prior to the effective time of the merger, in the aggregate, shall have exercised the statutory appraisal rights of such shares in accordance with Sections 607.1301-607.1340 of the FBCA.

●	by the Company:

●	in the event of certain breaches of any representation, warranty, covenant, or agreement on the part of Parent or Merger Sub set forth in the merger agreement; provided that the Company is not then in material breach of any representation, warranty, covenant, or obligation contained in the merger agreement.

The merger agreement also includes several provisions pursuant to which the parties could have terminated the merger agreement prior to obtaining shareholder approval (which has now been obtained), including to permit (x) Parent to terminate the merger agreement if (1) our Board or the Special Committee (i) withdrew or modified in a manner adverse to Parent or Merger Sub, or proposed publicly to withdraw or modify in a manner adverse to Parent or Merger Sub, the recommendation that holders of Company Common Stock vote in favor of adopting the merger agreement or (ii) approved or recommended, or proposed publicly to approve or recommend, any takeover proposal or resolved or agreed to take any such action (any action described in this bullet being referred to as an “adverse recommendation change”), (2) there was a breach in any material respect of the non-solicitation provisions of the merger agreement by the Company or (3) the shareholder consent had not executed and delivered to Parent within 24 hours of the execution of the merger agreement and (y) the Company to terminate the merger agreement if our Board had received a superior proposal, subject to our compliance in all material respects with certain match rights provisions of the merger agreement and payment of the applicable termination fee. However, each of these termination provisions expired upon delivery of the shareholder consent to the corporate secretary of the Company on June 21, 2022, which constituted receipt of the shareholder approval (as described above under “The Merger Agreement—Action by Shareholder Consent”).

Please see the section of this Information Statement entitled “The Merger Agreement—Termination” beginning on page 39.

Termination Fees

(page 40)

If the merger agreement is terminated under specified circumstances, the Company will be required to pay Parent a termination fee of $3,375,000.

If, by the date that is sixty (60) days from the date of the merger agreement, Parent has failed to confirm in writing to the Company that it has available cash in an amount which, together with the debt financing to be provided under the Debt Commitment letter, is required to pay the merger consideration, then Parent will be required to pay the Company a reverse termination fee of $5,000,000; provided, however, that the Company’s right to terminate the merger agreement in such a circumstance shall not be available to the Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements in the merger agreement.

Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fees” beginning on page 40.

Material U.S. Federal Income Tax Consequences

(page 27)

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (as defined below under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference between the amount of cash you receive in the merger and your adjusted tax basis in the shares of Company Common Stock converted into cash in the merger. If you are a non-U.S. holder (as defined below under “The Merger— Material U.S. Federal Income Tax Consequences of the Merger”), the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you.

Please see the section of this Information Statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 27 for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Additional Information

(page 45)

You can find more information about the Company in the periodic reports and other information we file with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov.

Please see the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 45.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the merger. These questions and answers may not address all questions that may be important to you as a shareholder. You should read the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement.

Q:	Why am I receiving this Information Statement?

A:	On June 21, 2022, the Company entered into the merger agreement with Parent and Merger Sub, and the Consenting Shareholders adopted the merger agreement and approved the merger. Applicable provisions of Florida law and certain securities regulations require us to provide you with information regarding the merger, even though your vote or consent is neither required nor requested to adopt the merger agreement or complete the merger.

Q:	As a shareholder of the Company, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $13.08, without interest and less any applicable withholding taxes, for each share of Company Common Stock that you own immediately prior to the effective time of the merger. However, shareholders of the Company who properly demand and perfect appraisal rights under the FBCA and comply precisely with the procedures and requirements set forth in Section 607.1302 will not receive the per share merger consideration, but will instead be paid the “fair value” of their shares (as determined by the Court), together with interest, if any, as determined by the Court, unless such holder subsequently withdraws or otherwise loses such holder’s appraisal rights.

The exchange of shares of Company Common Stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this Information Statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.

Q:	What was the role of the Special Committee and did the Special Committee recommend the merger agreement?

A:	The Special Committee, composed of two members of the Board who are not parties to the merger, directly or indirectly, other than as a result of being a shareholder of the corporation, and who have no direct or indirect material financial interest or other material interest in the merger, was formed in April 2022. Since its formation and throughout this process, the Special Committee, together with its advisors, has been meeting separately from management of the Company and the rest of the Board to evaluate important decisions relating to this process, including the decision to enter into the merger agreement with Parent. The Board and management of the Company, as well as their advisors, have kept the Special Committee and its advisors informed as to the progress of this process, provided them with access to requested information, cooperated with their requests to monitor this process, and taken into account their input throughout this period.

After careful consideration and evaluation of the merger, and in consideration of, among other things, the advice of its legal and financial advisors, the Special Committee unanimously voted to recommend to the Board that the Board approve and declare advisable the merger agreement and the transactions contemplated thereby (including the merger). To review the Special Committee’s reasons for recommending the approval and adoption of the merger agreement, please see the section of this Information Statement entitled “The Merger—Recommendations of the Special Committee and the Board; Reasons for the Merger” beginning on page 16.

Q:	Why did the Board approve the merger and the merger agreement?

A:	After careful consideration and evaluation of the merger, and in consideration of, among other things, the recommendation of the Special Committee, our Board approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement.

For a discussion of the factors that the Board considered in determining to approve the merger agreement, please see the section of this Information Statement entitled “The Merger—Reasons for the Merger”. In addition, in determining to approve the merger agreement, the Board was aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s shareholders generally. Please see the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger”.

Q:	Is the approval of shareholders necessary to adopt the merger agreement? Why am I not being asked to vote on the merger agreement?

A:	The adoption of the merger agreement by the Company’s shareholders required the affirmative vote or written consent of the holders of a majority of the voting power of all outstanding shares of Company Common Stock. The shareholder approval was obtained on June 21, 2022, the date on which the Consenting Shareholders delivered to the corporate secretary of the Company the shareholder consent adopting the merger agreement. As of June 21, 2022, the Consenting Shareholders held approximately 55.3% of the voting power of all outstanding shares of Company Common Stock. Accordingly, the adoption of the merger agreement by the Company’s shareholders was effected in accordance with Section 607.0704 of the FBCA on June 21, 2022. No further approval of the shareholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the merger agreement.

Q:	What will happen to outstanding Company equity-based awards in the merger?

A:	There are no outstanding Company equity-based awards.

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a shareholder?

A:	Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a shareholder. These interests include the following:

●	continued indemnification and insurance coverage for our current and former directors and officers for six years following the closing under the merger agreement; and

●	the receipt by the members of the Special Committee of certain fees for their service on the Special Committee.

In addition, as described below under “Ancillary Agreements with Certain Shareholder,” certain shareholders of the Company affiliated with Peter G. Dornau, the Company’s Chairman, President and Chief Executive Officer, entered into certain transaction agreements with Parent and its other subsidiaries in connection with the merger. The transactions contemplated by such transaction agreements are referred to as the “Ancillary Transactions.”

The Special Committee and the Board were aware of these interests and considered that these interests may be different from, or in addition to, the interests of our shareholders generally, among other matters, in making their respective determinations regarding the merger agreement. The interests of the Company’s directors and officers are described more fully under the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 26.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. As soon as reasonably practicable after the effective time of the merger, each holder of record of a certificate representing shares of Company Common Stock which were converted into the right to receive the merger consideration will be sent a letter of transmittal and instructions describing the procedure for surrendering such certificate in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment after the paying agent or other person specified in the instructions receives your stock certificate, the executed letter of transmittal and any other documents requested in the instructions. You should not forward your stock certificates to the paying agent or other person specified in the instructions without a letter of transmittal.

Q:	What should I do if I hold my shares in non-certificated book-entry form?

A:	If you hold shares of Company Common Stock in non-certificated book-entry form, you will not be required to deliver a stock certificate. You will receive your cash payment of the aggregate amount of merger consideration to which you are entitled following the effective time of the merger.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	Shareholders (other than the Consenting Shareholders) may be entitled to appraisal rights under Sections 607.1301 through 607.1340 of the FBCA so long as they follow the procedures precisely and satisfy the conditions set forth in Sections 607.1301 through 607.1340. For more information regarding appraisal rights, please see the section of this Information Statement entitled “The Merger Agreement—Appraisal Rights”. In addition, a copy of Section 607.1302 is included as Annex C to this Information Statement. Failure to strictly comply with Sections 607.1301 through 607.1340 of the FBCA may result in your waiver of, or inability to exercise, appraisal rights.

Q:	What happens if a third party makes an offer to acquire the Company before the merger is completed?

A:	Prior to obtaining the shareholder approval, our Board could have, subject to certain requirements and rights of Parent, terminated the merger agreement in connection with the Company’s receipt of an unsolicited superior proposal. This termination right ceased upon delivery to the corporate secretary of the Company of the shareholder consent by the Consenting Shareholders constituting the shareholder approval on June 21, 2022.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as promptly as possible. We currently expect the merger to be completed during the third quarter of 2022, subject to certain government regulatory reviews and approvals and the satisfaction of the other conditions to closing in the merger agreement. However, there can be no assurance that the merger will be completed on or prior to that time, or at all.

Q:	What effect will the merger have on the Company?

A:	If the merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist immediately following the merger as a wholly owned subsidiary of Parent. Following such consummation of the merger, shares of Company Common Stock will no longer be traded on Nasdaq or any other public market, and the registration of shares of such common stock under the Exchange Act will be terminated.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed for any reason, our shareholders will not receive any payment for their Company Common Stock pursuant to the merger agreement. Instead, we will remain as a public company and shares of Company Common Stock will continue to be registered under the Exchange Act and listed and traded on Nasdaq.

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Parent, respectively. Please see the section of this Information Statement entitled “The Merger Agreement— Termination Fees”.

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to shareholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate set of disclosure documents. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by phone at (954) 587-6280 or by mail to Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314. We will promptly send additional copies of this Information Statement upon receipt of such request.

Q:	Who can help answer my questions?

A:	If you have questions about the merger after reading this Information Statement, please contact the Company by phone at (954) 587-6280 or by mail to Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Information Statement regarding the proposed merger, the expected timetable for completing the proposed merger, future financial and operating results, future capital structure and liquidity, benefits and synergies of the proposed merger, future opportunities for the combined company, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the board or management of the Company constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and their variants and other similar expressions) are intended to identify forward-looking statements. There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction contemplated by the merger agreement in the time frame expected by the parties or at all; the ability to obtain the required regulatory approvals without conditions, and the satisfaction of the other conditions to the consummation of such proposed transaction; the potential impact of the announcement or consummation of such proposed transaction on relationships, including with current and prospective employees, suppliers, distributors, customers and competitors; the ability of third parties to fulfill their obligations relating to such proposed transaction; and the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent reports on Form 10-Q and 8-K filed with the SEC, all of which are or may in the future be incorporated by reference into this Information Statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

THE PARTIES

Ocean Bio-Chem, Inc. is in the manufacture, marketing, and distribution of a broad line of appearance, performance and maintenance products for the marine, automotive, power sports, recreational vehicle, home care and outdoor power equipment markets, under the Star brite® and Star Tron® brand names. We sell these products within the United States of America and Canada. In addition, we produce private label formulations of many of our products for various customers and provide custom blending and packaging services for these and other products. We also manufacture, market and distribute chlorine dioxide-based deodorizing disinfectant, and sanitizing products under the Star brite® and Performacide® brand names, utilizing a patented delivery system for use with products containing chlorine dioxide. Our Company Common Stock is listed on Nasdaq Capital Market, which we refer to as “Nasdaq”, under the trading symbol “OBCI”. OBCI’s principal executive office is located at 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314 and its telephone number is (954) 587-6280.

OneWater Marine Inc. is one of the largest and fastest-growing marine retailers in the United States with 96 retail locations, ten distribution centers/warehouses and multiple online marketplaces in 20 different states. Its retail locations are located in highly attractive markets throughout the Southeast, Gulf Coast, Mid-Atlantic and Northeast, many of which are in top 20 states for marine retail expenditures. It offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, finance and insurance products, parts and accessories, maintenance, repair and other services. The combination of its significant scale, diverse inventory and revenue streams, access to premium boat brands and meaningful brand equity enable it to provide a consistently professional experience as reflected in the number of its repeat customers and same-store sales growth. OneWater Marine Inc.’s Common Stock is listed on Nasdaq Global Market under the trading symbol “ONEW”. OneWater Marine Inc.’s principal executive office is located at 6275 Lanier Islands Parkway, Buford, Georgia 30518 and its telephone number is (678) 541-6300.

OBCMS, Inc. was formed by Parent on June 16, 2022 solely for the purpose of consummating the merger and the other transactions contemplated by the merger agreement. Upon the consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal executive office is located at 6275 Lanier Islands Parkway, Buford, Georgia 30518 and its telephone number is (678) 541-6300.

THE MERGER

Overview

Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. The Board approved the merger agreement and recommended that the Company’s shareholders vote to approve the merger agreement.

Upon the consummation of the merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent or shares with respect to which appraisal rights have been properly exercised in accordance with the FBCA) will be converted into the right to receive $13.08, without interest and less any applicable withholding taxes.

Background of the Merger

As part of the Company’s long term planning process, senior management of the Company, together with the Board, periodically reviews financial and strategic opportunities, potential operational changes and other ways to enhance the value for the Company’s shareholders. These include analyzing Company performance, competitive dynamics, industry and overall economic trends as well as new technologies. Occasionally these discussions have included the Company’s strategy to continue operating as a standalone entity against the potential to enhance value through a possible sale.

While the Company has not been formally offered for sale, the Company has been approached on several occasions over the course the last two years from other entities inquiring into the possibility of acquiring the Company.

In February 2021, Gregor M. Dornau, the Company’s Executive Vice President - Sales & Marketing, received a call from a representative in charge of acquisitions for Company A, a large company that participates in the marine and RV markets and has a history of acquisitions in those respective industries. The initial phone call was to judge interest and obtain basic overall information regarding the Company and entities related thereto. A second call took place in May 2021 between Gregor Dornau and the same representative of Company A to explore further potential mutual interest from both Company A and the Company in pursuing a transaction. In July 2021, Gregor Dornau sent the representative of Company A an email with basic details on the Company’s markets and business channels. No further communication was had with Company A.

In July 2021, the Company was contacted by a representative of Company B with a request to arrange a call to discuss a potential acquisition of the Company by Company B. Company B is a large company that participates in the marine and RV markets and has a history of acquisitions in those respective industries. On July 22, 2021, Gregor Dornau was contacted by the representative of Company B and they engaged in an initial phone call to discuss potential mutual interest. A meeting was arranged for August 13, 2021, between Gregor Dornau, Peter G. Dornau, the Company’s Chairman, President and Chief Executive Officer, and members of Company B’s senior management. At the meeting, the attendees discussed the Company’s divisions, products and brands, its overall strategy in the marketplace and the potential fit of the Company with Company B, as well as various matters regarding Company B and its strategy. These discussions were fairly informal, with no detailed information or formal business plan shared. Following this meeting, there was no further communication with Company B.

In January 2022, the Company’s senior management was contacted via email by a representative in charge of acquisitions for Company C, a large hedge fund that has acquired companies in many industries, including the marine industry, with a request to arrange a call to discuss the possibility of a sale of the Company to, or partial merger of the Company with, Company C. A meeting was held on January 6, 2022 at the Company’s headquarters with two representatives of Company C. This meeting included dialogue regarding the histories and sales strategies of the Company and Company C, and whether a there was a potential fit between the companies. Following the end of the main meeting, one of the representatives of Company C indicated to Gregor Dornau that such representative planned to present a potential transaction with the Company to the Company C board of directors, and that he believed there was the potential for the Company C board of directors to authorize pursuing a transaction with the Company at a per share price of approximately equal to the then current market price with no premium. The stock price during the week of January 3, 2022 had a high of $9.35 and a low of $8.41. The representative of Company C suggested speaking again following the Company’s release of its financial results for the year ended December 31, 2021, which would be published around the beginning of the second quarter of 2022 (and in fact were released on March 31, 2022).

Also in January 2022, Peter and Gregor Dornau received an email from Jeff Huntley, CEO of T-H Marine Supplies, LLC (“T-H Marine”), a subsidiary of Parent, seeking to arrange a meeting between Messrs. Dornau, Mr. Huntley, and Austin Singleton, CEO of Parent, to discuss T-H Marine’s interest in acquiring the Company and its affiliated companies.

On February 8, 2022, Mr. Huntley and Mr. Singleton met with Peter and Gregor Dornau and with Jeffrey Barocas, the Company’s Vice President – Finance and Chief Financial Officer, at the Company’s headquarters. The parties exchanged certain basic information regarding the respective history and sales strategies of both companies, as well as their respective strategies, market channels and a potential fit between the two entities.

On February 17, 2022, the Company and T-H Marine, and their respective affiliates, entered into a Non-Disclosure Agreement and exchanged basic financial information via email.

On March 7, 2022, Mr. Huntley sent an email to Gregor Dornau explaining his thought process behind the Company’s valuation. Using multiples of EBITDA derived from publicly available financial information, Mr. Huntley provided data showing that a 6.5X multiple of EBITDA was consistent with the mid-range of larger deals in the industry as well as historical trend data showing a 20-30% premium over the Company’s then current stock price. While Mr. Huntley did not express a defined offer, the data Mr. Huntley provided, when applied to the Company’s financials, resulted in a suggested valuation for the Company between $95 million at 6.5X multiple of EBITDA to $110 million with a 7.5X multiple of EBITDA.

On March 8, 2022, a representative of Company D, a large company that mainly services the automotive industries, reached out to Peter Dornau via email seeking to arrange a call to discuss a potential acquisition of the Company by Company D.

On March 11, 2022, Peter Dornau and Mr. Barocas had an initial telephone conversation with representatives of Company D. The parties shared certain basic information regarding each other’s businesses.

Also on March 11, 2022, Gregor Dornau sent an email to Mr. Huntley outlining the Company senior management’s thought process on the Company’s valuation and including certain example valuations from other similar specialty chemical companies over the prior two years. These examples showed an average EBITDA multiplier of 12.5X. This email also discussed an adjusted EBITDA calculation provided by the Company which took into consideration the removal of certain public company expenses as well as select salaries of employees that would likely not continue in their roles following a potential sale. This adjusted EBITDA calculation indicated a potential reduction in expenses of $2 million. The email also discussed the Company’s strong cash position and provided insight into sustainable sales gains made by the Company in 2021. Lastly, the email included a counteroffer of an 8X multiple of the EBITDA (as revised by the Company) for OBCI at approximately $125-128 million and $7 million for Star Brite Europe, Inc., a privately-held entity controlled by Peter Dornau (“SB Europe”). The purchase of SB Europe is defined as the SB Europe Acquisition and described further below in the section entitled “Ancillary Agreements with Certain Shareholders of the Company – The Equity Purchase Agreement.”

On March 15, 2022, Mr. Huntley responded to Gregor Dornau that the T-H Marine would seriously consider the March 11 proposed counteroffer and requested more detailed financial information regarding the Company’s financial results.

On March 18, 2022, Gregor Dornau and Mr. Barocas sent Mr. Huntley certain financial information regarding the Company.

On March 24, 2022, Mr. Huntley conveyed formal indications of interest for the purchase by T-H Marine of OBCI for $128 million and of SB Europe for $7 million.

Also on March 24, 2022, Peter Dornau responded to Mr. Huntley that he would support the offered terms in the indications of interest and proposed that the parties commence efforts to finalize a transaction.

On March 25, 2022, the Company engaged Morgan, Lewis & Bockius LLP (“Morgan Lewis”) to represent the Company in the proposed transaction.

On March 26, 2022, a Non-Disclosure Agreement was executed between OBCI and Company D and Mr. Barocas shared certain basic financial information with Company D. On May 3, 2022, Peter and Gregor Dornau and Mr. Barocas had a second call with representatives of Company D to further discuss both companies’ histories and the potential fit between the companies. During this call, a senior representative of Company D indicated that Company D’s preference in a potential acquisition would involve consideration that would be partially cash and partially stock of Company D. The Company’s representatives indicated that the Company’s preference would be for an all-cash transaction. No discussion occurred regarding a valuation of the Company nor was an offer made by Company D.

On March 29, 2022, Morgan Lewis was introduced to T-H Marine’s counsel, Butler Snow LLP (“Butler Snow”).

From April 8, 2022 through April 28, 2022, the aforementioned representative of Company C and Greg Dornau exchanged several follow up emails, in which they discussed a potential follow up call and a potential visit by representatives of Company C to tour the Company’s manufacturing facility of the Company. Company C did not indicate any changes to the valuation that had been suggested by Company C during the January discussions. No second call or visit occurred and there was no further discussion with Company C.

On April 8, 2022, the Company’s Board of Directors was informed of the potential transaction by the Company’s senior management. The Board discussed, with the participation of Morgan, Lewis, the potential formation of a Special Committee to consider the transaction with T-H Marine.

On April 12, 2022, the Board appointed the Special Committee.

On April 14, 2022, Butler Snow delivered an initial draft of the merger agreement to Morgan Lewis.

On April 21, 2022, the Special Committee held a meeting at which representatives of Morgan Lewis were also present. During this meeting, Morgan Lewis summarized to the Special Committee the principal issues found in the initial draft of the merger agreement. Such issues discussed included, among other things: (i) a requirement that the Company deliver to Parent a written consent of shareholders approving and adopting the merger agreement within 24 hours of execution; (ii) a “no-shop” covenant that restricted the Board’s ability to negotiate alternative acquisition proposals, whether or not such proposals were solicited by the Board or the Company; (iii) an exception to the no-shop covenant which would allow the Board to consider potential superior alternative acquisition proposals but only prior to the receipt of shareholder approval of the merger agreement; (iv) the circumstances in which either the Company or Parent could terminate the merger agreement; and (v) the termination fee, the amount of which was not determined, and expenses incurred by Parent that the Company must pay to Parent in the event the merger agreement was terminated for certain circumstances. Morgan Lewis and the Special Committee discussed that the fact that the initial draft of the merger agreement allowed Parent to terminate the agreement in the event that a written consent of Company shareholders approving the merger agreement was not delivered within 24 hours, combined with the fact that the exception to the no-shop covenant was only applicable prior to receiving shareholder approval, effectively eliminated the Board and the Special Committee’s ability to consider alternative acquisition proposals. The Special Committee and Morgan Lewis also discussed the fact that the initial draft of the merger agreement contemplated a termination fee payable by the Company following certain termination events but did not contemplate a similar fee to be payable by Parent. Among other things, the Special Committee directed Morgan Lewis to revise the merger agreement to include (a) a 30-day “contest period” following the receipt of shareholder approval during which the Board and the Special Committee could consider and negotiate superior alternative acquisition proposals and (b) a termination fee to be payable by Parent in the event the merger agreement was terminated under certain circumstances.

On April 26, 2022, Morgan Lewis delivered a revised draft of the merger agreement to Butler Snow which incorporated the revisions previously discussed between Morgan Lewis and the Special Committee.

On April 27, 2022, the Special Committee engaged Houlihan Lokey to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the transaction.

On May 10, 2022, Butler Snow delivered a revised draft of the merger agreement to Morgan Lewis.

On May 12, 2022, the Special Committee held a meeting at which representatives of Morgan Lewis were present. During this meeting, Morgan Lewis summarized to the Special Committee the key revisions made by T-H Marine to the draft of the merger agreement. Such revisions included: (i) the removal of the 30-day “contest period” following the receipt of shareholder approval during which the Board and the Special Committee could consider and negotiate superior alternative acquisition proposals; (ii) the introduction of a defined amount of $3.75 million for the termination fee payable by the Company in the event the merger agreement was terminated under certain circumstances; (iii) the acceptance of the proposed termination fee payable by Parent in the event the merger agreement was terminated under certain circumstances and the introduction of a defined amount for such termination fee of $4.5 million; and (iv) the introduction of an “outside date” of August 1, 2022 which would allow either party to terminate the merger agreement if the merger was not consummated by such date. Morgan Lewis also explained to the Special Committee that, prior to delivering the revised draft of the merger agreement on May 10, 2022, a representative of Butler Snow had a conversation with a representative of Morgan Lewis during which the representative of Butler Snow indicated that T-H Marine felt strongly about removing the 30-day contest period and would be unlikely to proceed with the proposed transaction in the event that the merger agreement did not reflect T-H Marine’s original proposed structure of requiring the delivery of a shareholder written consent within 24 hours approving the merger and prohibiting the Board and the Special Committee from considering potential superior alternative acquisition proposals after the receipt of such shareholder approval. Following a discussion on the foregoing topics, among other things, the Special Committee directed Morgan Lewis to revise the merger agreement to, among other things: (a) accept T-H Marine’s proposed structure and timing with respect to obtaining shareholder approval and the exception to the no-shop covenant; (b) decrease the termination fee payable by the Company to $3 million; (c) increase the termination fee payable by Parent to $5.5 million; and (d) extend the outside date to September 30, 2022.

On May 20, 2022, the Company and T-H Marine discussed a restructuring of the transaction to include a standalone purchase of the Company headquarters, which is privately owned by a private entity owned by Peter Dornau and leased by such entity to the Company. The $128 million proposed purchase price had assumed that the Company would have acquired the headquarters property for $3.6 million prior to the closing of the merger. The proposed restructure would reduce the sale price of the Company to $124.4 million and have T-H Marine instead purchase the headquarters property directly for $3.6 million. This transaction is defined as the Real Estate Acquisition and described further below in the section entitled “Ancillary Agreements with Certain Shareholders of the Company – The Real Estate Purchase Agreement.”

On June 2, 2022, Morgan Lewis delivered a revised draft of the merger agreement to Butler Snow which incorporated the revisions previously discussed between Morgan Lewis and the Special Committee.

On June 10, 2022, Butler Snow delivered a revised draft of the merger agreement to Morgan Lewis, which such draft among other things: (i) increased the termination fee payable by the Company to $3.375 million; and (ii) decreased the termination fee payable by Parent to $5 million. Following discussions between Morgan Lewis and the Special Committee, the Special Committee directed Morgan Lewis to accept these amounts proposed for the parties’ respective termination fees.

On June 10, 2022, the aforementioned representative of Company D sent Greg and Peter Dornau an email indicating that Company D remained interested in setting up a further conversation to discuss a potential sale but that they were moving slowly, and that the representative did not have a date or timeline for setting up that call. Company D did not indicate any changes to the consideration mix that had been suggested by Company D during the March discussions.

On June 16, 2022, Greg Dornau and Mr. Huntley discussed certain diligence matters including with respect to state taxation matters. The parties resolved the diligence issues and agreed to move forward without making any changes to the merger agreement.

The Special Committee met on June 21, 2022 to further consider the proposed transaction. At the invitation of the Special Committee, representatives of the Special Committee’s legal and financial advisors also attended the meeting. Representatives of Morgan Lewis reviewed with the Special Committee their fiduciary duties in the context of the proposed transaction. Morgan Lewis described for the Company the terms of the proposed SB Europe Acquisition and the Real Estate Acquisition, the consummation of both of which is a condition precedent to the consummation of the merger. Morgan Lewis then summarized the material terms of the proposed form of the merger agreement, including, among other things: (i) the structure of the transaction and the mechanics of the merger; (ii) the representations and warranties made by the Company; (iii) the interim operating covenants applicable to the Company; (iv) the requirement to obtain a shareholder written consent within 24 hours of executing the merger agreement; (v) the Board and Special Committee’s obligations and restrictions pertaining to alternative acquisition proposals; (vi) the treatment of Company employees by Parent following the closing; (vii) the Company’s obligation to cooperate with Parent in connection with the debt financing; (viii) the Company’s obligation to cooperate with Parent in connection with making filings required by the HSR Act; (ix) the conditions precedent to the closing of the merger; (x) the triggering events that would entitle either Parent or the Company to terminate the merger agreement; and (xi) the termination fee payable by either Parent or the Company in the event the merger agreement is terminated under certain circumstances. At the request of the Special Committee, Houlihan Lokey then reviewed and discussed its financial analyses with respect to the Company and the proposed merger. Thereafter, as requested by the Special Committee, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated June 21, 2022), as to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

At the conclusion of such meeting, the Special Committee, taking into account all of the foregoing, unanimously recommended that the Board (i) approve the merger and declare that the merger agreement and the merger are advisable and fair to, in the best interests of and beneficial to the Company and its shareholders, (ii) authorize the appropriate officer or officers of the Company to execute and deliver the merger agreement and (iii) submit the merger agreement to the shareholders of the Company for adoption and approval and recommend that the shareholders of the Company adopt and approve the merger agreement and the transactions contemplated thereby, including the merger.

Following the Special Committee’s recommendation, the Board then, taking into account all of the foregoing, unanimously (i) determined that the merger agreement and the transactions contemplated thereby are advisable and fair to, in the best interests of and beneficial to the Company and its shareholders; and (ii) approved and adopted and recommended to the Company’s shareholders that they adopt and approve the merger agreement and the merger, upon the terms and subject to the conditions set forth in the merger agreement.

The parties thereafter finalized and executed the merger agreement.

Following the execution of the merger agreement, the Consenting Shareholders, collectively representation approximately 55.3% of the voting power of all outstanding shares of the Company, delivered a written consent, dated June 21, 2022, approving the merger agreement and the transactions contemplated thereby, which was subsequently delivered to Parent within 24 hours of signing the merger agreement, as contemplated by the merger agreement.

The parties announced the transaction at approximately 7:00 a.m., Eastern Time on June 22, 2022.

Required Approval of the Merger; Record Date; Action by Shareholder Consent

Under Florida law and the Company’s Articles of Incorporation, as amended to date, and Amended and Restated Bylaws, the adoption of the merger agreement by the Company’s shareholders required the affirmative vote or written consent of the holders of a majority of the voting power of all outstanding shares of Company Common Stock. Holders of Company Common Stock are entitled to cast one (1) vote in person or by proxy for each share of Company Common Stock held.

On June 21, 2022, the record date, there were 9,509,799 shares of Company Common Stock outstanding and entitled to vote, held by 2,481 shareholders of record.

On June 21, 2022, the Consenting Shareholders delivered to the corporate secretary of the Company the shareholder consent in respect of shares of Company Common Stock representing approximately 55.3% of the voting power of all outstanding shares of Company Common Stock. Such written consent constituted adoption of the merger agreement by the holders of the requisite number of shares of Company Common Stock in accordance with the FBCA and, accordingly, the adoption of the merger agreement by the Company’s shareholders was effected in accordance with Section 607.0704 of the FBCA on June 21, 2022. No further approval of the shareholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the merger agreement.

Federal securities laws state that the merger may not be completed until 20 days after the date of mailing of this Information Statement to the Company’s shareholders. Therefore, notwithstanding the execution and delivery of the shareholder consent (which was obtained shortly after the execution of the merger agreement), the merger will not occur until that time has elapsed. We currently expect the merger to be completed during the third quarter of 2022, subject to certain government regulatory reviews and approvals and the satisfaction of the other conditions to closing in the merger agreement. However, there can be no assurance that the merger will be completed on or prior to that time, or at all.

Recommendations of the Special Committee and the Board; Reasons for the Merger

On June 21, 2022, the Special Committee determined that the proposed merger agreement, the merger and the other transactions contemplated by the merger agreement were in the best interests of and beneficial to the Company and its shareholders. Based on such determination, the Special Committee unanimously recommended to the Board of Directors that the Board of Directors approve and declare advisable the Merger Agreement and the transactions contemplated thereby (including the merger).

Also, on June 21, 2022, at a special meeting of the Board, following the Special Committee’s determination, our Board of Directors unanimously (i) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are fair to, and in the best interests of, the shareholders of the Company, (ii) approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, (iii) declared the merger agreement advisable and (iv) resolved to recommend authorization and adoption of the merger agreement by the shareholders of the Company.

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Special Committee and the Board consulted with the senior management of the Company, as well as representatives of Houlihan Lokey, Butler Snow and MLB. In the course of making the determination that the merger and the other transactions contemplated by the merger agreement are in the best interests of and beneficial to the Company and its shareholders, approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the holders of Company Common Stock vote in favor of adopting the merger agreement, the Board considered numerous factors, including the following material factors and benefits of the merger:

In the course of evaluating the merger agreement and the merger and reaching its decision to recommend that the Board approve and adopt the merger agreement and recommend that our shareholders adopt and approve the merger agreement and the merger, the Special Committee consulted with senior management and our outside financial and legal advisors, reviewed a significant amount of information and considered a number of factors, including the following principal factors, each of which the Board also considered in its determination to approve and adopt the merger agreement and recommend that our shareholders adopt and approve the merger agreement and the merger:

●	the Special Committee’s belief that it had obtained Parent’s best and final offer and that it was unlikely that any other party would be willing to acquire the Company at a higher price;

●	the Special Committee’s conclusion that the merger agreement (i) was the product of arm’s length negotiations and (ii) contained terms and conditions that were favorable to the Company and its shareholders;

●	the fact that the only other third parties that were identified as possible bidders gave preliminary indications of interest that implied a per share price materially below Parent’s $13.08 per share offer price;

●	the value of the consideration to be received by Company shareholders pursuant to the merger agreement, as well as the fact that Company shareholders will receive the consideration in cash, which provides certainty of value and liquidity to such shareholders;

●	the fact that the $13.08 per share to be paid as the consideration in the offer represents an approximately 120.9% premium over the Company’s closing stock price on the last full trading day prior to the public announcement of the merger agreement and a 92.1% premium over the average closing price of the Company’s stock over the 30 trading day period prior to the announcement of the merger agreement;

●	the fact that Parent has obtained a firm commitment for debt financing from the lenders under its current debt facility;

●	the Company’s right to receive a $5,000,000 termination fee payable by Parent if the merger agreement is terminated for certain reasons provided in the merger agreement;

●	the Company management team’s and the Special Committee’s assessment of the challenges facing the Company remaining an independent public company, including the costs of remaining a public company;

●	historical and current information concerning the Company’s business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions;

●	the internal estimates of the Company’s future financial performance, as well as the potential impact on such future financial performance if the challenges and risks to the Company’s business that we had identified were in fact realized;

●	the then-current financial market conditions, volatility and trading information with respect to the Company’s common stock, including the possibility that if the Company remained a public company, in the event of a decline in the market price of the Company’s common stock or the stock market in general, the price that might be received by the Company’s shareholders in the open market or in a future transaction might be significantly less than the $13.08 per share cash price to be paid pursuant to the merger;

●	the terms and conditions of the merger agreement, including:

○	the Special Committee’s belief that the termination fee payable to Parent was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal;

○	the sufficient operating flexibility for the Company to conduct its business in the ordinary course between the execution of the merger agreement and the consummation of the merger;

○	the conditions to the offer contained in the merger agreement, which the Special Committee believes are reasonable and customary in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, are generally subject to a “material adverse effect” qualification; and

○	the Company’s entitlement, under certain conditions, to seek specific performance of Parent’s obligations under the merger agreement, including Parent’s and Merger Sub’s obligation to close the merger when required;

●	the financial analysis reviewed by Houlihan Lokey with the Special Committee as well as the oral opinion of Houlihan Lokey rendered to the Special Committee on June 21, 2022 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated June 21, 2022), as to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

●	the lack of significant antitrust risk associated with the merger and the obligations of Parent to use its reasonable best efforts to obtain promptly required antitrust clearance required for the completion of the merger under the circumstances set out in the merger agreement; and

●	the availability of potential appraisal rights to the Company’s shareholders under the FBCA.

The Special Committee, in reaching its conclusions and making its recommendation to the Board, and the Board, also considered the following countervailing factors:

●	the risks and costs to the Company if the merger does not close, including costs incurred related to the negotiation of the merger, the diversion of management and employee attention, potential employee attrition and the potential effect on customer and vendor relationships;

●	the restrictions that the merger agreement imposes on our ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals, subject to certain exceptions, and that restrict the Company from entering into alternative acquisition agreements, and the fact that we would be obligated to pay a $3,375,000 termination fee to Parent under certain circumstances;

●	the fact that the Company will no longer exist as an independent public company and the Company’s shareholders will no longer participate in potential future earnings or growth, if any, and will not benefit from appreciation in the value of the Company, if any;

●	the fact that gains from an all-cash transaction would be taxable to the Company’s shareholders for U.S. federal income tax purposes;

●	the significant costs involved in connection with negotiating the merger agreement and completing the merger, including in connection with any litigation that may result from the announcement or pendency of the merger, and the fact that if the merger is not consummated, the Company may be required to bear such costs;

●	the restrictions on the conduct of our business prior to the completion of the merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations and exceptions, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

●	the interests of our officers and directors in the merger that may be different from or in addition to the interests of our shareholders generally.

The foregoing discussion of the factors considered by the Special Committee and the Board is not intended to be exhaustive, but rather includes the principal factors considered by the Special Committee and the Board. The Special Committee and the Board reached the conclusion to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the members of the Special Committee and the Board believed were appropriate. The Special Committee and the Board did not assign relative weights to the foregoing factors or determine that any factor was of particular importance. Rather, the Special Committee and the Board viewed their positions and recommendations as being based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

Prospective Financial Information

The Company does not, as a matter of general practice, prepare or publicly disclose financial projections due to the difficulty of predicting the Company’s results, as well as economic and industry conditions. However, for purposes of the Board’s and the Special Committee’s evaluation of the proposed merger and Houlihan Lokey’s financial analyses, Company management prepared projections for fiscal years 2022 through 2026 (the “Company Forecasts”), which are summarized in the table below.

The Company Forecasts were made available to the Board and the Special Committee for purposes of their evaluation of the proposed merger and to Houlihan Lokey, who was authorized and directed to use and rely upon the Company Forecasts for purposes of its financial analyses and opinion to the Special Committee. The portions of the Company Forecasts set forth below are included in this information statement only because this information was provided to the Board, the Special Committee and Houlihan Lokey. However, the inclusion of such information should not be regarded as an indication that any party considered, or now considers, any of the Company Forecasts to be a reliable prediction of future results. No person has made or makes any representation or warranty to any shareholder of the Company or any other person regarding the information included in the Company Forecasts.

The Company Forecasts are subjective in many respects and are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Although presented with numerical specificity, the Company Forecasts are based upon and reflect numerous judgments, estimates and assumptions made by the Company’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As such, the Company Forecasts constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, including the factors described under “Cautionary Statement Regarding Forward-Looking Statements”. As a result, we cannot assure you that the estimates and assumptions made in preparing the Company Forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. In addition, the Company Forecasts cover multiple years and such information by its nature becomes less reliable with each successive year.

Some or all of the assumptions that have been made regarding, among other things, the occurrence or the timing of certain events or impacts may have changed since the date the Company Forecasts were made, and the portions of the Company Forecasts set forth below do not take into account any circumstances or events occurring after the date the applicable forecast was prepared. The Company Forecasts do not take into account the effects of the merger, the potential synergies that may be achieved as a result of the merger, or the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed.

The Company Forecasts were not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles (including U.S. generally accepted accounting principles, “GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company Forecasts are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company Forecasts, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company Forecasts.

The inclusion of portions of the Company Forecasts herein is not deemed an admission or representation by the Company, the independent directors or the Board, their advisors or any other person, that the Company Forecasts are viewed by the Company as material information of the Company or the surviving corporation. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE COMPANY FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE, OR TO REFLECT CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS. In light of the foregoing factors and uncertainties inherent in the Company Forecasts, readers of this Information Statement are cautioned not to place undue, if any, reliance on the portions of the Company Forecasts set forth below.

The Company Forecasts include certain non-GAAP measures because the Company’s management believed such measures would be useful to the Board, the Special Committee and Houlihan Lokey in evaluating the prospects of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income from continuing operations. The Company’s calculations of these non-GAAP measures may differ from others in its industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.

Subject to the foregoing qualifications, the following is a summary of the Company Forecasts. All amounts in the tables below are in millions of U.S. dollars except for the tax rate.

Company Projections

The following table presents a summary of the OBCI management forecasts relating to OBCI (on a standalone basis) for the calendar years 2022 through 2026.

	Year Ending December 31,
	2022E	2023E	2024E	2025E	2026E
	(in millions)
Net Sales	$66.8	$71.4	$75.9	$80.1	$84.4
Adjusted EBITDA(1)	$12.5	$13.9	$14.7	$15.3	$15.8
Adjusted EBIT(2)	$10.8	$12.3	$13.3	$13.9	$14.6
Unlevered Free Cash Flows(3)	$8.4	$10.1	$11.2	$12.1	$12.3

(1)	Adjusted EBITDA as used by OBCI is a non-GAAP measure and is defined as Adjusted EBIT (as defined below) plus depreciation and amortization expense.

(2)	Adjusted EBIT as used by OBCI is a non-GAAP measure and is defined as net sales less (i) cost of goods sold less (ii) operating expenses, including advertising & promotion expenses and general & administrative expenses less (iii) depreciation and amortization expense.

(3)	OBCI does not generally use, or make projections with respect to, unlevered free cash flow in the operation of its business and estimates of unlevered free cash flow were not included in the financial forecasts described above. However, OBCI management provided to the Special Committee estimates of capital expenditures, changes in net working capital and taxes, which at the direction of, and as approved by, the Special Committee were used to calculate the estimated unlevered free cash flow of OBCI. Such estimates, and the estimates of capital expenditures, changes in net working capital and taxes, are subject to all the qualifications and limitations provided above with respect to the other financial forecasts.

Opinion of Houlihan Lokey to the Special Committee

On June 21, 2022, Houlihan Lokey orally rendered its opinion to the Special Committee (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Special Committee dated June 21, 2022) as to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such), and, as requested by the Special Committee, the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to the Special Committee, the Board, any security holder or any other person as to how to act or vote with respect to any matter relating to the merger or otherwise.

In connection with its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

1.	reviewed an execution version of the merger agreement dated June 21, 2022;

2.	reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections prepared by the management of the Company relating to the Company (the “Projections”);

4.	spoke with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the merger and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that Houlihan Lokey deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

7.	reviewed the current and historical market prices for the Company Common Stock; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. At the Special Committee’s direction, Houlihan Lokey assumed that the Projections provided a reasonable basis on which to evaluate the Company and the merger, and Houlihan Lokey, at the Special Committee’s direction, used and relied upon the Projections for purposes of its analyses and opinion. Houlihan Lokey expressed no view or opinion with respect to the Projections or the assumptions on which they were based. Houlihan Lokey relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to its analyses or opinion, and that there was no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.

Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and all other related documents and instruments referred to therein were true and correct, (b) each party to the merger agreement and such other related documents and instruments would fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger would be satisfied without waiver thereof, and (d) the merger would be consummated in a timely manner in accordance with the terms described in the merger agreement and such other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the merger would be consummated in a manner that complies in all respects with all applicable federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final form of the merger agreement would not differ in any respect from the execution version of the merger agreement identified above.

Furthermore, in connection with its opinion, Houlihan Lokey was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake any independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company was or may have been a party or was or may have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or may have been a party or was or may have been subject.

Houlihan Lokey was not requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the merger, (b) negotiate the terms of the merger, or (c) advise the Special Committee, the Board or any other party with respect to alternatives to the merger. Houlihan Lokey expressed no view or opinion as to any such matters, including the terms that might have been obtained if any of the foregoing had been undertaken. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. As the Special Committee was aware, the credit, financial and stock markets were experiencing unusual volatility and Houlihan Lokey expressed no opinion or view as to any potential effects of such volatility on the merger, and its opinion did not purport to address potential developments in any such markets. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Houlihan Lokey’s attention after the date of its opinion. Houlihan Lokey did not express any view or opinion as to the price or range of prices at which the Company Common Stock could be purchased or sold, or otherwise be transferable, at any time.

Houlihan Lokey’s opinion was furnished for the use of the Special Committee (in its capacity as such) and, as requested by the Special Committee, the Board (in its capacity as such) in connection with their evaluation of the merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey’s opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger or otherwise.

Houlihan Lokey was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Special Committee, the Board, the Company, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the merger consideration to the extent expressly specified in the opinion), including, without limitation, the support agreements to be entered into by certain shareholders of the Company, the SB Europe Purchase Agreement, the Real Estate Sales Contract, the SB Europe Acquisition or the Real Estate Acquisition, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of its opinion, (iv) the relative merits of the merger as compared to any alternative business strategies or transactions that might have been available for the Company or any other party, (v) the consideration in the SB Europe Acquisition (the “SB Europe Acquisition Consideration”) or the consideration in the Real Estate Acquisition (the “Real Estate Acquisition Consideration”) including, without limitation, the fairness of the SB Europe Acquisition Consideration to be received by the shareholders of SB Europe relative to the fairness of the merger consideration to be received by the holders of Company Common Stock or the fairness of the Real Estate Acquisition Consideration to be received by the Real Estate Seller relative to the fairness of the merger consideration to be received by the holders of Company Common Stock, (vi) the fairness of any portion or aspect of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vii) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the merger, (viii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the merger consideration or otherwise. Furthermore, Houlihan Lokey did not express any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. Houlihan Lokey assumed that such opinions, counsel or interpretations had been or would be obtained from the appropriate professional sources. Furthermore, with the Special Committee’s consent Houlihan Lokey relied on the assessments by the Special Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to the Company, the merger or otherwise.

In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. The estimates contained in the Projections and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Special Committee and the Board in evaluating the proposed merger. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of the Special Committee, the Board or management with respect to the merger or the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between the Company and Parent, and the decision to enter into the merger agreement was solely that of the Special Committee and the Board.

Financial Analyses

In preparing its opinion to the Special Committee, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.

The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Special Committee on June 21, 2022. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.

For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including the following:

●	Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, adjusted for certain non-recurring items.

●	Enterprise Value — generally, the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the amount of its net debt (the amount of its outstanding indebtedness, non-convertible preferred stock, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, equity values used in the selected companies analysis described below were calculated using the closing prices of the common stock of the selected companies listed below as of June 16, 2022, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the announced transaction equity price and other public information available at the time of the announcement. The estimates of the future financial performance of the Company relied upon for the financial analyses described below were based on the Projections, and estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.

Selected Companies Analysis. Houlihan Lokey reviewed certain financial data for selected companies with publicly traded equity securities that Houlihan Lokey deemed relevant.

The financial data reviewed included:

●	Enterprise value as a multiple of Adjusted EBITDA for the last twelve months, or “LTM Adjusted EBITDA”;

●	Enterprise value as a multiple of estimated Adjusted EBITDA for calendar year 2022, or “CY 2022E Adjusted EBITDA”; and

●	Enterprise value as a multiple of estimated Adjusted EBITDA for calendar year 2023, or “CY 2023E Adjusted EBITDA.”

The selected companies and resulting low, high, median and mean financial data included the following:

Selected Specialty Chemical Companies

●	Chase Corporation

●	Diversey Holdings, Ltd.

●	Ecolab Inc.

●	Fuchs Petrolub SE

●	H.B. Fuller Company

●	Innospec Inc.

●	Quaker Chemical Corporation

●	RPM International Inc.

●	Stepan Company

●	Valvoline Inc.

Selected Marine Companies

●	BRP Inc.

●	Brunswick Corporation

●	Malibu Boats, Inc.

●	Marine Products Corporation

●	MarineMax, Inc.

●	MasterCraft Boat Holdings, Inc.

●	OneWater Marine Inc.

	Enterprise Value / Adjusted EBITDA
	LTM		CY 2022E		CY 2023E
Selected Specialty Chemical Companies
Low	7.7	x	7.7	x	7.2	x
High	19.0	x	16.9	x	15.1	x
Median	12.7	x	9.9	x	8.9	x
Mean	12.3	x	10.9	x	9.7	x

Selected Marine Companies
Low	2.9	x	2.8	x	2.9	x
High	7.8	x	5.2	x	4.9	x
Median	4.9	x	4.2	x	4.0	x
Mean	5.3	x	4.2	x	3.9	x

All Selected Companies
Low	2.9	x	2.8	x	2.9	x
High	19.0	x	16.9	x	15.1	x
Median	7.9	x	7.7	x	7.2	x
Mean	9.4	x	8.2	x	7.4	x

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 10.5x to 12.5x LTM adjusted EBITDA, 8.5x to 10.5x CY 2022E adjusted EBITDA and 7.5x to 9.5x CY 2023E adjusted EBITDA to corresponding financial data for the Company. The selected companies analysis indicated implied value reference ranges per share of Company Common Stock of $10.54 to $12.58 based on LTM adjusted EBITDA, $10.96 to $13.58 based on CY 2022E adjusted EBITDA and $10.78 to $13.69 based on CY 2023E adjusted EBITDA, in each case as compared to the merger consideration of $13.08 per share.

Selected Transactions Analysis. Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant. The financial data reviewed included transaction value as a multiple of LTM Adjusted EBITDA.

The selected transactions and resulting low, high, median and mean financial data were:

Date Announced	Target	Acquiror
Selected Specialty Chemicals Transactions
1/27/2022	Apollo Chemical Ltd; Fourny NV.	H.B. Fuller Company
8/31/2021	Performance Adhesives Business of Ashland LLC	Arkema S.A.
8/23/2021	Microbial Control Business Unit of International Flavors & Fragrances Inc.	LANXESS Aktiengesellschaft
7/6/2021	Solenis International LLC	Sigura Water
2/8/2021	Arxada Services AG	Bain Capital Private Equity, LP; Cinven Limited
3/20/2020	Cimcool Business of Milacron LLC	DuBois Chemicals, Inc.
11/15/2018	Global Auto Care Business of Spectrum Brands Holdings, Inc	Energizer Holdings, Inc
11/1/2018	Sigura Water	Platinum Equity, LLC
9/4/2017	Royal Adhesives & Sealants, LLC	H.B. Fuller Company
4/5/2017	Houghton International Inc. (nka:Quaker Houghton PA, Inc.)	Quaker Chemical Corporation
3/27/2017	Sealed Air Corporation, Diversey Care Division and the Food Hygiene and Cleaning Business	Bain Capital Private Equity, LP
5/24/2016	HandStands	Energizer Holdings, Inc
2/24/2016	Prestone Products Corporation	KIK Custom Products Inc. (nka:Aerosols Danville Inc.)
4/8/2015	Zep, Inc	New Mountain Capital

Selected Marine Transactions
7/20/2021	Barletta Boat Company, LLC	Winnebago Industries, Inc
1/5/2021	Maverick Boat Group, Inc.	Malibu Boats, LLC
9/10/2018	Crest Marine, LLC	MasterCraft Boat Company, LLC
8/22/2018	Pursuit Boats	Malibu Boats, LLC
5/30/2018	Boat Holdings, LLC	Polaris Industries Inc.
10/2/2017	NauticStar, LLC	MCBC Holdings, Inc.
6/29/2017	West Marine, Inc	Monomoy Capital Management, L.P.
6/28/2017	Cobalt Boats, LLC	Malibu Boats, LLC
7/5/2016	Thunder Jet Boats Inc.	Brunswick Corporation
7/20/2015	Jimmy Styks, LLC	Vista Outdoor Inc.

	Transaction Value / LTM Adjusted EBITDA
Selected Specialty Chemicals Transactions
Low	9.6	x
High	20.1	x
Median	12.1	x
Mean	12.3	x
Selected Marine Transactions
Low	6.5	x
High	24.3	x
Median	8.0	x
Mean	10.8	x
All Selected Transactions
Low	6.5	x
High	24.3	x
Median	10.7	x
Mean	11.7	x

Taking into account the results of the selected transactions analysis, Houlihan Lokey applied a selected multiple range of 11.0x to 13.0x LTM adjusted EBITDA to corresponding financial data for the Company. The selected transactions analysis indicated an implied value reference range per share of Company Common Stock of $11.05 to $13.09, as compared to the merger consideration of $13.08 per share.

Discounted Cash Flow Analysis. Houlihan Lokey performed a discounted cash flow analysis of the Company based on the Projections. Houlihan Lokey applied discount rates ranging from 12.0% to 14.0% and perpetuity growth rates ranging from 2.5% to 3.5%. The discounted cash flow analysis indicated an implied value reference range per share of Company Common Stock of $10.73 to $14.02, as compared to the merger consideration of $13.08 per share.

Other Matters

Houlihan Lokey was engaged to provide an opinion to the Special Committee as to the fairness, from a financial point of view, to the Unaffiliated Shareholders of the merger consideration to be received by such holders in the merger. The Special Committee engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings and financial restructurings. Pursuant to Houlihan Lokey’s engagement by the Special Committee, Houlihan Lokey became entitled to a fee of $350,000 for its services all of which became payable upon or prior to the rendering of its opinion to the Special Committee. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.

In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the merger and their respective affiliates or security holders or any currency or commodity that may be involved in the merger.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent other participants in the merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

Certain Effects of the Merger

Upon the consummation of the merger, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

None of Parent, Merger Sub or any of their controlled affiliates beneficially owns, or will prior to the closing date beneficially own, any shares of Company Common Stock. Following the merger, all of the Company’s equity interests will be beneficially owned by Parent and none of the Company’s current shareholders will, by virtue of the merger, have any ownership interest in, or be a shareholder of, the Company, the surviving corporation or Parent after the consummation of the merger. As a result, the Company’s current shareholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company Common Stock. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Upon consummation of the merger, each share of Company Common Stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent or shares with respect to which appraisal rights have been properly exercised in accordance with the FBCA) will be converted into the right to receive $13.08 in cash, without interest and less any applicable withholding taxes. All shares of Company Common Stock so converted will, at the effective time of the merger, be cancelled.

Please see the sections of this Information Statement entitled “The Merger Agreement—Consideration to be Received in the Merger” and “The Merger Agreement—Cancellation of Shares”.

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the sections below under “—Interests of the Company’s Directors and Executive Officers in the Merger” and “The Merger Agreement—Treatment of Equity-Based Awards”.

The Company’s Common Stock is currently registered under the Exchange Act and trades on Nasdaq under the symbol “OBCI”. Following the consummation of the merger, shares of Company Common Stock will no longer be traded on Nasdaq or any other public market. In addition, the registration of shares of Company Common Stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the shares of Company Common Stock. Termination of registration of the shares of Company Common Stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s shareholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if the Merger is not Completed

If the merger is not completed for any reason, the Company’s shareholders will not receive any payment for their shares of Company Common Stock in connection with the merger. Instead, the Company will remain an independent public company, the shares of Company Common Stock will continue to be listed and traded on Nasdaq, the shares of Company Common Stock will continue to be registered under the Exchange Act and the Company’s shareholders will continue to own their shares of the Company Common Stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company Common Stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company Common Stock, including the risk that the market price of Company Common Stock may decline to the extent that the current market price of the Company Common Stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company and Parent are permitted to terminate the merger agreement. Please see the section of this Information Statement entitled “The Merger Agreement—Termination”.

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Parent, respectively. Please see the section of this Information Statement entitled “The Merger Agreement—Termination Fees”.

Financing of the Merger

Parent estimates the total amount of funds necessary to complete the merger and the related transactions to be approximately $137.7 million, which includes approximately $124.4 million to be paid to Company shareholders in the merger, approximately $10.6 million to be paid to certain shareholders of the Company under the Ancillary Transactions, with the remainder to be applied to pay related fees and expenses in connection with the merger, the Ancillary Transactions, the financing arrangements and the related transactions.

The merger is not subject to a financing condition. Parent plans to use cash on hand, debt financing and other available sources of financing to fund the purchase price. Parent intends to finance the merger consideration through debt financing and has entered into a debt financing commitment letter with Truist Bank (“Truist”), pursuant to which Truist has committed to provide a debt financing in an aggregate principal amount of $125 million, subject to the conditions set forth in the debt financing commitment letter dated June 21, 2022 (the “Debt Commitment Letter”), between Truist, Truist Securities, Inc., in its capacity as arranger for the debt financing (“Truist Securities”), and Parent.

The obligation of Truist to provide the debt financing under the Debt Commitment Letter is subject to certain customary conditions for financings of this type, including among others:

●	the prior or substantially concurrent consummation of the merger in accordance with the terms of the merger agreement (with any material amendments thereto approved by Truist Securities);

●	the absence of any Company material adverse effect;

●	the receipt of executed loan documentation and other customary loan deliverables;

●	the completion of a single marketing period not to exceed 15 consecutive business days (ending at least 2 business days prior to the closing date of the merger) during which Truist Securities will seek to syndicate the debt financing; and

●	other customary closing conditions for secured financings of this type.

Although the debt financing described in this Information Statement is not subject to Truist’s satisfaction with their due diligence or to a “market out,” such financing might not be funded on the scheduled closing date of the merger because of failure to meet the closing conditions or for other reasons. As of the date of this information statement, no committed alternative financing arrangements or committed alternative financing plans have been made for the purpose of consummating the merger in the event the debt financing described herein is not available as anticipated. The definitive documentation governing the debt financing facilities has not been finalized, and accordingly, the actual terms may differ from those described in this information statement.

Interests of the Company’s Directors and Executive Officers in the Merger

Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a shareholder. These interests include the following:

●	continued indemnification and insurance coverage for our current and former directors and officers for six years following the closing under the merger agreement; and

●	the receipt by the members of the Special Committee of certain fees for their service on the Special Committee.

In addition, as described below under “Ancillary Agreements with Certain Shareholder,” certain shareholders of the Company affiliated with Peter G. Dornau, the Company’s Chairman, President and Chief Executive Officer, entered into certain transaction agreements with Parent and its other subsidiaries in connection with the merger. The transactions contemplated by such transaction agreements are referred to as the “Ancillary Transactions.”

The Special Committee and the Board were aware of these interests and considered that these interests may be different from, or in addition to, the interests of our shareholders generally, among other matters, in making their respective determinations regarding the merger agreement. The interests of the Company’s directors and officers are described more fully under the section of this Information Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 26.

Treatment of Shares of Common Stock

For information regarding beneficial ownership of Company Common Stock by each of the Company’s directors and named executive officers and all of such directors and executive officers as a group, please see the section of this Information Statement entitled “Security Ownership of Certain Beneficial Owners and Management”. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company Common Stock he or she holds, the same per share merger consideration in cash in the same manner as other shareholders.

Treatment of Equity-Based Awards

There are no outstanding options to purchase shares of Company Common Stock, nor are there any outstanding stock units, stock awards, stock appreciation rights or stock-based awards, whether issued under the Company’s 2015 Equity Compensation Plan or otherwise.

As of the date of this Information Statement, neither the Company nor Parent has entered into any compensatory agreements with any of the Company’s executive officers in connection with the merger and the Company has not amended or modified any existing employment agreements or other arrangements with management.

Continuing Employee Benefits

The merger agreement provides that, for a 12-month period commencing at the effective time of the merger, Parent will (or will cause the surviving corporation to) provide to each employee of the Company or any of its subsidiaries (collectively, the “Company Continuing Employees”) who remain employed immediately after the effective time (i) an annual base salary or wage level no less than the annual base salary or wage level of such Company Continuing Employee immediately prior to the Closing, (ii) annual target bonus opportunities (excluding equity-based compensation) no less than the annual target bonus opportunities (excluding equity compensation) of such Company Continuing Employee immediately prior to the Closing, (iii) certain severance compensation and benefits entitlements or protections set forth in the disclosure schedules to the merger agreement, and (iv) employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than the employee benefits (excluding any retiree health or defined benefit retirement benefits) offered by Parent or its affiliates to similarly situated employees of Parent.

The merger agreement also proves that, in the event the effective time of the merger occurs prior to the payment of bonuses with respect to performance year 2022, Parent will cause each Company Continuing Employee to be paid such employee’s 2022 annual bonus, at an amount no less than the amount that would be payable based on (i) actual achievement of applicable performance goals through the closing date of the merger and (ii) target performance for the period between the closing date of the merger and December 31, 2022, which such 2022 annual bonus will be paid no later than March 15, 2023, subject to such Company Continuing Employee’s continued employment through March 15, 2023.

Director and Officer Indemnification

Parent and Merger Sub have agreed that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each person who is now, or has been at any time prior to the date of the merger agreement or who becomes prior to the effective time of the merger an officer or director of the Company or any of its subsidiaries (each an “Indemnified Party”) as provided in the Company’s charter documents, in as in effect on the date of the merger agreement, or pursuant to any other contracts in effect on the date of the merger agreement, shall be assumed by the Surviving Corporation in the merger at the effective time and shall survive the merger and shall remain in full force and effect in accordance with their terms. Additionally, for a period of six (6) years from the effective time of the merger, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the charter documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the charter documents of the Company as of the date of the merger agreement. During such six (6)-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable law.

Parent has agreed to purchase, prior to the effective time of the merger, a pre-paid six-year directors and officers “tail” insurance policy with respect to the directors and officers of the Company, and to maintain such policy in effect for its full term.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company Common Stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this Information Statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company Common Stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company Common Stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company Common Stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company Common Stock through the exercise of options or otherwise as compensation, holders who hold their Company Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, and non-U.S. holders who own or have owned (directly, indirectly or constructively) five percent or more of the Company’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company Common Stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this Information Statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company Common Stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Company Common Stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company Common Stock, that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

●	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Company Common Stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company Common Stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Company Common Stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company Common Stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

●	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

●	the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the Company Common Stock, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the applicable period. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Dividends

Under the terms of the merger agreement, during the period from the date of the merger agreement until the effective time of the merger, the Company is prohibited from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, stock or property) in respect of, any of its capital stock without the prior written consent of Parent.

On May 25, 2022, the Board declared a regular quarterly dividend of $0.04 per share, payable on June 23, 2022 to shareholders of record as of June 8, 2022. The Company paid this dividend on June 23, 2022. The Company does not anticipate paying any additional dividends.

Regulatory Approvals Required for the Merger

Under the HSR Act, and the related rules and regulations issued by the Federal Trade Commission (the “FTC”), certain transactions, including the merger, may not be consummated until notification and report forms have been filed by each of the Company and Parent with the FTC and the Antitrust Division of the United States Department of Justice (the “DOJ”) and the applicable waiting periods have expired or terminated. The Company and Parent have filed their respective notification and report forms under the HSR Act with the DOJ and the FTC.

At any time before or after the effective time of the merger, the DOJ, the FTC, the U.S. state attorneys general or certain foreign governmental authorities could take action under applicable antitrust laws, including seeking to enjoin the consummation of the merger, conditionally approving the merger upon the divestiture of assets of the Company or Parent, subjecting the consummation of the merger to regulatory conditions or seeking other remedies. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Under the merger agreement, the respective obligations of the Company, Parent and Merger Sub to effect the merger are subject to, among other things, the expiration or termination of the waiting period (or any extension thereof) applicable to the consummation of the merger under the HSR Act and the receipt of the non-U.S. jurisdiction governmental approvals.

For a description of Parent’s and the Company’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this Information Statement entitled “The Merger Agreement—Reasonable Best Efforts and Certain Pre-Closing Obligations”.

We currently expect to obtain all antitrust and other regulatory approvals that are required for the consummation of the merger during the third quarter of 2022; however, we cannot guarantee when any such approvals will be obtained, or that they will be obtained at all.

Delisting and Deregistration of the Company Common Stock

To the extent requested by Parent, prior to the effective time of the merger, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable laws and the rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the effective time of the merger, and in any event no more than ten (10) days after the effective time of the merger.

THE MERGER AGREEMENT

The following summary of the material provisions of the merger agreement, and such summary and the description of the merger agreement elsewhere in this Information Statement are qualified in their entirety by reference to the complete text of the merger agreement, a copy of which is included as Annex A to this Information Statement and is incorporated into this Information Statement by reference. We urge you to carefully read this entire Information Statement, including the annexes and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find Additional Information”.

The merger agreement has been included for your convenience to provide you with information regarding its terms and we recommend that you read it in its entirety. The merger agreement is not intended to be a source of factual, business or operational information about the Company, Parent or Merger Sub, and the following summary of the merger agreement and the copy thereof included as Annex A to this Information Statement are not intended to modify or supplement any factual disclosure about the Company in any documents it publicly files with the SEC. The merger agreement is a contractual document that establishes and governs the legal relations between the Company and Parent, and allocates risks between the parties, with respect to the merger. The merger agreement contains representations and warranties made by Parent and Merger Sub, on the one hand, and the Company, on the other hand, that are qualified in several important respects, which you should consider as you read them in the merger agreement.

The representations and warranties are qualified by certain information of the Company filed with the SEC prior to the date of the merger agreement, as well as by a confidential disclosure letter that the Company prepared and delivered to Parent immediately prior to signing the merger agreement. Certain of the representations and warranties made by Parent and Merger Sub, on the one hand, and the Company, on the other hand, were also made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may have been used for the purpose of allocating risk between the parties to the merger agreement rather than as establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this Information Statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this Information Statement or the Company’s public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

The Merger

At the effective time of the merger, Merger Sub, a wholly owned subsidiary of Parent, will be merged into the Company. The separate corporate existence of Merger Sub will cease and the Company will continue as the surviving corporation. As a result, the Company will become a wholly owned subsidiary of Parent. Merger Sub was created solely for purposes of the merger and has no material assets or operations of its own.

Closing and Effective Time of the Merger

Upon the terms and subject to the conditions set forth in the merger agreement, the closing of the merger (the “Closing”) will take place shall take place remotely by exchange of documents and signatures (or their electronic counterparts) at 10:00 a.m., Atlanta, Georgia time, on a date to be specified by the parties, which date shall be as soon as practicable (and, in any event, within three (3) business days) after the satisfaction or, to the extent permitted thereunder, waiver of all conditions described in the section below entitled “Conditions to the Merger” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted thereunder, waiver of all such conditions), unless the merger agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties thereto.

The merger will become effective at the time the articles of merger are filed with the Department of State of the State of Florida, or at such later date or time as may be agreed by the Company and Parent in writing and specified in the articles of merger in accordance with the FBCA, which is referred to as the “effective time” of the merger.

Consideration to be Received in the Merger

The merger agreement provides that, at the effective time of the merger, each share of Company Common Stock that is issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company (as treasury stock or otherwise) or any direct or indirect wholly owned subsidiary of the Company or shares with respect to which appraisal rights have been properly exercised in accordance with the FBCA) will be converted into the right to receive $13.08, without interest. All shares of Company Common Stock so converted will, at the effective time of the merger, be cancelled and retired, and each holder of such converted Company Common Stock will cease to have any rights with respect to such Company Common Stock, except for the right to receive the merger consideration.

Cancellation of Shares

Each share of Company Common Stock owned by the Company or any of its direct or indirect wholly owned subsidiaries as of immediately prior to the effective time of the merger will be automatically cancelled and extinguished and will not be entitled to any merger consideration.

Treatment of Equity-Based Awards

There are no outstanding options to purchase shares of Company Common Stock, nor are there any outstanding stock units, stock awards, stock appreciation rights or stock-based awards, whether issued under the Company’s 2015 Equity Compensation Plan or otherwise.

Appraisal Rights

Notwithstanding anything in the merger agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the effective time of the merger and that are held by any person who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Sections 607.1301-607.1340 of the FBCA shall not be converted into the right to receive the merger consideration, but instead will be cancelled and will represent the right to receive only those rights provided under Section 607.1302. However, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 607.1323 of the FBCA or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 607.1302 of the FBCA, then the right of such holder to receive those rights under Section 607.1302 shall cease and such shares shall be deemed to have been converted as of the effective time of the merger into, and shall represent only the right to receive, the merger consideration, without interest, upon surrender of such certificate formerly representing such share or transfer of such book-entry share, as the case may be.

The Company has agreed to provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand, and any other demand, notice, or instrument delivered to the Company prior to the effective time of the merger that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

Payment for Shares

Prior to completion of the merger, Parent will appoint a paying agent reasonably satisfactory to the Company to act as agent for the payment of the merger consideration in respect of certificates or book-entry shares representing Company Common Stock. At or promptly following the effective time of the merger, Parent will deposit with the paying agent sufficient funds necessary to pay the merger consideration in respect of Company Common Stock represented by certificates or book-entry shares (other than shares owned by the Company (as treasury stock or otherwise) or any direct or indirect wholly owned subsidiary of the Company or shares with respect to which appraisal rights have been properly exercised in accordance with the FBCA). Such funds deposited by Parent and held by the paying agent is referred to as the “payment fund.”

Promptly after the effective time of the merger, Parent shall send, or shall cause the paying agent to send, to each record holder of shares of Company Common Stock at the effective time of the merger, whose shares were converted into the right to receive the merger consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates or transfer of the book-entry shares representing Company Common Stock to the paying agent, and which letter of transmittal will be in customary form reasonably acceptable to the Company and Parent prior to the effective time and have such other provisions as the Company, Parent and the paying agent may reasonably agree) for use in such exchange.

Upon delivery of a duly completed and validly executed letter of transmittal (together with such other documents as may reasonably be requested by the paying agent) and the surrender of Company Common Stock certificates on or before the first anniversary of the effective time of the merger, Parent will, or will cause the paying agent to, pay the holder of such certificates, in exchange therefor, cash in an amount equal to the merger consideration multiplied by the number of Company Common Stock represented by such certificate. If a shareholder holds shares of Company Common Stock in non-certificated book-entry form, such shareholder will not be required to deliver a stock certificate. Holders of Company Common Stock in non-certificated book-entry form will receive a cash payment of the aggregate amount of merger consideration to which such shareholder is entitled following the effective time of the merger upon the receipt of an “agent’s message” by the paying agent (or such other evidence, if any, of transfer as the paying agent may reasonably request).

Each certificate or book-entry share representing Company Common Stock that is surrendered will be cancelled. You should not send in your Company Common Stock certificates until you receive a letter of transmittal with instructions.

Payment of the merger consideration may be made to a person other than the person in whose name a surrendered Company Common Stock certificate is registered if:

●	such certificate is properly endorsed or otherwise is in proper form for transfer; and

●	the person requesting such payment establishes to the reasonable satisfaction of the paying agent that any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of such surrendered certificate have been paid or are not applicable.

The merger consideration paid upon the surrender of certificates or transfer of book-entry shares representing Company Common Stock in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such certificate or book-entry shares, and from and after the effective time of the merger, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Company. If, after the effective time of the merger, certificates or book-entry shares representing Company Common Stock are presented to the Company, they shall be cancelled and exchanged for the merger consideration provided for, and in accordance with the procedures set forth, in the merger agreement.

Any portion of the payment fund that remains unclaimed by the holders of shares of Company Common Stock twelve months after the effective time of the merger shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged shares of Company Common Stock for the merger consideration in accordance with the merger agreement prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable, as general creditors thereof, for payment of the merger consideration without any interest. Any amounts remaining unclaimed by holders of shares of Company Common Stock as of the earlier of three years after the effective time of the merger or, as the case may be, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority, shall become, to the extent permitted by applicable law, the property of the Company (or, at the option of Parent, Parent), free and clear of any claims or interest of any person previously entitled thereto.

Until disbursed in accordance with the terms and conditions of the merger agreement, the cash in the payment fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation; provided that, unless otherwise agreed by Parent and the Company prior to the Closing, any such investments shall be in obligations of, or guaranteed by, the United States government or any agency or instrumentality thereof, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of certificates or book-entry shares representing Company Common Stock. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

If at any time during the period between the date of the merger agreement and the effective time of the merger, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by the merger agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the merger consideration and any other amounts payable pursuant to the merger agreement shall be appropriately adjusted to reflect such change.

Each of the paying agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the merger consideration such amounts as may be required to be deducted and withheld with respect to the making of such payment under any tax laws. To the extent that amounts are so deducted and withheld and paid over to the appropriate governmental authority (on behalf of the appropriate persons on whose behalf such amounts are so deducted and withheld), such amounts shall be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction and withholding was made. To the extent that any payments made under the merger agreement are subject to withholding, the applicable recipient will be notified at least three days prior to such payment that such payment is subject to withholding.

Representations and Warranties

The merger agreement contains a number of representations and warranties made by the Company, including representations and warranties relating to:

●	corporate organization, good standing and similar matters;

●	capital structure and equity securities;

●	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

●	authorization and corporate approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement and enforceability of the merger agreement;

●	the inapplicability of state takeover statutes;

●	absence of conflicts with, violation or breach of, defaults under, its organizational documents and contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

●	required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

●	the accuracy and sufficiency of reports and financial statements filed with the SEC;

●	the absence of undisclosed liabilities;

●	internal controls over financial reporting;

●	absence of certain changes or events and the conduct of business in the ordinary course of business since December 31, 2021;

●	taxes;

●	intellectual property;

●	compliance with applicable laws, court orders and certain regulatory matters and the maintenance of necessary permits;

●	legal proceedings;

●	brokers’, finder’s and similar fees or commissions payable in connection with the merger and the other transactions contemplated by the merger agreement;

●	related party transactions;

●	employee compensation and benefits matters and matters relating to the Employee Retirement Income Securities Act of 1974, as amended;

●	real property;

●	environmental matters;

●	material contracts;

●	insurance;

●	affiliated transactions;

●	product warranties;

●	accuracy of the information in this Information Statement.

●	anti-corruption matters; and

●	receipt of opinion from the financial advisor to the independent directors of the Board;

The merger agreement also contains a number of representations and warranties made by Parent and Merger Sub, including representations and warranties relating to:

●	corporate organization, good standing and similar matters;

●	corporate power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement and enforceability of the merger agreement;

●	absence of conflicts with, violation or breach of, defaults under, its organizational documents and contracts and permits in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

●	required governmental filings and consents and absence of violation of applicable laws in connection with the execution, delivery and performance of the merger agreement and the consummation of the merger and the other transactions contemplated by the merger agreement;

●	corporation approval of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

●	accuracy of information supplied to the Company for inclusion or incorporation by reference in this Information Statement;

●	enforceability and sufficiency of commitments to provide Parent and Merger debt financing in connection with the transactions contemplated by the merger agreement;

●	legal proceedings;

●	ownership of Company Common Stock; and

●	brokers’, finder’s and similar fees or commissions payable in connection with the merger and the other transactions contemplated by the merger agreement;

Significant portions of the representations and warranties of each of the Company, Parent and Merger Sub are qualified as to “materiality” or “material adverse effect”.

Under the merger agreement a Company material adverse effect means any event, circumstance, development, occurrence, fact, condition, effect, or change that is, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its subsidiaries, taken as a whole or (b) the ability of the Company to consummate the transactions contemplated by the merger agreement on a timely basis, disregarding any event, circumstance, development, occurrence, fact, condition, effect, or change arising out of, relating to, or resulting from:

●	changes generally affecting the economy, financial or securities markets, or political conditions;

●	any changes in applicable law or GAAP or other applicable accounting standards;

●	acts of war or terrorism;

●	natural disasters, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus)/public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events;

●	general conditions in the industry in which the Company and its subsidiaries operate;

except, in each case, to the extent such events have a materially disproportionate effect on the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses.

The following additional events will also not be taken into account in determining whether a Company material adverse effect has occurred:

●	any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (provided that any event, circumstance, development, occurrence, fact, condition, effect, or change underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company material adverse effect, to the extent not otherwise subject to an exception);

●	any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (provided that any event, circumstance, development, occurrence, fact, condition, effect, or change underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company material adverse effect, to the extent not otherwise subject to an exception);

●	actions taken as required or specifically permitted by the merger agreement or actions or omissions taken with Parent’s consent

Operating Covenants

The Company has agreed, with certain exceptions, that during the period from the date of the merger agreement until the effective time of the merger:

●	the Company and its subsidiaries will use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business and use reasonable best efforts to preserve substantially intact its present business organization, to keep available the services of current officers and employees, to preserve present relationships with customers, suppliers, distributors, licensors, licensees, and other persons having business relationships with the Company.

●	neither the Company nor any of its subsidiaries will amend or propose to amend its organizational documents;

●	neither the Company nor any of its subsidiaries will (i) split, combine, or reclassify any securities of the Company or its subsidiaries, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any securities of the Company or its subsidiaries, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned subsidiaries);

●	neither the Company nor any of its subsidiaries will issue, sell, pledge, dispose of, or encumber any securities of the Company or its subsidiaries;

●	except as required by applicable law or pursuant to the terms of any Company benefit plan or Company benefit agreement or other written contract, in each case, in effect on the date of the merger agreement, neither the Company nor any of its subsidiaries will (i) increase the compensation payable or that could become payable by the Company or any of its subsidiaries to directors, officers, or employees, in each case, with an annual base compensation in excess of $100,000, other than increases in compensation in the ordinary course of business consistent with past practice, or (ii) establish, adopt, enter into, materially amend, or terminate or take any action to accelerate rights under any Company benefit plan or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company benefit plan if it were in existence as of the date of the merger agreement, or make any contribution to any Company benefit plan, other than contributions required by law, the terms of such Company benefit plan as in effect on the date of the merger agreement, or that are made in the ordinary course of business consistent with past practice;

●	neither the Company nor any of its subsidiaries will acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or entity or division thereof or make any loans, advances, or capital contributions to or investments in any entity in excess of $1,000,000 in the aggregate;

●	neither the Company nor any of its subsidiaries will (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien (other than permitted liens), any assets, including the capital stock or other equity interests in any subsidiary of the Company; provided, that the foregoing will not prohibit the Company and its subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under Company intellectual property, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

●	neither the Company nor any of its subsidiaries will repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person or entity, enter into any “keep well” or other Contract to maintain any financial statement condition of any other person or entity (other than any wholly owned subsidiary of the Company) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

●	neither the Company nor any of its subsidiaries will enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company material contract or any lease with respect to material real estate or any other contract or lease that, if in effect as of the date of the merger agreement would constitute a Company material contract or lease with respect to material real estate under the merger agreement;

●	neither the Company nor any of its subsidiaries will institute, settle, or compromise any legal proceeding involving the payment of monetary damages by the Company or any of its subsidiaries of any amount exceeding $100,000 in the aggregate, other than (i) any legal proceedings brought against Parent or Merger Sub arising out of a breach or alleged breach of the merger agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company’s audited balance sheet dated as of December 31, 2021; provided, that neither the Company nor any of its subsidiaries may settle or agree to settle any legal proceeding which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

●	neither the Company nor any of its subsidiaries will make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable law;

●	neither the Company nor any of its subsidiaries will (i) settle or compromise any material tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company’s audited balance sheet dated as of December 31, 2021 (or most recent consolidated balance sheet publicly filed with the SEC), (ii) make or change any material tax election, change any annual tax accounting period, or adopt or change any method of tax accounting, (iii) amend any material tax returns or file claims for material tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material tax refund, offset or other reduction in tax liability or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the Company or its subsidiaries;

●	neither the Company nor any of its subsidiaries will enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar contract with respect to any joint venture, strategic partnership, or alliance;

●	neither the Company nor any of its subsidiaries will take any action to exempt any person or entity from, or make any acquisition of securities of the Company by any person or entity not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a takeover proposal or otherwise, except for Parent, Merger Sub, or any of their respective subsidiaries or affiliates, or the transactions contemplated by the merger agreement;

●	neither the Company nor any of its subsidiaries will abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Company intellectual property, or grant any right or license to any Company intellectual property other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

●	neither the Company nor any of its subsidiaries will terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

●	neither the Company nor any of its subsidiaries will, except as is materially consistent with such transactions described in documents publicly filed by the Company with the SEC, engage in any transaction with, or enter into any agreement, arrangement or understanding with, any affiliate of the Company or other person or entity covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

●	neither the Company nor any of its subsidiaries will adopt or implement any shareholder rights plan or similar arrangement; and

●	neither the Company nor any of its subsidiaries will agree or commit to do any of the foregoing.

Action by Shareholder Consent

Immediately after the execution of the merger agreement and in lieu of calling a meeting of the Company’s shareholders, as required by the merger agreement, the Company submitted a form of irrevocable written consent adopting the merger agreement to the Consenting Shareholders. If a copy of such shareholder consent executed by the Consenting Shareholders had not been delivered to Parent within 24 hours following the execution of the merger agreement, Parent would have had the right to terminate the merger agreement.

Following the execution of the merger agreement, the shareholder consent adopting the merger agreement was executed and delivered to the Company by the Consenting Shareholders, which on such date owned shares of Company Common Stock representing approximately 55.3% of the voting power of all outstanding shares of Company Common Stock, and a copy of such executed shareholder consent was delivered to Parent. No further approval of the shareholders of the Company is required to adopt the merger agreement. As a result, the Company has not solicited and will not be soliciting your vote for the adoption of the merger agreement and does not intend to call a meeting of shareholders for purposes of voting on the adoption of the merger agreement.

No Solicitation; Board Recommendation

In the merger agreement, the Company agreed not to, and to cause its subsidiaries and its and their representatives not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any takeover proposal or the making of any proposal that could reasonably be expected to lead to any takeover proposal, or: (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any takeover proposal; (ii) except where the Board (acting upon the recommendation of the Special Committee) makes a good-faith determination, after consultation with its financial advisors, if any, and outside legal counsel, that the failure to do so would be inconsistent with the Board’s fiduciary duties to the Company or its shareholders under applicable law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other contract relating to any takeover Proposal (each, a “Company Acquisition Agreement”).

In addition, the Company agreed to, and to cause its subsidiaries and its and their representatives to, cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date of the merger agreement with respect to any takeover proposal and to use reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its subsidiaries that was furnished by or on behalf of the Company and its subsidiaries to return or destroy (and confirm destruction of) all such information

The merger agreement provides that, notwithstanding the restrictions described therein, at any time prior to the obtaining of the shareholder approval (which has now been obtained), the Board (acting upon the recommendation of the Special Committee) could: (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited takeover proposal in writing that the Board (acting upon the recommendation of the Special Committee) determined in good faith, after consultation with its financial advisors, if any, and outside legal counsel, constituted a superior proposal; and/or (ii) thereafter furnish to such third party non-public information relating to the Company or any of its subsidiaries pursuant to an acceptable confidentiality agreement, but in each case referred to in the foregoing clauses (i) through (ii), only if the Board (acting upon the recommendation of the Special Committee) determined in good faith, after consultation with its financial advisors, if any, and outside legal counsel, that the failure to take such action would have caused the Board to be in breach of its fiduciary duties under applicable law.

Any violation of the restrictions on the Company set forth in the non-solicitation provision by any representative of the Company or any of the Company’s subsidiaries acting with the authority of the Company or any of its subsidiaries would be a breach of the non-solicitation provision by the Company.

The Company also agreed to notify Parent promptly (but in no event later than 24 hours) following the receipt of any takeover proposal, any inquiry that could reasonably be expected to lead to a takeover proposal, any request for non-public information relating to the Company or any of its subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its subsidiaries by any third party. In such notice to Parent, the Company agreed to identify the third party making, and details of the material terms and conditions of, any such takeover proposal, indication or request, including any proposed financing. The Company further agreed to keep Parent fully informed, on a current basis, of the status and material terms of any such takeover proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof and to provide Parent with at least 24 hours prior notice of any meeting of the Special Committee or the Board at which the Special Committee or the Board is reasonably expected to consider any takeover proposal.

Neither the Board nor the Special Committee could make an adverse recommendation change or enter into a Company Acquisition Agreement unless (i) the Company promptly notified Parent, in writing, at least five business days before making an adverse recommendation change or entering into a Company Acquisition Agreement, of its intention to take such action with respect to a superior proposal, which notice shall have stated expressly that the Company had received a takeover proposal, that the Special Committee or the Board intended to declare a superior proposal, and that the Special Committee or the Board intended to effect an adverse recommendation change and/or the Company intended to enter into a Company Acquisition Agreement; (ii) the Company specified the identity of the party making the superior proposal and the material terms and conditions thereof in such notice and included an unredacted copy of the takeover proposal and attached to such notice the most current version of any proposed agreement for such superior proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the superior proposal; (iii) the Company and its representatives negotiated with Parent in good faith to make such adjustments in the terms and conditions of the merger agreement so that such takeover proposal ceased to constitute a superior proposal, if Parent, in its discretion, proposed to make such adjustments; and (iv) the Board (acting upon the recommendation of the Special Committee) determined in good faith, after consulting with its financial advisors and outside legal counsel, that such takeover proposal continued to constitute a superior proposal (after taking into account any adjustments made by Parent in the terms and conditions of the merger agreement) and that the failure to take such action would have caused the Board to be in breach of its fiduciary duties under applicable law.

A “takeover proposal” as used herein means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any person or group (other than Parent and its subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by the merger agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its subsidiaries (including any voting equity interests of subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 25% or more of the fair market value of the Company’s and its subsidiaries’ consolidated assets or to which 25% or more of the Company’s and its subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 25% or more of the voting equity interests of the Company or any of its subsidiaries whose business constitutes 25% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 25% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its subsidiaries, pursuant to which such person or group (as defined in Section 13(d) of the Exchange Act) would own 25% or more of the consolidated net revenues, net income, or assets of the Company, and its subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its subsidiaries which, individually or in the aggregate, generate or constitute 25% or more of the consolidated net revenues, net income, or assets of the Company and its subsidiaries, taken as a whole; or (f) any combination of the foregoing.

A “superior proposal” as used herein means a bona fide written takeover proposal (except that, for purposes of this definition, each reference in the definition of “takeover proposal” to “25% or more” shall be “more than 50%”) that the Board (acting upon the recommendation of the Special Committee of the Company) determines in good faith (after consultation with its financial advisors, if any, and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of Company Common Stock than the transactions contemplated by the merger agreement; in each case, after taking into account all legal, financial and regulatory and other aspects of the proposal, including availability of financing, and any changes to the terms of the merger agreement proposed by Parent in response to such offer or proposal, or otherwise.

However, the rights to engage in negotiations and terminate the merger agreement ceased upon the receipt by the Company of the shareholder consent constituting the shareholder approval on June 21, 2022.

Nothing described above limited our ability to take and disclose to our shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act or to make any other disclosure to our shareholders if, in our Board’s determination in good faith after consultation with outside counsel, such disclosure was required under applicable law (provided that our Board could not change its recommendation except to the extent expressly permitted under the circumstances described).

Reasonable Best Efforts and Certain Pre-Closing Obligations

The merger agreement requires the parties to use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement, including:

●	obtaining of all necessary permits, waivers, and actions or nonactions from governmental authorities and the making of all necessary registrations, filings, and notifications (including filings with governmental authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authorities;

●	the obtaining of all necessary consents or waivers from third parties;

●	the execution and delivery of any additional instruments necessary to consummate the merger and to fully carry out the purposes of the merger agreement.

In addition, the Company and Parent have agreed to consult and cooperate with each other in connection with regulatory filings, including furnishing to the other party such necessary information and reasonable assistance as the other parties may request, and to (i) within ten business days of the date of the merger agreement, file with the appropriate governmental authorities the notification and report form, if any, required under the HSR Act for the merger or any of the other transactions contemplated by the merger agreement and respond as promptly as practicable to any request for additional information or documentary material that may be made under the HSR Act and (ii) provide or cause to be provided as promptly as reasonably practicable to applicable governmental authorities information and documents requested by any such governmental authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by the merger agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other antitrust laws as promptly as practicable following the date of the merger agreement and thereafter to respond as promptly as practicable, but no later than thirty calendar days before the outside date, to any request for additional information or documentary material (a so-called “Second Request”) that may be made under the HSR Act.

In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a governmental authority or private party challenging the merger or any other transaction contemplated by the merger agreement, or any other agreement contemplated thereby, the Company will cooperate in all respects with Parent and Merger Sub and use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by the merger agreement. None of Parent, Merger Sub, or any of their respective affiliates is required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any order, in connection with the transactions contemplated by the merger agreement.

None of Parent, Merger Sub, or any of their respective subsidiaries will be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the surviving corporation, Parent, Merger Sub, or any of their respective subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the surviving corporation, Parent, Merger Sub, or any of their respective subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the surviving corporation, Parent, Merger Sub, or any of their respective subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or order so long as such requirement, condition, limitation, understanding, agreement, or order is only binding on the Company in the event the Closing occurs.

Access to Information; Confidentiality

Subject to the confidentiality agreement between Parent and the Company and applicable law relating to the sharing of information, we have agreed to provide, and cause our subsidiaries to provide, to Parent and its representatives (including Truist) reasonable access during normal business hours during the period prior to the effective time of the merger to all of our and our subsidiaries’ respective properties, books and records and contracts. During such period, we have also agreed to furnish, and cause our subsidiaries to furnish, as promptly as reasonably practicable, to Parent all information concerning our and our subsidiaries’ respective business, properties and personnel as Parent may reasonably request.

Parent will and will cause its affiliates and representatives to keep confidential any non-public information received from the Company, its affiliates or representatives, directly or indirectly, in accordance with the confidentiality agreement between the Company and Parent.

Indemnification

Under the merger agreement, all rights to indemnification that existed at the time of the merger agreement in favor of any person who is or prior to the effective time of the merger becomes a director or officer of the Company or any of its subsidiaries (each, an “indemnified party”), (i) will be assumed by the surviving corporation at the effective time of the merger, (ii) will survive the merger, (iii) will continue in full force and effect in accordance with their terms and (iv) will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such indemnified party.

In addition, from and after the effective time of the merger, in the event of any proceeding pertaining to (i) the fact that the indemnified party is or was an indemnified party or (ii) the merger agreement or the other transactions contemplated by the merger agreement, Parent has agreed to cause the surviving corporation to indemnify and hold harmless, to the fullest extent permitted by applicable law, each such indemnified party against any losses, claims, damages, liabilities, costs, expenses, judgments, fines and amounts paid in settlement of or in connection with any such proceeding. Neither Parent nor the surviving corporation will settle any proceeding for which indemnification could be sought by an indemnified party under the merger agreement, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

The parties have further agreed that the Company may obtain, at or prior to the effective time of the merger, six-year prepaid (or “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the effective time of the merger, covering each indemnified party and containing terms and conditions that are no less favorable to any indemnified party than those of the Company’s directors’ and officers’ liability insurance policies in effect on the date of the merger agreement (the “existing D&O policies”); provided, however, that the maximum aggregate annual premium for such “tail” insurance policies for any such year will not exceed 300% of the annual premium payable by the Company for coverage under the existing D&O policies.

If the Company does not obtain such “tail” insurance policies, then Parent has agreed to cause the surviving corporation to continue to maintain the existing D&O policies for the six-year period following closing; provided, however, that Parent and the surviving corporation will not be required to pay an aggregate annual premium for such insurance policies in excess of 300% of the annual premium payable by the Company for coverage under the existing D&O policies. If the annual premium for such coverage exceeds the cap, the surviving corporation must obtain a policy with the greatest coverage available for a cost not exceeding the cap.

Employee Benefits Matters

The merger agreement provides that for a one-year period commencing at the effective time of the merger Parent will (or will cause the surviving corporation) , as applicable, to provide the employees of the Company and its subsidiaries who remain employed immediately after the effective time of the merger (collectively, the “Company Continuing Employees”) with: (i) an annual base salary or wage level no less than the annual base salary or wage level of such Company Continuing Employee immediately prior to the Closing, (ii) annual target bonus opportunities (excluding equity-based compensation) no less than the annual target bonus opportunities (excluding equity compensation) of such Company Continuing Employee immediately prior to the Closing, (iii) certain severance and compensation and benefits entitlements or protections and (iv) employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than the employee benefits (excluding any retiree health or defined benefit retirement benefits) offered by Parent or its affiliates to similarly situated employees of Parent. Parent has also agreed to use commercially reasonable efforts to assure the Company continues all health and welfare benefit plans of the Company in existence at the Closing through the end of the current applicable plan or policy years (i.e., April 30, 2023) without a change in benefits offered or premiums charged to employees.

Company will also take all actions necessary to terminate, effective no later than the day prior to the effective time of the merger but contingent on the occurrence of the Closing, the Company’s 401(k) plan. As soon as administratively feasible after the Closing, the Company Continuing Employees will be eligible to participate in Parent’s 401(k) plan on the same terms and conditions applicable to employees of Parent or any of its subsidiaries. In addition, Parent will take all such reasonable actions, to the extent allowable by law, to distribute the benefits of participants and beneficiaries in liquidation of the Company’s 401(k) plan. Further, Parent will use its best efforts, to the extent allowable by law, to permit a Company Continuing Employee with an outstanding loan under the Company’s 401(k) plan, to rollover such outstanding loan balance to Parent’s 401(k) plan, provided, however, that the Company Continuing Employee may transfer such loan only if such loan is not in default and such Company Continuing Employee elects to rollover his/her entire account balance under the Company’s 401(k) plan to the Parent 401(k) plan.

Additional Agreements

The merger agreement contains additional agreements between us and Parent relating to, among other things:

●	the filing of this Information Statement;

●	consultations regarding public announcements;

●	shareholder litigation relating to the transactions contemplated by the merger agreement, if any;

●	notification of certain matters; and

●	the financing of the merger.

Conditions to the Merger

The obligation of each party to the merger agreement to effect the merger is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing of the merger, of certain conditions including:

●	the receipt of the shareholder approval (which has now been obtained);

●	the waiting period has expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable antitrust laws;

●	no governmental authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any laws or orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the merger or the other transactions contemplated by the merger agreement;

●	all required consents, approvals and other authorizations of any governmental authority have been obtained free of any condition that would reasonably be expected to have a material adverse effect on the Company’s, Parent’s or Merger Sub’s ability to consummate the merger; and

●	the delivery to Parent and Merger Sub of customary and executed payoff letters, lien releases, and other instruments of discharge or termination of all specified indebtedness.

The obligation of Parent and Merger Sub to effect the merger is further subject to the satisfaction, or waiver by Parent and Merger Sub (if permissible under applicable law), on or prior to the closing date of the merger, of the following conditions:

●	subject to certain materiality qualifiers, accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by us to the extent specified in the merger agreement;

●	performance of or compliance in all material respects with the covenants and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date to the extent specified in the merger agreement;

●	the absence of any Company material adverse effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a company material adverse effect; and

●	on or prior to the closing date of the merger, the Ancillary Transactions shall either (i) have closed, or (ii) had all conditions to the closings thereof satisfied or waived by the parties thereto.

The obligation of the Company to effect the merger is further subject to the satisfaction, or waiver by the Company (if permissible under applicable law), on or prior to the closing date of the merger, of certain conditions including:

●	subject to certain materiality qualifiers, accuracy as of the date of the merger agreement and as of the closing of the merger of the representations and warranties made by Parent and Merger Sub to the extent specified in the merger agreement; and

●	performance of or compliance in all material respects with the covenants and agreements of each of Parent and Merger Sub contained in the merger agreement to be performed or complied with by it prior to or on the closing date to the extent specified in the merger agreement.

The consummation of the merger is not conditioned upon Parent’s receipt of financing.

The Company and Parent can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so.

Termination

The merger agreement may be terminated at any time prior to the closing of the merger in the following circumstances:

●	by mutual written consent of Parent, Merger Sub and the Company;

●	by either Parent or the Company:

●	if the merger is not consummated on or before the outside date; provided that the right to so terminate the merger agreement will not be available to a party whose breach of any representation, warranty, covenant, or agreement set forth in the merger agreement has been a primary contributing cause of, or was a primary contributing factor that resulted in, the failure of the merger to be consummated on or before the outside date; or

●	if any governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any final and non-appealable law or order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the merger or the other transactions contemplated by the merger agreement; provided, however, that the right to so terminate the merger agreement will not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in the merger was a primary contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such law or order;

●	by Parent:

●	if the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure to satisfy certain conditions to the merger and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after giving the Company written notice of such breach and (y) the outside date (provided that Parent and Merger Sub are not then in material breach of any representation, warranty or covenant contained in the merger agreement); or

●	if holders of more than ten percent (10%) of the outstanding fully diluted shares of Company Common Stock as of immediately prior to the effective time of the merger, in the aggregate, shall have exercised the statutory appraisal rights of such shares in accordance with Sections 607.1301-607.1340 of FBCA.

●	by the Company:

●	if either Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (i) would give rise to the failure to satisfy certain conditions to the merger and (ii) cannot be or has not been cured prior to the earlier of (x) 30 days after giving Parent or Merger Sub written notice of such breach and (y) the outside date (provided that the Company is not then in material breach of any representation, warranty or covenant contained in the merger agreement); or

●	if by the date that is 60 days from the date of the merger agreement, Parent has failed to confirm in writing to the Company that it has available cash in an amount which, together with the debt financing to be provided under the Debt Commitment letter, is required to pay the merger consideration; provided, however, that the Company’s right to so terminate the merger agreement shall not be available to the Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements in the merger agreement.

The merger agreement also includes several provisions pursuant to which the parties could have terminated the merger agreement prior to obtaining shareholder approval (which has now been obtained), including to permit (x) Parent to terminate the merger agreement if (1) our Board or the Special Committee (i) withdrew or modified in a manner adverse to Parent or Merger Sub, or proposed publicly to withdraw or modify in a manner adverse to Parent or Merger Sub, the recommendation that holders of Company Common Stock vote in favor of adopting the merger agreement or (ii) approved or recommended, or proposed publicly to approve or recommend, any takeover proposal or resolved or agreed to take any such action (any action described in this bullet being referred to as an “adverse recommendation change”), (2) there was a breach in any material respect of the non-solicitation provisions of the merger agreement by the Company or (3) the shareholder consent had not executed and delivered to Parent within 24 hours of the execution of the merger agreement and (y) the Company to terminate the merger agreement if our Board had received a superior proposal, subject to our compliance in all material respects with certain match rights provisions of the merger agreement and payment of the applicable termination fee. However, each of these termination provisions expired upon delivery of the shareholder consent to the corporate secretary of the Company on June 21, 2022, which constituted receipt of the shareholder approval (as described above under “The Merger Agreement—Action by Shareholder Consent”).

Termination Fees

If the Company has terminated the merger agreement because, Parent has failed, by the date that is 60 days from the date of the merger agreement, to confirm in writing to the Company that it has available cash in an amount which, together with the debt financing to be provided under the Debt Commitment letter, is required to pay the merger consideration, then Parent will be required to pay the Company a reverse termination fee of $5,000,000; provided, however, that the Company’s right to terminate the merger agreement in such a circumstance shall not be available to the Company if the Company is then in material breach of any of its representations, warranties, covenants or agreements in the merger agreement.

Pursuant to the merger agreement, prior to obtaining shareholder approval (which has now been obtained), the Company was required to pay Parent a termination fee equal to $3,375,000, if the merger agreement was terminated:

●	by us if we had received a superior proposal; or

●	by Parent if (i) an adverse recommendation change had occurred or (ii) the Company breached in any material respect the non-solicitation provisions of the merger agreement.

The Company will be required to pay Parent a termination fee equal to $3,375,000, if (A), a takeover proposal is publicly disclosed or otherwise made or communicated to the Company or the Board or the Special Committee, and not withdrawn prior to the termination of the merger agreement, (B) thereafter the merger agreement is terminated (1) by either Parent or us because, subject to certain conditions, the merger is not consummated on or before the outside date (but only if the conditions relating to the required regulatory approvals and absence of any legal restraints have been satisfied or, if permitted by law, waived) or (2) by Parent if, subject to certain conditions, the Company breaches or fails to perform any of its representations, warranties or covenants contained in the merger agreement, which breach or failure to perform (a) would give rise to the failure to satisfy certain conditions to the merger and (b) cannot be or has not been cured prior to the earlier of (X) 30 days after giving the Company written notice of such breach and (Y) the outside date, and (C) within 12 months of such termination the Company shall have entered into a definitive agreement with respect to any takeover proposal, or any takeover proposal shall have been consummated, except that all references to 25% in the definition of “takeover proposal” will be deemed to be references to 50%.

Any termination fee, reverse termination fee or expense reimbursement will be paid in a timely manner as specified in the merger agreement.

The parties have agreed that in no event will either the Company or Parent be required to pay the termination fee or reverse termination fee, as applicable, so payable by such party on more than one occasion.

Effect of Termination

If the merger agreement is terminated by us or Parent in accordance with its terms, the merger agreement will become void and of no further force and effect, with no liability on the part of any party to the merger agreement (or any shareholder, director, officer, employee, agent, or representative of such party) to any other party thereto, except: (a) with respect to certain specified sections of the merger agreement, which will remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in the merger agreement.

Amendment; Extension; Waiver

At any time prior to the effective time of the merger, the merger agreement may be amended or supplemented in any and all respects by written agreement signed by each of the parties thereto (and, in the case of the Company, the Special Committee); provided, however, that following the receipt of the requisite shareholder approval (which has been obtained), there can be no amendment or supplement to the provisions of the merger agreement which by law would require further approval by the holders of Company Common Stock without such approval.

ANCILLARY AGREEMENTS WITH CERTAIN SHAREHOLDERS OF THE COMPANY

The Support Agreement

On June 21, 2022, in connection with the execution and delivery of the merger agreement, certain shareholders of the Company, including Peter G. Dornau, the Company’s Chairman, President and Chief Executive Officer (collectively, the “Supporting Stockholders”), each entered into a Support Agreement with Parent (the “Support Agreement”). The Supporting Stockholders collectively beneficially own approximately 55.3% of the outstanding shares Company Common Stock as of June 21, 2022.

Pursuant to the Support Agreement, the Supporting Stockholders have agreed to vote, at any meeting of Company shareholders called with respect to the merger agreement or the merger and on every action or approval by written consent with respect to the merger agreement or the merger, all shares of Company Common Stock beneficially owned by them, among other things, (a) in favor of the merger agreement and the merger and the other transactions contemplated by the merger agreement and (b) against (1) any takeover proposal (including a superior proposal) or any definitive agreement related thereto and the transactions contemplated thereby, (2) any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the merger agreement, and (3) any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, or inhibit the timely consummation of the merger or the fulfillment of Parent’s, the Company’s, or Merger Sub’s conditions under the merger agreement or change in any manner the voting rights of any class of shares of the Company.

The Support Agreement terminates upon certain events including: (a) the effective time of the merger; (b) the termination of the merger agreement; (c) by mutual written consent of the Support Stockholders and Parent; or (d) any amendment or modification of, or waiver under, the merger agreement, in each case without the prior written consent of the Support Stockholders, in a manner that (i) reduces or imposes any restriction on the right of the Support Stockholders to receive the merger consideration, or (ii) reduces the amount or changes the form of the merger consideration..

The Equity Purchase Agreement

On June 21, 2022, in connection with the execution and delivery of the merger agreement, Peter G. Dornau, the Company’s Chairman, President and Chief Executive Officer entered into an Equity Purchase Agreement (the “SB Europe Purchase Agreement”) with One Water Assets & Operations, LLC (the “SB Europe Purchaser”), a subsidiary of Parent, pursuant to which Mr. Dornau, together with the other shareholders of Star Brite Europe, Inc. (“SB Europe”), agreed to sell all of the issued and outstanding shares of common stock of SB Europe to the SB Europe Purchaser for an aggregate purchase price of $7,000,000, subject to certain adjustments (the “SB Europe Acquisition”). Pursuant to the merger agreement, the consummation of the SB Europe Acquisition is a condition precedent to the completion of the merger.

The Real Estate Purchase Agreement

On June 21, 2022, in connection with the execution and delivery of the merger agreement, PEJE, Inc. (the “Real Estate Seller”), an entity controlled by Peter G. Dornau, the Company’s Chairman, President and Chief Executive Officer, entered into a Real Estate Sales Contract with the SB Europe Purchaser, pursuant to which the Real Estate Seller agreed to sell certain real property consisting of the Company’s executive offices and warehouse facilities in Fort Lauderdale, FL to the SB Europe Purchaser for a purchase price of $3,600,000, subject to certain adjustments (the “Real Estate Acquisition”). Pursuant to the merger agreement, the consummation of the Real Estate Acquisition (or the satisfaction or waiver of all conditions to the closing thereof) is a condition precedent to the completion of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, which was prepared on the basis of information furnished by the persons described, shows ownership of Company Common Stock issued and outstanding as of June 21, 2022, by each of the named executive officers, by each director, and by the directors and executive officers of the Company as a group.

The percentage of beneficial ownership of Company Common Stock indicated in the following table is based on 9,509,799 shares of Company Common Stock outstanding. Except as indicated in footnotes to this table, each of the individuals named in this table are known to the Company to have sole voting and investment power with respect to all shares of Company Common Stock shown as beneficially owned by such person, subject to community property laws where applicable. Shares shown as beneficially owned by any person have been determined in accordance with the requirements of Rule 13d-3 promulgated under the Exchange Act.

Unless otherwise indicated, the address for each of the Company’s directors and named executive officers and each beneficial owner of more than five percent of Company Common Stock listed in the tables below is c/o Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314.

Name and Address of Beneficial Owner	Shares of Company Common Stock Beneficially Owned		% of Total Voting Power
Peter G. Dornau	4,802,970	(1)	50.5%
Jeffrey S. Barocas	179,331		1.9%
William W. Dudman	256,910		2.7%
Gregor M. Dornau	456,878		4.8%
James M. Kolisch	72,266		*
John B. Turner	80,272		*
Diana M. Conard	5,973		*
Kimberly A. Krause	5,000		*
All directors and executive officers as a group (8 persons)	5,859,600		61.6%

*	Less than one percent

(1)	Includes 4,537,628 shares held by the Peter Dornau Family, LLC, a Florida limited liability company of which Mr. Peter Dornau is the sole managing member. Mr. Peter Dornau’s address is Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314. The Peter Dornau Family LLC’s address is c/o Peter G. Dornau, at the address listed in the previous sentence.

The following table shows information about those persons known to the Company to be beneficial owners of more than five percent of Company Common Stock issued and outstanding as of June 21, 2022. The information listed below is based entirely on information filed by the beneficial owners with the SEC.

Name and Address of Beneficial Owner	Shares of Company Common Stock Beneficially Owned		% of Total Voting Power
Peter G. Dornau	4,802,970	(1)	50.5%
Veradace Partners, L.P.(2)	713,933		7.5%

(1)	Includes 4,537,628 shares held by the Peter Dornau Family, LLC, a Florida limited liability company of which Mr. Peter Dornau is the sole managing member. Mr. Peter Dornau’s address is Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Fort Lauderdale, Florida 33314. The Peter Dornau Family LLC’s address is c/o Peter G. Dornau, at the address listed in the previous sentence.

(2)

Veradace Partners, L.P. (the “Fund”) is the record and direct beneficial owner of the shares. As the investment adviser to the Fund, Veradace Capital Management LLC (“Veradace”) may be deemed to beneficially own the securities covered by this statement. Alexander Vezendan, and John Conlin are the principals of, and may be deemed to beneficially own securities owned by, the Fund and Veradace. Such persons and entities have shared voting and dispositive power with respect to these shares. The business address of such persons and entities is located at 2626 Cole Avenue, Dallas, Texas, 75204. The information in this note was derived from a Schedule 13G filed with the SEC by such persons and entities on February 15, 2022.

APPRAISAL RIGHTS

Holders of Company Common Stock as of the record date may be entitled to appraisal rights under the FBCA. Pursuant to the FBCA, a Company shareholder who does not wish to accept the merger consideration to be received pursuant to the terms of the merger agreement may dissent from the merger and elect to receive the fair value of his or her shares of Company Common Stock as determined in accordance with the applicable provisions of the FBCA.

In order to exercise appraisal rights, a dissenting shareholder must strictly comply with the statutory procedures of Sections 607.1301 through 607.1340 of the FBCA, which are summarized below. A copy of the full text of those Sections is included as Annex C to this proxy statement. Company shareholders are urged to read Annex C in its entirety and to consult with their legal advisors. Each Company shareholder who desires to assert his or her appraisal rights is cautioned that failure on his or her part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Procedures for Exercising Dissenters’ Rights of Appraisal

The following summary of Florida law is qualified in its entirety by reference to the full text of the applicable provisions of the FBCA, a copy of which are included as Annex C to this proxy statement.

If you are a holder of Company Common Stock as of the record date, you may be entitled to appraisal rights under the FBCA. If you do not wish to accept the merger consideration to be received pursuant to the terms of the merger agreement, you may dissent from the merger and elect to receive the fair value of your shares of Company Common Stock, excluding any appreciation or depreciation in anticipation of the merger unless exclusion would be inequitable. This appraised value could be more than, the same as or less than the merger consideration.

To exercise appraisal rights, a dissenting holder of Company Common Stock must strictly comply with the statutory procedures of Sections 607.1301 through 607.1340 of the FBCA, a copy of which is attached to this proxy statement as Annex C. Consult with your legal counsel before electing or attempting to exercise these rights. You should read the full text of the law carefully. Each holder of Company Common Stock who desires to assert appraisal rights is cautioned that failure on his or her part to adhere strictly to the requirements of Florida law in any regard will cause a forfeiture of any appraisal rights.

Based on Florida’s appraisal rights statute as well as principles of waiver and estoppel, the Company may take the position with respect to any shareholder lawsuit seeking recovery outside of the appraisal rights process that appraisal rights represent the exclusive remedy to challenge the merger consideration and that any shareholder who either (i) votes for or consents to the adoption of the Merger Agreement, (ii) does not exercise appraisal rights or (iii) accepts the merger consideration will have waived and relinquished all claims arising out of or relating to the consideration provided to the holders of Company Common Stock under the merger agreement and be barred from seeking recovery of other consideration.

If you are considering whether to demand appraisal of the “fair value” of your shares of Company Common Stock, you are urged to consult your own legal counsel. To the extent there are any inconsistencies between the foregoing summary and Sections 607.1301 through 607.1340 of the FBCA, Sections 607.1301 through 607.1340 of the FBCA will govern.

MARKET PRICE AND DIVIDEND INFORMATION

The Company’s Company Common Stock trades on Nasdaq under the symbol “OBCI”.

Under the terms of the merger agreement, during the period from the date of the merger agreement until the effective time of the merger, the Company is prohibited from declaring, setting aside or paying any dividends on, or making any other distributions (whether in cash, stock or property) in respect of, any of its capital stock. On May 25, 2022, the Board declared a regular quarterly dividend of $0.04 per share, payable on June 23, 2022 to shareholders of record as of June 8, 2022. The Company paid this dividend on June 23, 2022. The Company does not anticipate paying any additional dividends.

On June 21, 2022, the last trading day prior to the Board’s adoption of the merger agreement, the reported closing price for the Company Common Stock was $5.92 per share. The $13.08 per share to be paid for each share of Company Common Stock in the merger represents a premium of approximately 120.9% over the closing price of the Company’s Company Common Stock on June 21, 2022. On [●], 2022, the latest practicable trading date before the filing of this Information Statement, the reported closing price for the Company Common Stock was $[●].

As of the close of business on the record date, there were 9,509,799 shares of Company Common Stock outstanding and entitled to vote, held by 2,481 shareholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this Information Statement, only one copy of this Information Statement is being delivered to shareholders that reside at the same address and share the same last name, unless such shareholders have notified the Company of their desire to receive multiple copies of this Information Statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this Information Statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company by phone at (954) 587-6280 or by mail to Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314. Shareholders residing at the same address and currently receiving multiple copies of this Information Statement may contact the Company at the address or telephone number above to request that only a single copy of an information statement be mailed in the future.

SHAREHOLDER PROPOSALS

If the merger is completed, the Company does not expect to hold an annual meeting of shareholders in 2023.

If the merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meetings of shareholders, and we will hold the 2023 annual meeting of shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2023 annual meeting will be held. If the 2023 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2023 annual meeting in accordance with Rule 14a-8 under the Exchange Act and the Company’s Amended and Restated Bylaws, as described below.

Proposals Pursuant to Rule 14a-8

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of shareholders. To be eligible for inclusion in our 2023 proxy statement, your proposal must be received by us no later than December 23, 2022, and must otherwise comply with Rule 14a-8. While the Board will consider shareholder proposals, we reserve the right to omit from our proxy statement shareholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Amended and Restated Bylaws

Under our Amended and Restated Bylaws, in order to nominate a director or bring any other business before the shareholders at the 2023 annual meeting, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our corporate secretary no earlier than February 3, 2023 and no later than March 5, 2023. The requirements for such notice are set forth in our Bylaws, a copy of which can be obtained upon request directed to our Corporate Secretary at the address set forth in the preceding paragraph. The Company’s management may exercise discretionary voting authority with respect to any shareholder proposal that is not submitted pursuant to Rule 14a-8 for inclusion in the proxy statement for the 2023 annual meeting if such proposal is not received by the Company within such time period.

You may write to our corporate secretary at our principal executive offices, 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314, to deliver the notices discussed above and for a copy of the relevant provisions of the Amended and Restated Bylaws regarding the requirements for making shareholder proposals and nominating director candidates pursuant to the Amended and Restated Bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at http://obci.co as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

Copies of documents incorporated by reference into this Information Statement (excluding exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Information Statement incorporates) may be obtained free of charge by contacting Ocean Bio-Chem, Inc., 4041 SW 47th Avenue, Fort Lauderdale, Florida 33314, or by calling (954) 587-6280. Documents incorporated by reference into this Information Statement will be provided within one business day of receipt of such request.

Statements contained in this Information Statement, or in any document incorporated in this Information Statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this Information Statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Information Statement. This Information Statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this Information Statement. We also incorporate by reference into this Information Statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

●	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2022, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

●	our Current Reports on Form 8-K filed on February 28, 2022, May 26, 2022 (as amended on May 27, 2022), June 7, 2022 and June 22, 2022.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Information Statement.

The information contained in this Information Statement speaks only as of the date indicated on the cover of this Information Statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this Information Statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

Execution Version

Confidential

AGREEMENT AND PLAN OF MERGER

by and among

ONEWATER MARINE INC.,

OBCMS, INC.

and

OCEAN BIO-CHEM, INC.

Dated as of June 21, 2022

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of June 21, 2022, by and among OCEAN BIO-CHEM, INC., a Florida corporation (the “Company”), ONEWATER MARINE INC., a Delaware corporation (“Parent”), and OBCMS, INC., a Florida corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Exhibit A attached hereto.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”), acting on the unanimous recommendation of the special committee of the Company Board consisting solely of members of the Company Board who are not parties to the Merger (as defined below), directly or indirectly, other than as a result of being a shareholder of the Company, and who have no direct or indirect material financial interest of other material interest in the Merger (the “Special Committee”), has unanimously: (a) determined that it is in the best interests of and beneficial to the Company and its shareholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; (c) directed that, in the event the Shareholder Written Consent is not delivered to Parent in accordance with Section 5.04(a), and Parent does not terminate this Agreement in accordance with Section 7.03(d), the adoption of this Agreement be submitted to a vote at a meeting of the Company’s Shareholders; and (d) resolved, subject to the terms and conditions set forth in this Agreement, to recommend approval of this Agreement by the shareholders of the Company;

WHEREAS, the respective Boards of Directors of Parent and Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective shareholders, and declared it advisable, to enter into this Agreement; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and material inducement to Parent’s willingness to enter into this Agreement, Peter G. Dornau, Peter Dornau Family LLC, and Gregor M. Dornau are each entering into a support agreement in favor of Parent (the “Support Agreements”); and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I
The Merger

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the “FBCA”), at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the FBCA as the surviving corporation in the Merger and a wholly owned Subsidiary of Parent (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place shall take place remotely by exchange of documents and signatures (or their electronic counterparts) at 10:00 a.m., Atlanta, Georgia time, on a date to be specified by the parties, which date shall be as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. To the extent Closing cannot be conducted electronically, Closing shall take place at such location as agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause articles of merger (the “Articles of Merger”) to be executed, acknowledged, and filed with the Department of State of the State of Florida in accordance with the relevant provisions of the FBCA and shall make all other filings or recordings required under the FBCA. The Merger will become effective at such time as the Articles of Merger have been duly filed with the Department of State of the State of Florida or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the FBCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the FBCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, and duties of the Surviving Corporation.

Section 1.05 Articles of Incorporation; Bylaws. At the Effective Time: (a) the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in its entirety as set forth in Exhibit B, and, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until, subject to Section 5.07(a), thereafter amended in accordance with the terms thereof and applicable Law; and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name, until, subject to Section 5.07(a), thereafter amended in accordance with the terms thereof, the articles of incorporation of the Surviving Corporation, and applicable Law.

Section 1.06 Directors and Officers. The directors and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

ARTICLE II
Effect of the Merger on Capital Stock; Payment for Shares

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any capital stock of Parent, Merger Sub, or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by the Company (as treasury stock or otherwise) or any of its direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) will be converted into the right to receive $13.08 in cash, without interest (the “Merger Consideration”).

(c) Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares which immediately prior to the Effective Time represented shares of Company Common Stock (each, a “Book-Entry Share”) will, subject to applicable Law in the case of Dissenting Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of Merger Sub Capital Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.02 Surrender and Payment.

(a) Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent reasonably satisfactory to the Company (the “Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than: (A) shares to be cancelled and retired in accordance with Section 2.01(a); and (B) Dissenting Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any purpose other than as expressly provided in this Agreement. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form reasonably acceptable to the Company and Parent prior to the Effective Time and have such other provisions as the Company, Parent and the Paying Agent may reasonably agree) for use in such exchange.

(b) Procedures for Surrender; No Interest. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof, except for Certificates or Book-Entry Shares representing any Dissenting Shares, which shall represent the right to receive payment of the fair value of such shares of Company Common Stock in accordance with the FBCA. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c) Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation; provided that, unless otherwise agreed by Parent and the Company prior to the Closing, any such investments shall be in obligations of, or guaranteed by, the United States government or any agency or instrumentality thereof, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $5.0 billion (based on the most recent financial statements of such bank that are then publicly available). No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(d) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e) Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.

(f)   Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock as of the earlier of three (3) years after the Effective Time or, as the case may be, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority, shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation (or, at the option of Parent, Parent), free and clear of any claims or interest of any Person previously entitled thereto.

(g) Dissenting Shares Merger Consideration. Any portion of the Merger Consideration made available to the Paying Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

Section 2.03 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Sections 607.1301-607.1333 of FBCA (such shares of Company Common Stock being referred to collectively as the “Dissenting Shares” until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the FBCA with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 607.1302 of the FBCA; provided, however, that if, after the Effective Time, such holder fails to perfect, waives, withdraws, or loses such holder’s right to appraisal pursuant to Section 607.1323 of the FBCA or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 607.1302 of the FBCA, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any waiver or withdrawal of any such demand (other than any such waiver set forth in the Shareholder Written Consent), and any other demand, notice, or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle, or offer to settle, any such demands.

Section 2.04 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.05 Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, and paid over to the appropriate Governmental Authority (on behalf of the appropriate Persons on whose behalf such amounts are so deducted and withheld), such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding. To the extent that any payments made under this Agreement are subject to withholding, Paying Agent, Parent, Merger Sub, or the Surviving Corporation (as the case may be) shall notify the applicable recipient at least three (3) days prior to such payment that such payment is subject to withholding and shall use reasonable efforts, together with the applicable recipient, to reduce or eliminate any such withholding. The Company, the Payment Agent, the Parent and the Surviving Corporation acknowledge that, absent a change in applicable Law after the date hereof, withholding is not expected to apply to any payments made to any holder of shares of Company Common Stock that are converted into the right to receive the Merger Consideration hereby provided such holder provides the Paying Agent, Parent, Merger Sub, or the Surviving Corporation (as the case may be) with a properly executed IRS Form W-8 or IRS Form W-9.

Section 2.06 Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this ARTICLE II.

ARTICLE III
Representations and Warranties of the Company

Except as set forth in (i) the Company SEC Documents filed with or furnished to the SEC pursuant to section 13(a), 13(c), 14, or 15(d) of the Exchange Act from the Look-Back Date until the date that is 5 Business Days prior to the date of this Agreement, but excluding any risk factor disclosure and disclosure of risks included in any “forward looking statements” disclaimer or other statement included in such Company SEC Documents to the extent they are predictive or forward looking in nature of (ii) the correspondingly numbered Section of the disclosure letter, dated as of the date of this Agreement and delivered by the Company to Parent concurrently with the execution of this Agreement (the “Company Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any Section of the Company Disclosure Letter shall qualify or modify the Section of this Article III to which it corresponds and any other Section of this Article III to the extent the applicability of the disclosure to such other Section is reasonably apparent from the text of the disclosure made (it being understood that to be so reasonably apparent it is not required that such other Sections be cross-referenced); provided, that (x) nothing in the Company Disclosure Letter is intended to broaden the scope of any representation or warranty of the Company made herein and (y) no reference to or disclosure of any item or other matter in the Company Disclosure Letter shall be construed as an admission or indication that (1) such item or other matter is material, (2) such item or other matter is required to be referred to or disclosed in the Company Disclosure Letter or (3) any breach or violation of applicable Laws or any contract, agreement, arrangement or understanding to which the Company or any of its Subsidiaries is a party exists or has actually occurred), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization; Standing and Power; Charter Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company, or other legal entity duly organized, validly existing, and in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company, or other organizational, as applicable, power and authority to own, lease, and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Charter Documents. The Company has delivered or made available to Parent a true and correct copy of the articles of incorporation (including any certificate of designations), bylaws, or like organizational documents, each as amended to date (collectively, the “Charter Documents”), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c) Subsidiaries. Section 3.01(c)(i) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c)(ii) of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly owned by the Company: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof; and (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Charter Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: 12,000,000 shares of Company Common Stock. As of the date of this Agreement, 9,509,799 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), and no shares of Company Common Stock were issued and held by the Company in its treasury. No shares of “preferred” (or other similar designation) stock of the Company are authorized, issued, outstanding, or held by the Company in treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and not subject to any pre-emptive rights. No Subsidiary of the Company owns any shares of Company Common Stock.

(b) Stock Awards.

(i) As of the date of this Agreement, an aggregate of 76,940 shares of Company Common Stock were reserved for issuance under the Company Stock Plan. As of the date of this Agreement, there are no outstanding options to acquire shares of Company Common Stock (each, a “Company Stock Option”) granted under the Company Stock Plan. All shares of Company Common Stock subject to issuance under the Company Stock Plan, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(ii) Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Stock Option as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). As of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) Other than the Support Agreements, there are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c) Voting Debt. No bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which shareholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d) Company Subsidiary Securities. As of the date hereof, there are no outstanding: (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (ii) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii), and (iii), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03 Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a) Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the “Requisite Shareholder Approval”), to consummate the transactions contemplated by this Agreement. The execution and delivery to the Company of the Shareholder Written Consent will constitute the Requisite Shareholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Shareholder Approval. The Requisite Shareholder Approval is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject to obtaining the Requisite Shareholder Approval, contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, obtaining the Requisite Shareholder Approval, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Governmental Consents. No consent, approval, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a “Governmental Authority”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Department of State of the State of Florida; (ii) the filing of the Company Proxy Statement or Company Information Statement, as applicable, in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of the Nasdaq Stock Market, LLC (“Nasdaq”); (v) the other Consents of Governmental Authorities listed in Section 3.03(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Board Approval. The Company Board, acting on the unanimous recommendation of the Special Committee, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of and beneficial to, the Company and the Company’s shareholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that in the event the Shareholder Written Consent is not delivered to Parent in accordance with Section 5.04(a), and Parent does not terminate this Agreement in accordance with Section 7.03(d), the adoption of this Agreement be submitted to a vote at a meeting of the Company’s shareholders; and (iv) resolved to recommend that Company shareholders vote in favor of adoption of this Agreement in accordance with the FBCA (collectively, the “Company Board Recommendation”).

(e) Anti-Takeover Statutes. No “fair price,” “moratorium,” “control-share acquisition,” “supermajority,” “affiliate transactions,” “business combination,” or other similar anti-takeover statute or regulation enacted under any federal, state, local, or foreign laws applicable to the Company (including, without limitation, the terms of Section 607.0901 and Section 607.0902 of the FBCA) is applicable to this Agreement, the Merger, or any of the other transactions contemplated by this Agreement.

Section 3.04 SEC Filings; Financial Statements; Sarbanes-Oxley Act Compliance; Undisclosed Liabilities; Off-Balance Sheet Arrangements.

(a) SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it with the SEC since the Look-Back Date (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation and there are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents. None of the Company’s Subsidiaries is required to file or furnish any forms, reports, or other documents with the SEC and neither the Company nor any of its Subsidiaries is required to file or furnish any forms, reports, or other documents with any securities regulation (or similar) regime of a non-United States Governmental Authority.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q or other rules and regulations of the SEC); and (iii) fairly presented in all material respects the consolidated financial position and the results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by the applicable rules and regulations of the SEC (but only if the effect of such adjustments would not, individually or in the aggregate, be material).

(c) Internal Controls. The Company and each of its Subsidiaries has established and maintains a system of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and its Subsidiaries.

(d) Disclosure Controls and Procedures. The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (i) any significant deficiency or material weakness in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(e) Undisclosed Liabilities. The audited balance sheet of the Company dated as of December 31, 2021 contained in the Company SEC Documents filed prior to the date hereof is hereinafter referred to as the “Company Balance Sheet.” Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that: (i) are reflected or reserved against in the Company Balance Sheet (including in the notes thereto); (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice; (iii) are incurred in connection with the transactions contemplated by this Agreement; or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)   Off-Balance Sheet Arrangements. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to: (i) any joint venture, off-balance sheet partnership, or any similar Contract or arrangement (including any Contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any other Person, including any structured finance, special purpose, or limited purpose Person, on the other hand); or (ii) any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(g) Sarbanes-Oxley and Nasdaq Compliance. Each of the principal executive officer and the principal financial officer of the Company (or each former principal executive officer and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate in all material respects. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. The Company is also in compliance in all material respects with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq.

(h) Accounting, Securities, or Other Related Complaints or Reports. Since the Look-Back Date: (i) none of the Company or any of its Subsidiaries nor any director or officer of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim regarding the financial accounting, internal accounting controls, or auditing practices, procedures, methodologies, or methods of the Company or any of its Subsidiaries or any written complaint, allegation, assertion, or claim from employees of the Company or any of its Subsidiaries regarding questionable financial accounting or auditing matters with respect to the Company or any of its Subsidiaries; and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported credible evidence of any material violation of securities Laws, breach of fiduciary duty, or similar material violation by the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, or agents to the Company Board or any committee thereof, or to the chief executive officer, chief financial officer, or general counsel of the Company.

Section 3.05 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

(a) any Company Material Adverse Effect or any event, condition, change, or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b) any event, condition, action, or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

Section 3.06 Taxes.

(a) Tax Returns and Payment of Taxes. The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete, and correct in all material respects. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company’s financial statements included in the Company SEC Documents (in accordance with GAAP). The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business.

(b) Availability of Tax Returns. The Company has made available to Parent complete and accurate copies of all federal, state, local, and foreign income, franchise, and other material Tax Returns filed by or on behalf of the Company or its Subsidiaries for any Tax period ending after January 1, 2017.

(c) Withholding. The Company and each of its Subsidiaries have withheld and timely paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, shareholder, or other party (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any state, local, and foreign Laws), and materially complied with all information reporting and backup withholding provisions of applicable Law.

(d) Liens. There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries other than for current Taxes not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP has been made in the Company’s most recent financial statements included in the Company SEC Documents.

(e) Tax Deficiencies and Audits. No deficiency for any material amount of Taxes which has been proposed, asserted, or assessed in writing by any taxing authority against the Company or any of its Subsidiaries remains unpaid. There are no waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of the Company or any of its Subsidiaries. There are no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings ongoing or pending with respect to any material Taxes of the Company or any of its Subsidiaries.

(f) Tax Jurisdictions. No claim has ever been made in writing by any taxing authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax in that jurisdiction.

(g) Tax Rulings. Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding.

(h) Consolidated Groups, Transferee Liability, and Tax Agreements. Other than with respect to a consolidated, combined, or unitary group that includes the Company and any of its Subsidiaries, neither the Company nor any of its Subsidiaries: (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any material liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of local, state, or foreign Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by, or has any material liability under any Tax sharing, allocation, or indemnification agreement or arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(i) Change in Accounting Method. Neither Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any material adjustment under Section 481(a) of the Code or any comparable provision of state, local, or foreign Tax Laws by reason of a change in accounting method or otherwise.

(j) Post-Closing Tax Items. The Company and its Subsidiaries will not be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; (ii) installment sale or open transaction disposition made on or prior to the Closing Date; (iii) prepaid amount received on or prior to the Closing Date; (iv) ) any income under Section 965(a) of the Code, including as a result of any election under Section 965(h) of the Code with respect thereto; or (v) election under Section 108(i) of the Code.

(k) Section 355. Neither Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

(l) Reportable Transactions. Neither Company nor any of its Subsidiaries has been a party to, or a material advisor with respect to, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011-4(b).

Section 3.07 Intellectual Property.

(a) Scheduled Company-Owned IP. Section 3.07(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of all: (i) Company-Owned IP that is the subject of any issuance, registration, certificate, application, or other filing by, to or with any Governmental Authority or authorized private registrar, including patents, patent applications, trademark registrations and pending applications for registration, copyright registrations and pending applications for registration, and internet domain name registrations; and (ii) material unregistered Company-Owned IP.

(b) Right to Use; Title. The Company or one of its Subsidiaries is the sole and exclusive legal and beneficial owner of all right, title, and interest in and to the Company-Owned IP, and has the valid and enforceable right to use all other Intellectual Property used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (“Company IP”), in each case, free and clear of all Liens other than Permitted Liens, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Validity and Enforceability. The Company and its Subsidiaries’ rights in the Company-Owned IP are valid, subsisting, and enforceable, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries have taken reasonable steps to maintain the Company IP and to protect and preserve the confidentiality of all trade secrets included in the Company-Owned IP, except where the failure to take such actions would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Non-Infringement. Except as would not be reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the conduct of the businesses of the Company and any of its Subsidiaries has not infringed, misappropriated, or otherwise violated, and is not infringing, misappropriating, or otherwise violating, any Intellectual Property of any other Person; and (ii) to the Knowledge of the Company, no third party is infringing upon, violating, or misappropriating any Company IP.

(e) IP Legal Actions and Orders. There are no Legal Actions pending or, to the Knowledge of the Company, threatened: (i) alleging any infringement, misappropriation, or violation by the Company or any of its Subsidiaries of the Intellectual Property of any Person; or (ii) challenging the validity, enforceability, or ownership of any Company-Owned IP or the Company or any of its Subsidiaries’ rights with respect to any Company IP, in each case except for such Legal Actions that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries are not subject to any outstanding Order that restricts or impairs the use of any Company-Owned IP, except where compliance with such Order would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Company IT Systems. Since the Look-Back Date, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken all reasonable best effort steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Privacy and Data Security. The Company and each of its Subsidiaries have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s and its Subsidiaries’ businesses, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the past three (3) years, the Company and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Authority or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.08 Compliance; Permits.

(a) Compliance. The Company and each of its Subsidiaries are and, since the Look-Back Date, have been in material compliance with, all Laws or Orders applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound. Since the Look-Back Date, no Governmental Authority has issued any notice or notification stating that the Company or any of its Subsidiaries is not in compliance with any Law in any material respect.

(b) Permits. The Company and its Subsidiaries hold, to the extent necessary to operate their respective businesses as such businesses are being operated as of the date hereof, all permits, licenses, registrations, variances, clearances, consents, commissions, franchises, exemptions, Orders, authorizations, and approvals from Governmental Authorities (collectively, “Permits”), except for any Permits for which the failure to obtain or hold would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No suspension, cancellation, non-renewal, or adverse modifications of any Permits of the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, except for any such suspension or cancellation which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each of its Subsidiaries is and, since the Look-Back Date, has been in compliance with the terms of all Permits, except where the failure to be in such compliance would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.09 Litigation. There is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or, to the Knowledge of the Company, any officer or director of the Company or any of its Subsidiaries in their capacities as such other than any such Legal Action that: (a) does not involve an amount in controversy in excess of $100,000; and (b) does not seek material injunctive or other material non-monetary relief. None of the Company or any of its Subsidiaries or any of their respective properties or assets is subject to any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent (“Order”), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There are no SEC inquiries or investigations, other governmental inquiries or investigations, or internal investigations pending, other than any applicable investigations, governmental inquiries, or internal investigations pending in connection with the closing conditions set forth in Section 6.01(b) of this Agreement, or, to the Knowledge of the Company, threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any officer or director of the Company.

Section 3.10 Brokers’ and Finders’ Fees. Except for fees payable to Houlihan Lokey Capital, Inc. (the “Special Committee Financial Advisor”) pursuant to an engagement letter listed in Section 3.10 of the Company Disclosure Letter, neither the Company (or the Special Committee) nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 3.11 Related Person Transactions. There are, and since the Look-Back Date, there have been, no Contracts, transactions, arrangements, or understandings between the Company or any of its Subsidiaries, on the one hand, and any (a) Affiliate thereof, (b) director, officer, or employee of the Company or any of their respective family members, or (c) any holder of 5% or more of the shares of Company Common Stock (or any of their respective family members), but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC that has not been disclosed in the Company SEC Documents.

Section 3.12 Employee Benefit Issues.

(a) Schedule. Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each material plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life insurance, death, accidental death & dismemberment, disability, fringe, or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any of its Subsidiaries has or would reasonably be likely to have any material Liability (collectively, the “Company Employee Plans”).

(b) Documents. The Company has made available to Parent correct and complete copies of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements and funding arrangements; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan that is subject to Section 401(a) of the Code and that is not a prototype plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description for each Company Employee Plan; and (vi) all actuarial valuation reports related to any Company Employee Plans.

(c) Employee Plan Compliance. (i) Each Company Employee Plan has been established, administered, and maintained in all material respects in accordance with its terms and in material compliance with applicable Laws, including but not limited to ERISA and the Code; (ii) all the Company Employee Plans that are intended to be qualified under Section 401(a) of the Code are so qualified and, with respect to any such Company Employee Plan is not a prototype plan, have received timely determination letters from the IRS and no such determination letter has been revoked nor, to the Knowledge of the Company, has any such revocation been threatened, or with respect to a prototype plan, can rely on an opinion letter from the IRS to the prototype plan sponsor, to the effect that such qualified retirement plan and the related trust are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and to the Knowledge of the Company no circumstance exists that is likely to result in the loss of such qualified status under Section 401(a) of the Code; (iii) the Company and its Subsidiaries, where applicable, have timely made all contributions, benefits, premiums, and other payments required by and due under the terms of each Company Employee Plan and applicable Law and accounting principles, and all benefits accrued under any unfunded Company Employee Plan have been paid, accrued, or otherwise adequately reserved to the extent required by, and in accordance with GAAP, except, in each case described by this Section 3.12(c)(iii), that would not result in a material liability to Parent, the Company, or any of its Subsidiaries after the Effective Time; (iv) except to the extent limited by applicable Law and for individual agreements that require payment of severance compensation or benefits, provision of notice or acceleration of vesting, each Company Employee Plan can be amended, terminated, or otherwise discontinued after the Effective Time in accordance with its terms, without material liability to Parent, the Company, or any of its Subsidiaries (other than ordinary administration expenses and in respect of accrued benefits thereunder); and (v) to the Knowledge of the Company, neither the Company nor any of its Company ERISA Affiliates has engaged in a transaction that could subject the Company or any Company ERISA Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA that would represent a material liability to Parent, the Company, or any of its Subsidiaries after the Effective Time.

(d) Plan Liabilities. Neither the Company nor any Company ERISA Affiliate has: (i) incurred or reasonably expects to incur, either directly or indirectly, any liability under Title IV of ERISA, or related provisions of the Code or foreign Law relating to any Company Employee Plan and nothing has occurred that could reasonably be expected to constitute grounds under Title IV of ERISA to terminate, or appoint a trustee to administer, any Company Employee Plan; and (ii) except for payments of premiums to the Pension Benefit Guaranty Corporation (“PBGC”) which have been timely paid in full, not incurred any liability to the PBGC in connection with any Company Employee Plan covering any active, retired, or former employees or directors of the Company or any Company ERISA Affiliate, including, without limitation, any liability under Sections 4069 or 4212(c) of ERISA or any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility, or withdrawn from any such Company Employee Plan in a manner that could subject it to liability under Sections 4062, 4063 or 4064 of ERISA.

(e) Certain Company Employee Plans. With respect to each Company Employee Plan:

(i) no such plan is a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of Section 413(c) of the Code and neither the Company nor any of its Company ERISA Affiliates has now or at any time within the previous six (6) years contributed to, sponsored, maintained, or had any liability or obligation in respect of any such multiemployer plan or multiple employer plan;

(ii) no Legal Action has been initiated by the PBGC to terminate any such Company Employee Plan or to appoint a trustee for any such Company Employee Plan;

(iii) no Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code. No such plan is subject to the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and no plan listed in Section 3.12(e) of the Company Disclosure Letter has failed to satisfy the minimum funding standards of Section 302 of ERISA or Sections 412, 418(b), or 430 of the Code, and none of the assets of the Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 303 of ERISA or Sections 430 or 436 of the Code; and

(iv) no “reportable event,” as defined in Section 4043 of ERISA, has occurred, or is reasonably expected to occur, with respect to any such Company Employee Plan.

(f) No Post-Employment Obligations. No Company Employee Plan provides post-termination or retiree health benefits to any person for any reason, except as may be required by COBRA or other applicable Law or provided for as a severance entitlement under an individual employment agreement or Company Employee Plan, and neither the Company nor any Company ERISA Affiliate has any Liability to provide post-termination or retiree health benefits to any person or ever represented, promised, or contracted to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with post-termination or retiree health benefits, except to the extent required by COBRA or other applicable Law or provided for as a severance entitlement under an individual employment agreement or Company Employee Plan.

(g) Potential Governmental or Lawsuit Liability. Other than routine claims for benefits: (i) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any participant in any Company Employee Plan, or otherwise involving any Company Employee Plan or the assets of any Company Employee Plan; and (ii) to the Knowledge of the Company, no Company Employee Plan is presently or has within the three (3) years prior to the date hereof, been the subject of an examination or audit by a Governmental Authority or is the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction, or similar program sponsored by any Governmental Authority.

(h) Health Plan Compliance. Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements under ERISA and the Code, including COBRA, HIPAA, and the Affordable Care Act, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Employee Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.

(i)   Effect of Transaction. Except as set forth on Section 3.12(i) of the Company Disclosure Letter, neither the execution or delivery of this Agreement, the consummation of the Merger, nor any of the other transactions contemplated by this Agreement will: (i) entitle any current or former director, employee, contractor, or consultant of the Company or any of its Subsidiaries to severance pay or any other payment; (ii) accelerate the timing of payment, funding, or vesting, or increase the amount of compensation due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Company Employee Plan; or (iv) increase the amount payable or result in any other material obligation pursuant to any Company Employee Plan. No amount that could be received (whether in cash or property or the vesting of any property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, director, or other service provider of the Company under any Company Employee Plan or otherwise would not be deductible by reason of Section 280G of the Code nor would be subject to an excise tax under Section 4999 of the Code.

(j)   Employment Law Matters. The Company and each of its Subsidiaries is in compliance with all applicable Laws and agreements regarding: (i) hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, commissions, bonuses, or other compensation payable to employees, independent contractors, or consultants of the Company, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) the relations between it and any labor organization, trade union, work council, or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k) Labor. Neither Company nor any of its Subsidiaries is party to, or subject to, any collective bargaining agreement or other agreement with any labor organization, work council, or trade union with respect to any of its or their operations. To the Company Group’s Knowledge, no material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed within the United States is pending, threatened, or has occurred in the last two (2) years, and, to the Knowledge of the Company, no material work stoppage, slowdown, or labor strike against the Company or any of its Subsidiaries with respect to employees who are employed outside the United States is pending, threatened, or has occurred in the last two (2) years. None of the Company Employees is represented by a labor organization, work council, or trade union and, to the Knowledge of the Company, there is no organizing activity, Legal Action, election petition, union card signing or other union activity, or union corporate campaigns of or by any labor organization, trade union, or work council directed at the Company or any of its Subsidiaries, or any Company Employees. There are no Legal Actions, government investigations, or labor grievances pending, or, to the Knowledge of the Company, threatened relating to any employment related matter involving any Company Employee or applicant, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.13 Real Property and Personal Property Matters.

(a) Owned Real Estate. The Company or one or more of its Subsidiaries has good and marketable fee simple title to the Owned Real Estate free and clear of any Liens other than the Permitted Liens. Section 3.13(a) of the Company Disclosure Letter contains a true and complete list by address and legal description of the Owned Real Estate as of the date hereof. Neither the Company nor any of its Subsidiaries: (i) lease or grant any Person the right to use or occupy all or any part of the Owned Real Estate; (ii) other than to Parent, has granted any Person an option, right of first offer, or right of first refusal to purchase such Owned Real Estate or any portion thereof or interest therein; or (iii) has received written notice of any pending, and to the Knowledge of the Company threatened, condemnation proceeding affecting any Owned Real Estate or any portion thereof or interest therein. Neither the Company nor any Subsidiary is a party to any agreement or option to purchase any real property or interest therein. The Owned Real Estate is in compliance in all material respects with all applicable Laws pertaining thereto and the operations conducted thereat.  Since the Look-Back Date, the Company has not received written notice from any Governmental Authority of any alleged violation or assertion of any violation of any applicable Laws pertaining to the Owned Real Estate and the operations conducted thereat.

(b) Leased Real Estate. Section 3.13(b) of the Company Disclosure Letter contains a true and complete list of all Leases (including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto) as of the date hereof for each such Leased Real Estate (including the date and name of the parties to such Lease document). The Company has delivered to Parent a true and complete copy of each such Lease. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as set forth on Section 3.13(b) of the Company Disclosure Letter, with respect to each of the Leases: (i) such Lease is legal, valid, binding, enforceable, and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to the Lease, is in default under such Lease, and no event has occurred or circumstance exists which, with or without notice, lapse of time, or both, would constitute a default under such Lease; (iii) the Company’s or its Subsidiary’s possession and quiet enjoyment of the Leased Real Estate under such Lease has not been disturbed, and to the Knowledge of the Company, there are no disputes with respect to such Lease; (iv) the Merger does not require the consent of any other party under any of the Leases; and (v) there are no Liens on the estate created by such Lease other than Permitted Liens. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated, or otherwise transferred any Lease or any interest therein nor has the Company or any of its Subsidiaries subleased, licensed, or otherwise granted any Person (other than another wholly owned Subsidiary of the Company) a right to use or occupy such Leased Real Estate or any portion thereof. The Leased Real Estate is in compliance in all material respects with all applicable Laws pertaining thereto and the operations conducted thereat. Since the Look-Back Date, the Company has not received written notice from any Governmental Authority of any alleged violation or assertion of any violation of any applicable Laws pertaining to the Leased Real Estate and the operations conducted thereat.

(c) Real Estate Used in the Business. The Owned Real Estate identified in Section 3.13(a) of the Company Disclosure Letter and the Leased Real Estate identified in Section 3.13(b) of the Company Disclosure Letter comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Company or any of its Subsidiaries.

(d) Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are in possession of and have good and marketable title to, or valid leasehold interests in or valid rights under contract to use, the machinery, equipment, furniture, fixtures, and other tangible personal property and assets owned, leased, or used by the Company or any of its Subsidiaries, free and clear of all Liens other than Permitted Liens.

Section 3.14 Environmental Matters. Except for such matters as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) Compliance with Environmental Laws. The Company and its Subsidiaries are, and since the Look-Back Date have been, in compliance with all Environmental Laws, which compliance includes the possession of, maintenance of, compliance with, application for, or recordkeeping and reporting obligations of, all Permits required under Environmental Laws for the operation of the business of the Company and its Subsidiaries as currently conducted.

(b) No Disposal, Release, or Discharge of Hazardous Substances. Neither the Company nor any of its Subsidiaries has disposed of, released, or discharged any Hazardous Substances on, at, under, in, or from any real property currently or, to the Knowledge of the Company, formerly owned, leased, or operated by it or any of its Subsidiaries or at any other location that is: (i) currently subject to any investigation, remediation, or monitoring by the Company, any of its Subsidiaries, consultants, or agents; or, to the Knowledge of the Company, by a Governmental Authority; or (ii) reasonably likely to result in liability to the Company or any of its Subsidiaries, in either case of (i) or (ii) under Environmental Laws.

(c) No Production or Exposure of Hazardous Substances. Neither the Company nor any of its Subsidiaries has: (i) produced, processed, manufactured, generated, transported, distributed, sold, treated, handled, used, or stored any Hazardous Substances, except in compliance with Environmental Laws, at any Real Estate; or (ii) exposed any employee or any third party to any Hazardous Substances at any Real Estate or other location under circumstances reasonably expected to give rise to any material Liability or obligation under Environmental Laws.

(d) No Legal Actions or Orders. Neither the Company nor any of its Subsidiaries has received written notice of and there is no Legal Action pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, alleging any Liability or responsibility under or non-compliance with Environmental Laws or seeking to impose any financial responsibility for any investigation, cleanup, removal, containment, or any other remediation or compliance under Environmental Law. Neither the Company nor any of its Subsidiaries is subject to any Order, settlement agreement, or other written agreement by or with any Governmental Authority or third party imposing any material Liability or obligation with respect to any of the foregoing.

(e) No Assumption of Environmental Law Liabilities. Neither the Company nor any of its Subsidiaries has expressly assumed or retained any Liabilities under Environmental Laws of any other Person, including in any acquisition or divestiture of any property or business.

(f) Exclusive Representations and Warranties. The representations and warranties contained in this Section 3.14 are the sole and exclusive representations and warranties of the Company in this Agreement relating to environmental, health and safety matters, including Environmental Laws, Hazardous Substances or Permits required under Environmental Laws.

Section 3.15 Material Contracts.

(a) Material Contracts. For purposes of this Agreement, “Company Material Contract” shall mean the following to which the Company or any of its Subsidiaries is a party or any of the respective assets are bound (excluding any Leases):

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC), whether or not filed by the Company with the SEC;

(ii) any employment or consulting Contract that provides for retention or transaction payments or cannot be terminated without the payment or provision of severance compensation or benefits or advance notice of termination (in each case with respect to which the Company has continuing obligations as of the date hereof) with any current or former (A) officer of the Company, (B) member of the Company Board, or (C) Company Employee providing for an annual base salary or payment in excess of $100,000;

(iii) any Contract providing for indemnification or any guaranty by the Company or any Subsidiary thereof, in each case that is material to the Company and its Subsidiaries, taken as a whole, other than (A) any guaranty by the Company or a Subsidiary thereof of any of the obligations of (1) the Company or another wholly owned Subsidiary thereof or (2) any Subsidiary (other than a wholly owned Subsidiary) of the Company that was entered into in the ordinary course of business pursuant to or in connection with a customer Contract, or (B) any Contract providing for indemnification of customers or other Persons pursuant to Contracts entered into in the ordinary course of business;

(iv) any Contract that purports to limit in any material respect the right of the Company or any of its Subsidiaries (or, at any time after the consummation of the Merger, Parent or any of its Subsidiaries) (A) to engage in any line of business, (B) compete with any Person or solicit any client or customer, or (C) operate in any geographical location;

(v) any Contract relating to the disposition or acquisition, directly or indirectly (by merger, sale of stock, sale of assets, or otherwise), by the Company or any of its Subsidiaries after the date of this Agreement of assets or capital stock or other equity interests of any Person, in each case with a fair market value in excess of $1,000,000;

(vi) any Contract that grants any right of first refusal, right of first offer, or similar right with respect to any material assets, rights, or properties of the Company or any of its Subsidiaries;

(vii) any Contract that contains any provision that requires the purchase of all or a material portion of the Company’s or any of its Subsidiaries’ requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole;

(viii) any Contract that obligates the Company or any of its Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party or upon consummation of the Merger will obligate Parent, the Surviving Corporation, or any of their respective Subsidiaries to conduct business on an exclusive or preferential basis or that contains a “most favored nation” or similar covenant with any third party;

(ix) any partnership, joint venture, limited liability company agreement, or similar Contract relating to the formation, creation, operation, management, or control of any material joint venture, partnership, or limited liability company, other than any such Contract solely between the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries;

(x) any mortgages, indentures, guarantees, loans, or credit agreements, security agreements, or other Contracts, in each case relating to indebtedness for borrowed money, whether as borrower or lender, in each case in excess of $5,000,000, other than (A) accounts receivables and payables, and (B) loans to direct or indirect wholly owned Subsidiaries of the Company;

(xi) any employee collective bargaining agreement or other Contract with any labor union;

(xii) any Company IP Agreement;

(xiii) any other Contract under which the Company or any of its Subsidiaries is obligated to make payment or incur costs in excess of $1,000,000 in any year and which is not otherwise described in clauses (i)–(xii) above; or

(xiv) any Contract which is not otherwise described in clauses (i)-(xiii) above that is material to the Company and its Subsidiaries, taken as a whole.

(b) Schedule of Material Contracts; Documents. Section 3.15(b) of the Company Disclosure Letter sets forth a true and complete list as of the date hereof of all Company Material Contracts. The Company has made available to Parent correct and complete copies of all Company Material Contracts, including any amendments thereto.

(c) No Breach. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) All the Company Material Contracts are legal, valid, and binding on the Company or its applicable Subsidiary, enforceable against it in accordance with its terms, and is in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party has violated any provision of, or failed to perform any obligation required under the provisions of, any Company Material Contract; and (iii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any third party is in breach or default, or has received written notice of breach or default, of any Company Material Contract. No event has occurred that, with notice or lapse of time or both, would constitute such a breach or default pursuant to any Company Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, and, as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received written notice of the foregoing or from the counterparty to any Company Material Contract (or, to the Knowledge of the Company, any of such counterparty’s Affiliates) regarding an intent to terminate, cancel, or modify any Company Material Contract (whether as a result of a change of control or otherwise), in each case, except for such breaches or defaults that have not, individually or in the aggregate, had and would not reasonably be expected to have, a Company Material Adverse Effect.

Section 3.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with applicable Law. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and to the Knowledge of the Company: (i) no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship, or liquidation; and (ii) no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any such policy.

Section 3.17 Affiliated Transactions. To the Knowledge of the Company, no officer, director, shareholder or Affiliate of the Company or its Subsidiaries or any individual in such officer’s, director’s or shareholder’s immediate family (a) owns any property or right, tangible or intangible, that is material to the conduct of the business of the Company or its Subsidiaries, (b) has filed or, to the Knowledge of the Company, otherwise has any cause of action against the Company or its Subsidiaries, (c) owes money to, or is owed money by, the Company or its Subsidiaries, (d) is a controlling Affiliate of any material customer or material supplier of the Company or its Subsidiaries, or (e) to the Knowledge of the Company, is a party to or the beneficiary of any Contract with the Company or its Subsidiaries, except in each case for compensation and benefits payable under any Company Plans to officers and employees in their capacity as officers and employees. There are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any officer, director, shareholder or Affiliate of the Company or its Subsidiaries or any individual in such officer’s, director’s or shareholder’s immediate family, on the other hand.

Section 3.18 Warranties. Neither the Company nor any of its Subsidiaries has given product warranties other than those (a) contained in Company Material Contracts that have been made available to Parent, (b) contained in other Contracts in which the warranties provided by the Company and its Subsidiaries were substantially similar to those described in the preceding clause (a), or (c) which have arisen by operation of Law. There are no material Legal Actions outstanding in regard to product safety or defect liability with respect to any products manufactured, distributed or sold by the Company and its Subsidiaries or any services performed by the Company and its Subsidiaries the result of which would reasonably be expected to have a Material Adverse Effect.

Section 3.19 Proxy Statement/Information Statement. None of the information included or incorporated by reference in the Company Proxy Statement or Company Information Statement, as applicable, to be filed with the SEC in connection with the Merger, will, at the time it is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting (if applicable) or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Proxy Statement or the Company Information Statement, as applicable. The Company Proxy Statement or Company Information Statement, as applicable, will comply as to form in all material respects with the requirements of the Exchange Act.

Section 3.20 Anti-Corruption Matters. Since the Look-Back Date, none of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to an act by any Governmental Authority; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Since the Look-Back Date, neither the Company nor any of its Subsidiaries has disclosed to any Governmental Authority that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Authority is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

Section 3.21 Fairness Opinion. The Special Committee has received a written opinion of the Special Committee Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the limitations, qualifications, assumptions and other matters considered in connection with the preparation of such opinion, the Merger Consideration to be received by the holders of Company Common Stock, other than Peter G. Dornau, Maureen Dornau, Dornau Family, LLC, PEJE and their respective affiliates (collectively, the “Excluded Holders”) is fair, from a financial point of view, to such holders (other than the Excluded Holders), and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.

ARTICLE IV
Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation.

Section 4.02 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole shareholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including the Debt Financing, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation, articles of incorporation or bylaws of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made, conflict with or violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(c) Governmental Consents. No Consent of any Governmental Authority is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the Department of State of the State of Florida; (ii) the filing with the SEC of (A) the Company Proxy Statement or the Company Information Statement, as applicable, in definitive form in accordance with the Exchange Act, and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under the HSR Act or other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country or the rules and regulations of Nasdaq; (v) the Other Governmental Approvals; and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(d) Board Approval.

(i) The board of directors of Parent by resolutions duly adopted by a unanimous vote at a meeting of all directors of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent’s stockholders, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein.

(ii) The board of directors of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of all directors of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole shareholder of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole shareholder of Merger Sub, approve the adoption of this Agreement.

Section 4.03 Proxy Statement/Information Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement or Company Information Statement, as applicable, will, at the time such Proxy Statement or Information Statement, as applicable, is filed with the SEC in definitive form, or at the time it is first mailed to the Company’s shareholders or at the time of the Company Shareholders Meeting (if applicable), or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company or its Representatives.

Section 4.04 Debt Financing.

(a) Commitment Letter. Parent has delivered to the Company a true, correct, and complete fully executed copy of the commitment letter, dated as of the date of this Agreement, among the Debt Financing Sources party thereto and Parent (including all exhibits, schedules, and annexes thereto and the Fee Letter (redacted in a manner as described below), as amended, modified, supplemented, extended, or replaced from time to time in compliance with this Agreement, the “Commitment Letter”). Pursuant to, and subject to the terms and conditions of, the Commitment Letter, the Debt Financing Sources have committed to lend the amounts set forth therein (the provision of such funds as set forth therein, the “Debt Financing”) for the purposes set forth in the Commitment Letter. Parent has also delivered to the Company a true, correct, and complete copy of each fee letter (which may be redacted as to fee amounts, percentages, pricing caps, and other economic terms (including “market flex” provisions with respect to any of the foregoing)) issued in connection with the Commitment Letter (collectively, the “Fee Letter” and, together with the Commitment Letter, the “Commitment Papers”).

(b) No Amendments; No Side Letters. The Commitment Letter in the form delivered to the Company has not been amended, restated, or otherwise modified or supplemented prior to the execution and delivery of this Agreement, and the respective commitments contained in the Commitment Letter have not been withdrawn, terminated, reduced, or rescinded, or otherwise modified in any respect prior to the execution and delivery of this Agreement (and, to the Knowledge of Parent, no such withdrawal, termination, rescission, or other modification is pending), in each case, unless otherwise permitted by Section 5.13(a) below. As of the date of this Agreement, there are no side letters or Contracts to which Parent or Merger Sub is a party that would adversely affect the conditionality, funding, or consummation of the Debt Financing or that would materially delay or prevent the Closing.

(c) Enforceability. As of the execution and delivery of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid, and binding obligation of Parent, and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms against Parent and, to the Knowledge of Parent, each of the other parties thereto, subject to applicable bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(d) No Breaches or Defaults. As of the execution and delivery of this Agreement: (i) no event has occurred which would reasonably be expected to: (A) constitute a breach or default (or an event that with notice or lapse of time or both would constitute a breach or default) on the part of Parent or, to the Knowledge of Parent, any other applicable party to the Commitment Letter, or (B) result in a failure to satisfy any condition precedent under the Commitment Letter; and (ii) Parent does not have any reason to believe that any of the conditions to the funding of the full amount of the Debt Financing will not be satisfied at or prior to the Closing Date or that the Debt Financing or any other funds necessary for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement will not be available to Parent at or prior to the Closing Date, in each of clauses (i) and (ii), assuming the accuracy of the Company’s representations and warranties contained in ARTICLE III and compliance by the Company with its covenants contained in ARTICLE V, in each case, in all material respects. Parent has fully paid or caused to be fully paid all commitment fees or other fees to the extent required to be paid on or prior to the date of this Agreement in connection with the Debt Financing.

(e) Sufficiency of Financing. There are no conditions precedent related to the funding of the Debt Financing, other than as expressly set forth in the Commitment Letter. Assuming the accuracy of the Company’s representations and warranties contained in ARTICLE III and that the Debt Financing is funded in accordance with the Commitment Letter, the net proceeds of the Debt Financing, together with cash on hand of Parent and Merger Sub, will, in the aggregate, be sufficient for the payment of all amounts required to be paid by Parent or Merger Sub in cash in connection with the Merger and the other transactions contemplated by this Agreement.

Section 4.05 Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Authority, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

Section 4.06 Ownership of Company Common Stock. Neither Parent nor Merger Sub is an “interested shareholder” of the Company as such term is defined in Section 607.0901(1)(k) of the FBCA. Neither Parent nor Merger Sub owns (directly or indirectly, beneficially or of record), or is a party to any Contract or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any Company Common Stock (except as contemplated by this Agreement).

Section 4.07 Brokers. Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.

ARTICLE V
Covenants

Section 5.01 Conduct of Business of the Company. During the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, except as expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, as required by applicable Law, or with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed), use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries’ business organization, to keep available the services of its and its Subsidiaries’ current officers and employees, to preserve its and its Subsidiaries’ present relationships with customers, suppliers, distributors, licensors, licensees, and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(a) amend or propose to amend its Charter Documents;

(b) (i) split, combine, or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem, or otherwise acquire, or offer to repurchase, redeem, or otherwise acquire, any Company Securities or Company Subsidiary Securities, or (iii) declare, set aside, or pay any dividend or distribution (whether in cash, stock, property, or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly owned Subsidiaries);

(c) issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities;

(d) except as required by applicable Law or by any Company Employee Plan or Contract in effect as of the date of this Agreement (i) increase the compensation payable or that could become payable by the Company or any of its Subsidiaries to directors, officers, or employees, in each case, with an annual base compensation in excess of $100,000 other than increases in compensation in the ordinary course of business consistent with past practice, or (ii) establish, adopt, enter into, materially amend, or terminate or take any action to accelerate rights under any Company Employee Plans or any plan, agreement, program, policy, trust, fund, or other arrangement that would be a Company Employee Plan if it were in existence as of the date of this Agreement, or make any contribution to any Company Employee Plan, other than contributions required by Law, the terms of such Company Employee Plans as in effect on the date hereof, or that are made in the ordinary course of business consistent with past practice;

(e) acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances, or capital contributions to or investments in any Person in excess of $1,000,000 in the aggregate;

(f) (i) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Company IP, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(g) repurchase, prepay, or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls, or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person (other than any wholly owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any Lease with respect to material Real Estate or any other Contract or Lease that, if in effect as of the date hereof would constitute a Company Material Contract or Lease with respect to material Real Estate hereunder;

(i) institute, settle, or compromise any Legal Action involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $100,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities, or obligations reserved against on the Company Balance Sheet; provided, that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company’s business;

(j) make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(k) (i) settle or compromise any material Tax claim, audit, or assessment for an amount materially in excess of the amount reserved or accrued on the Company Balance Sheet (or most recent consolidated balance sheet included in the Company SEC Documents), (ii) make or change any material Tax election, change any annual Tax accounting period, or adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

(l) enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding, or similar Contract with respect to any joint venture, strategic partnership, or alliance;

(m) except in connection with actions permitted by Section 5.03 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, except for Parent, Merger Sub, or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement;

(n) abandon, allow to lapse, sell, assign, transfer, grant any security interest in otherwise encumber or dispose of any Company IP, or grant any right or license to any Company IP other than pursuant to non-exclusive licenses entered into in the ordinary course of business consistent with past practice;

(o) terminate or modify in any material respect, or fail to exercise renewal rights with respect to, any material insurance policy;

(p) except as is materially consistent with such transactions described in the Company SEC Documents, engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(q) adopt or implement any shareholder rights plan or similar arrangement; or

(r) agree or commit to do any of the foregoing.

Section 5.02 Access to Information; Confidentiality.

(a) Access to Information. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in ARTICLE VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent’s Representatives (including the Debt Financing Sources) reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to: (i) or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention); or (ii) the properties for purposes of conducting any invasive or intrusive investigation, testing or sampling of any environmental media or building materials including, soil, groundwater, surface water, soil vapor, sediment or air. No investigation shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

(b) Confidentiality. The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.02(a), shall be treated in accordance with the Confidentiality Agreement, dated February 17, 2022, between Parent and the Company (the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall survive the termination of this Agreement in accordance with the terms set forth therein.

Section 5.03 No Solicitation.

(a) Takeover Proposal. The Company shall not, and shall direct and cause its Subsidiaries and the Company’s and its Subsidiaries’ directors, officers, employees, investment bankers, attorneys, accountants, consultants, or other agents or advisors (with respect to any Person, the foregoing Persons are referred to herein as such Person’s “Representatives”) not to, directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or: (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate, or encourage any effort by, any third party (or its potential sources of financing) that is seeking to make, or has made, any Takeover Proposal; (ii) except where the Company Board (acting upon the recommendation of the Special Committee) makes a good-faith determination, after consultation with its financial advisors, if any, and outside legal counsel, that the failure to do so would be inconsistent with the Company Board’s fiduciary duties to the Company or its shareholders under applicable Law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries ; or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal (each, a “Company Acquisition Agreement”). Except as expressly permitted by this Section 5.03, neither the Special Committee nor the Company Board shall effect a Company Adverse Recommendation Change. The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

(b) Superior Proposal. Notwithstanding Section 5.03(a), prior to the receipt of the Requisite Shareholder Approval, the Company Board (acting upon the recommendation of the Special Committee), directly or indirectly through any Representative, may, subject to Section 5.03(c): (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with its financial advisors, if any, and outside legal counsel, constitutes a Superior Proposal; and/or (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within 24 hours) provided for informational purposes only to Parent), but in each case referred to in the foregoing clauses (i) through (ii), only if the Company Board (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with its financial advisors, if any, and outside legal counsel, that the failure to take such action would cause the Company Board to be in breach of its fiduciary duties under applicable Law.

(c) Notification to Parent. Neither the Special Committee nor the Company Board shall take any of the actions referred to in clauses (i) through (ii) of Section 5.03(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than 24 hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that could reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request, including any proposed financing. The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price, proposed financing, and other material terms thereof. The Company shall provide Parent with at least twenty-four (24) hours prior notice of any meeting of the Special Committee or the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Special Committee or the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company’s and any of its Subsidiary’s business, present or future performance, financial condition, or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

(d) Company Adverse Recommendation Change or Company Acquisition Agreement. Except as expressly permitted by this Section 5.03, neither the Special Committee nor the Company Board shall effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Requisite Shareholder Approval, the Special Committee and Company Board (acting upon the recommendation of the Special Committee) may effect a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement that did not result from a breach of this Section 5.03, if: (i) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the “Superior Proposal Notice Period”) before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal, that the Special Committee or the Company Board intends to declare a Superior Proposal, and that the Special Committee or the Company Board intends to effect a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company specifies the identity of the party making the Superior Proposal and the material terms and conditions thereof in such notice and includes an unredacted copy of the Takeover Proposal and attaches to such notice the most current version of any proposed agreement (which version shall be updated on a prompt basis) for such Superior Proposal and any related documents, including financing documents, to the extent provided by the relevant party in connection with the Superior Proposal; (iii) the Company and its Representatives during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Superior Proposal Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price or financing, the Superior Proposal Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Superior Proposal Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board (acting upon the recommendation of the Special Committee) determines in good faith, after consulting with its financial advisors and outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal (after taking into account any adjustments made by Parent during the Superior Proposal Notice Period in the terms and conditions of this Agreement) and that the failure to take such action would cause the Company Board to be in breach of its fiduciary duties under applicable Law.

(e) Notwithstanding anything in this Agreement to the contrary, in circumstances not involving or relating to a Takeover Proposal, at any time prior to the receipt of the Shareholder Written Consent, the Company Board may make a Company Adverse Recommendation Change if and only if (i) an Intervening Event has occurred, (ii) the Company Board has concluded in good faith (after consultation with its outside legal counsel) that failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the Company or its shareholders under applicable Law, (iii) four (4) Business Days (the “Intervening Event Notice Period”) shall have elapsed since the Company has given written notice (which written notice shall not, in and of itself, be deemed a Company Adverse Recommendation Change for any purpose of this Agreement) to Parent advising that the Company intends to take such action and specifying in reasonable detail the reasons therefor, (iv) during such Intervening Event Notice Period, the Company has considered and, if requested by Parent, engaged and caused its Representatives to engage in good faith discussions with Parent regarding any adjustment or modification of the terms of this Agreement proposed by Parent, and (v) the Company Board, following such Intervening Event Notice Period, again reasonably determines in good faith (after consultation with its outside legal counsel and its financial advisors, if any, and taking into account any adjustment or modification of the terms of this Agreement proposed by Parent) that failure to do so would be inconsistent with the Company Board’s fiduciary duties to the Company or its shareholders under applicable Law; provided, however, that in the event the Company Board does not make such a Company Adverse Recommendation Change following such Intervening Event Notice Period, but thereafter determines to make such a Company Adverse Recommendation Change pursuant to this Section 5.03(e) in circumstances not involving a Takeover Proposal, the foregoing procedures and requirements referred to in this Section 5.03(e) shall apply anew prior to the taking of any such actions.

(f) Nothing contained in this Section 5.03 shall prohibit the Company from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2 (a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, (ii) making any other disclosure to its shareholders with regard to the transactions contemplated by this Agreement or a Takeover Proposal that the Company Board reasonably determines (after consultation with its outside counsel) is required by applicable Law or (iii) issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, however, that any such disclosure that addresses the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board in connection with such communication publicly states that the Company Board Recommendation has not changed or refers to the prior recommendation of the Company, without disclosing any Company Adverse Recommendation Change. For the avoidance of doubt, the Company Board may not make a Company Adverse Recommendation Change unless in compliance with Section 5.03(d) or Section 5.03(e).

Section 5.04 Shareholders Meeting; Preparation of Proxy Materials; Approval by Sole Shareholder of Merger Sub.

(a) Approval by Principal Shareholder of the Company. As soon as practicable following receipt of a written consent in favor of the approval and adoption of this Agreement, duly executed and delivered to the Company in accordance with applicable Law by holders of a majority of the issued and outstanding shares of the Company Common Stock (the “Shareholder Written Consent”), the Company shall provide Parent with a copy of such Shareholder Written Consent. If the Shareholder Written Consent is not executed and delivered to Parent within twenty-four (24) hours after the execution of this Agreement (the “Written Consent Delivery Period”), Parent shall have the right to terminate this Agreement as set forth in Section 7.03(d).

(b) Preparation of Company Information Statement. In the event the Shareholder Written Consent is delivered to Parent in accordance with Section 5.04(a), as soon as reasonably practicable thereafter, the Company shall prepare and file the Company Information Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Information Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Information Statement. The Company shall not file the Company Information Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to cause the Company Information Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the shareholders of the Company, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Information Statement as promptly as practicable after receipt thereof and to cause the Company Information Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Information Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Information Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Information Statement and any request by the SEC for any amendment to the Company Information Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Information Statement.

(c) Company Shareholders Meeting. In the event the Shareholder Written Consent is not delivered to Parent in accordance to Section 5.04(a) and Parent does not terminate this Agreement in accordance with Section 7.03(d), the Company shall take all action necessary to duly call, give notice of, convene, and hold the Company Shareholders Meeting as soon as reasonably practicable after the date of this Agreement and in no event later than forty-five (45) days following the date on which the definitive version of the Company Proxy Statement is first mailed to holders of the Company Common Stock. Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.03 hereof, the Company Proxy Statement shall include the Company Board Recommendation. Subject to Section 5.03 hereof, the Company shall use reasonable best efforts to: (i) solicit from the holders of Company Common Stock proxies in favor of the adoption of this Agreement and approval of the Merger; and (ii) take all other actions necessary or advisable to secure the vote or consent of the holders of Company Common Stock required by applicable Law to obtain such approval. The Company shall not submit any other proposals for approval at the Company Shareholders Meeting without the prior written consent of Parent. The Company shall keep Parent and Merger Sub updated with respect to proxy solicitation results as requested Parent or Merger Sub. The Company shall have the right, after good faith consultation with Parent, to, and shall at the request of Parent, postpone or adjourn the Company Shareholders Meeting: (A) for the absence of a quorum, or (B) to allow reasonable additional time to solicit additional proxies to the extent that at such time, taking into account the amount of time until the Company Shareholder Meeting, the Company has not received a number of proxies that would reasonably be believed to be sufficient to obtain the Requisite Shareholder Approval at the Company Shareholder Meeting. If the Special Committee or the Company Board makes a Company Adverse Recommendation Change, then unless such Company Adverse Recommendation Change is with respect to a Superior Proposal and this Agreement is terminated pursuant to Section 7.04(a), it will not alter the obligation of the Company to submit the adoption of this Agreement and the approval of the Merger to the holders of Company Common Stock at the Company Shareholders Meeting to consider and vote upon, unless this Agreement shall have been terminated in accordance with its terms prior to the Company Shareholders Meeting.

(d) Preparation of Company Proxy Statement. In the event the Shareholder Written Consent is not timely delivered to Parent in accordance to Section 5.04(a) and Parent does not terminate this Agreement in accordance with Section 7.03(d), as soon as reasonably practicable following the date of this Agreement, the Company shall prepare and file the Company Proxy Statement with the SEC. Parent, Merger Sub, and the Company will cooperate and consult with each other in the preparation of the Company Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Proxy Statement. The Company shall not file the Company Proxy Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to cause the Company Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent, or given to the shareholders of the Company and at the time of the Company Shareholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Proxy Statement as promptly as practicable after receipt thereof and to cause the Company Proxy Statement in definitive form to be cleared by the SEC and mailed to the Company’s shareholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Proxy Statement. Each of Parent, Merger Sub, and the Company agree to correct any information provided by it for use in the Company Proxy Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its shareholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable: (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Proxy Statement and any request by the SEC for any amendment to the Company Proxy Statement or for additional information; and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Proxy Statement.

(e) Approval by Sole Shareholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, as sole shareholder of Merger Sub, shall adopt this Agreement and approve the Merger.

Section 5.05 Notices of Certain Events. Subject to applicable Law, the Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of: (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; (b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (c) any event, change, or effect between the date of this Agreement and the Effective Time which individually or in the aggregate causes or is reasonably likely to cause or constitute: (i) a material breach of any of its representations, warranties, or covenants contained herein, or (ii) the failure of any of the conditions set forth in ARTICLE VI of this Agreement to be satisfied; provided that the delivery of any notice pursuant to this Section 5.05 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 5.06 Employees; Benefit Plans.

(a) Comparable Salary and Benefits. During the period commencing at the Effective Time and ending on the date which is twelve (12) months from the Effective Time (or if earlier, the date of the employee’s termination of employment with Parent and its Subsidiaries), and to the extent consistent with the terms of the governing plan documents, Parent shall cause the Surviving Corporation and each of its Subsidiaries, as applicable, to provide the employees of the Company and its Subsidiaries who remain employed immediately after the Effective Time (collectively, the “Company Continuing Employees”) with: (i) an annual base salary or wage level no less than the annual base salary or wage level of such Company Continuing Employee immediately prior to the Closing, (ii) annual target bonus opportunities (excluding equity-based compensation) no less than the annual target bonus opportunities (excluding equity compensation) of such Company Continuing Employee immediately prior to the Closing, (iii) severance compensation and benefits entitlements or protections set forth on Section 5.06(a) of the Company Disclosure Letter, and (iv) employee benefits (excluding any retiree health or defined benefit retirement benefits) that are, in the aggregate, no less favorable than the employee benefits (excluding any retiree health or defined benefit retirement benefits) offered by Parent or its Affiliates to similarly situated employees of Parent.

(b) In the event the Effective Time occurs prior to the payment of bonuses with respect to performance year 2022, then Parent shall cause each Company Continuing Employee to be paid such employee’s 2022 annual bonus, at an amount no less than the amount that would be payable based on (i) actual achievement of applicable performance goals through the Closing Date and (ii) target performance for the period between the Closing Date and December 31, 2022 (each, a “Minimum 2022 Bonus”). Each Minimum 2022 Bonus (less any applicable withholding Taxes) shall be paid to each Company Continuing Employee no later than March 15, 2023, subject to such Company Continuing Employee’s continued employment through March 15, 2023; provided, however, if any such Company Continuing Employee’s employment is terminated by the Company (or Parent or any of its Affiliates) without “Cause” (within the meaning of such Company Continuing Employee’s employment or other services agreement with the Company as in effect as of immediately prior to the Closing or, if there is no such agreement, within the meaning of the Company Stock Plan), in either event, prior to or on March 15, 2023, then subject to such Company Continuing Employee’s execution and non-revocation of a release of claims, such Company Continuing Employee shall remain entitled to receive such Company Continuing Employee’s 2022 bonus, at an amount no less than the Minimum 2022 Bonus, as promptly as practicable (and in no event later than the next regularly scheduled payroll date) after the effective date of such release. Notwithstanding the foregoing, in no event shall any Minimum 2022 Bonus payable to a Company Continuing Employee exceed the aggregate amount received by such Company Continuing Employee in respect of such Company Continuing Employee’s performance in the fiscal year ended December 31, 2021.

(c) Continuation of Health and Welfare Plans. Parent shall use commercially reasonable efforts to assure the Company continues all health and welfare benefit plans of the Company in existence at the Closing through the end of the current applicable plan or policy years (i.e., April 30, 2023) without a change in benefits offered or premiums charged to employees. Following the end of such current plan or policy year (the date following the end of such year, the “Benefits Transition Date”), Company employees shall be entitled to participate in the health and welfare plans of the Parent (collectively, “Parent Benefit Plans”) in the same manner as offerings to similarly situated employees of the Parent. Subject to the terms of the governing plan documents, Parent shall, or shall cause its Affiliate to, credit all service of the Company Continuing Employees with the Company or any of its Subsidiaries, as the case may be as if such service were with Parent or its Affiliate, for purposes of eligibility to participate (but not for purposes of vesting or benefit accrual, except for vacation, if applicable) for full or partial years of service in any Parent Benefit Plan in which such Company Continuing Employees may be eligible to participate as contemplated by the preceding sentence; provided, that such service shall not be credited to the extent that: (i) such crediting would result in a duplication of benefits; or (ii) such service was not credited under the corresponding Company Employee Plan. In addition and without limiting the generality of the foregoing, following the Benefits Transition Date, Parent shall use its reasonable best efforts to ensure that (A) each Company Continuing Employee shall be immediately eligible to participate, without any waiting time, in any and all Parent Benefit Plans to the extent that coverage under any such Parent Benefit Plan is comparable to a Company Employee Plan in which such Company Continuing Employee participated immediately prior to the Benefits Transition Date and (B) for purposes of each Parent Benefit Plan providing medical, dental, pharmaceutical or vision benefits to any Company Continuing Employee, all eligibility waiting periods, pre-existing condition exclusions and actively-at-work requirements of such Parent Benefit Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable Company Employee Plan, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Company Employee Plan to be taken into account under such Parent Benefit Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent Benefit Plan.

(d) Termination of Company 401(k) Plan. Company shall take all actions necessary to terminate, effective no later than the day prior to the Effective Time but contingent on the occurrence of the Closing, the Company 401(k) Plan. As soon as administratively feasible after the Closing Date, the Company Continuing Employees shall be eligible to participate in the Parent 401(k) Plan on the same terms and conditions applicable to employees of Parent or any of its subsidiaries. In addition, Parent shall take all such reasonable actions, to the extent allowable by Law, to distribute the benefits of participants and beneficiaries in liquidation of the Company 401(k) Plan. Further, Parent shall use its best efforts, to the extent allowable by Law, to permit a Company Continuing Employee with an outstanding loan under the Company 401(k) Plan, to rollover such outstanding loan balance to the Parent 401(k) Plan, provided, however, that the Company Continuing Employee may transfer such loan only if such loan is not in default and such Company Continuing Employee elects to rollover his/her entire account balance under the Company 401(k) Plan to the Parent 401(k) Plan.

(e) Employees Not Third-Party Beneficiaries. This Section 5.06 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.06, express or implied, shall confer upon any Company Employee, any beneficiary, or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.06. Nothing contained herein, express or implied: (i) shall be construed to establish, amend, or modify any benefit plan, program, agreement, or arrangement; (ii) shall alter or limit the ability of the Surviving Corporation, Parent, or any of their respective Affiliates to amend, modify, or terminate any benefit plan, program, agreement, or arrangement at any time assumed, established, sponsored, or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent, or any of their respective Affiliates from terminating the employment of any Company Continuing Employee following the Effective Time. The parties hereto acknowledge and agree that the terms set forth in this Section 5.06 shall not create any right in any Company Employee or any other Person to any continued employment with the Surviving Corporation, Parent, or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alters any existing at-will employment relationship between any Company Employee and the Surviving Corporation.

Section 5.07 Directors’ and Officers’ Indemnification and Insurance.

(a) Indemnification. Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Charter Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.07(a) of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Charter Documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Charter Documents of the Company as of the date of this Agreement. During such six (6)-year period, such provisions may not be repealed, amended or otherwise modified in any manner except as required by applicable Law.

(b) Insurance. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to: (i) obtain as of the Effective Time pre-paid “tail” insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms conditions, retentions and limits of liability that are not less advantageous to the Indemnified Parties, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement) and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, however, that in no event will the Surviving Corporation be required to expend an annual premium for such coverage in excess of 300% percent of the last annual premium paid by the Company or any of its Subsidiaries for such insurance prior to the date of this Agreement, which amount is set forth in Section 5.07(b) of the Company Disclosure Letter (the “Maximum Premium”). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Corporation will obtain, and Parent will cause the Surviving Corporation to obtain, the greatest coverage available for a cost not exceeding an annual premium equal to the Maximum Premium.

(c) Survival. The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.07 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.07 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.07 applies shall be third party beneficiaries of this Section 5.07, each of whom may enforce the provisions of this Section 5.07).

(d) Assumption by Successors and Assigns; No Release or Waiver. In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.07. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.07 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.08 Reasonable Best Efforts.

(a) Governmental and Other Third-Party Approvals; Cooperation and Notification. Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.08), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, as promptly as reasonably practicable (and in any event no later than the End Date), the Merger and the other transactions contemplated by this Agreement, including: (i) the obtaining of all necessary Permits, waivers, and actions or nonactions from Governmental Authorities and the making of all necessary registrations, filings, and notifications (including filings with Governmental Authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. The Company and Parent shall, subject to applicable Law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Authority regarding any of the transactions contemplated by this Agreement. If the Company, on the one hand, or Parent or Merger Sub, on the other hand, receives a request for additional information or documentary material from any Governmental Authority with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Authority, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement. Neither Parent nor the Company shall commit to or agree (or permit any of their respective Subsidiaries to commit to or agree) with any Governmental Authority to stay, toll, or extend any applicable waiting period under the HSR Act or other applicable Antitrust Laws, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned, or delayed).

(b) Governmental Antitrust Authorities. Without limiting the generality of the undertakings pursuant to Section 5.08(a) hereof, the parties hereto shall: (i) provide or cause to be provided as promptly as reasonably practicable to Governmental Authorities with jurisdiction over the Antitrust Laws (each such Governmental Authority, a “Governmental Antitrust Authority”) information and documents requested by any Governmental Antitrust Authority as necessary, proper, or advisable to permit consummation of the transactions contemplated by this Agreement, including preparing and filing any notification and report form and related material required under the HSR Act and any additional consents and filings under any other Antitrust Laws as promptly as practicable following the date of this Agreement (provided, that in the case of the filing under the HSR Act, such filing shall be made within ten (10) Business Days of the date of this Agreement) and thereafter to respond as promptly as practicable, but no later than thirty (30) calendar days before the End Date, to any request for additional information or documentary material (a so-called “Second Request”) that may be made under the HSR Act; (ii) respond as promptly as practicable but no later than the End Date to any request for additional information or documentary material that may be made under any other applicable Antitrust Laws; and (iii) subject to the terms set forth in Section 5.08(c) hereof, use their reasonable best efforts to take such actions as are necessary or advisable to obtain prompt approval of the consummation of the transactions contemplated by this Agreement by any Governmental Authority or expiration of applicable waiting periods.

(c) Actions or Proceedings. In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order, whether temporary, preliminary, or permanent, that is in effect and that prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub, or any of their respective Affiliates shall be required to defend, contest, or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed, or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d) No Divestitures; Other Limitations. Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub, or any of their respective Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement, or Order to: (i) sell, license, assign, transfer, divest, hold separate, or otherwise dispose of any assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; (ii) conduct, restrict, operate, invest, or otherwise change the assets, business, or portion of business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries in any manner; or (iii) impose any restriction, requirement, or limitation on the operation of the business or portion of the business of the Company, the Surviving Corporation, Parent, Merger Sub, or any of their respective Subsidiaries; provided, that if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement, or Order so long as such requirement, condition, limitation, understanding, agreement, or Order is only binding on the Company in the event the Closing occurs.

Section 5.09 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement, announcement, or other disclosure concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law or rule of Nasdaq, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Authority to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement, announcement, or other disclosure shall use its reasonable best efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.09 shall not apply to any release, statement, announcement or other disclosure made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.03; (ii) any other disclosure issued or made in compliance with Section 5.03; or (iii) the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement, or other disclosure made by the Company or Parent in accordance with this Section 5.09.

Section 5.10 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board (acting upon the recommendation of the Special Committee) shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.11 Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

Section 5.12 Stock Exchange Delisting; Deregistration. To the extent requested by Parent, prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of the Nasdaq to enable the delisting by the Surviving Corporation of the shares of Company Common Stock from the Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten days after the Effective Time.

Section 5.13 Financing.

(a) No Amendments to Commitment Letter. Subject to the terms and conditions of this Agreement, Parent and Merger Sub will not consent or agree to any amendment, replacement, supplement, or modification of, or any waiver of any provision or remedy pursuant to the Commitment Letter if such amendment, replacement, supplement, modification, or waiver would: (i) reduce the aggregate amount of the net proceeds of the Debt Financing to an amount that, together with Parent’s and Merger Sub’s cash on hand, would be less than an amount reasonably required to consummate the Merger and the other transactions contemplated by this Agreement; (ii) impose new or additional conditions or otherwise expand, amend, or modify any of the conditions to the receipt of the Debt Financing or any other terms to the Debt Financing in a manner that would reasonably be expected to: (A) delay or prevent the Closing Date, or (B) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, materially less likely to occur; or (iii) materially adversely impact the ability of Parent to enforce its rights against the other parties to the Commitment Letter or the Debt Financing definitive agreements; provided, that Parent may (without the consent of the Company) amend, replace, supplement, modify, or waive the Commitment Letter: (1) in accordance with any “market flex” provisions thereof, and (2) to add lenders, arrangers, bookrunners, agents, managers, or other Debt Financing Sources that have not executed the Commitment Letter and amend titles, allocations, and the fee arrangements with respect to the existing and additional lenders, arrangers, bookrunners, agents, managers, or Debt Financing Sources, if any such amendment would not reasonably be expected to reduce the aggregate amount of the net proceeds of the Debt Financing to an amount that, together with Parent’s and Merger Sub’s cash on hand, would be less than an amount reasonably required to consummate the Merger and the other transactions contemplated by this Agreement or otherwise prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement. Parent or Merger Sub shall promptly furnish to the Company a copy of any amendment, replacement, supplement, modification, or waiver relating to the Commitment Letter. Any reference in this Agreement to: (x) the “Debt Financing” will include the financing contemplated by the Commitment Letter as amended or modified, and (y) the “Commitment Letter” will include such document as so amended or modified.

(b) Taking of Necessary Actions. Subject to the terms and conditions of this Agreement (including, without limitation, the right of Parent and Merger Sub to amend, replace, supplement, modify, or waive the Commitment Letter subject to the limitations set forth in Section 5.13(a)), Parent and Merger Sub will each use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, and advisable to arrange, maintain the effectiveness of, and consummate the Debt Financing on or prior to the Closing Date, on the terms and conditions described in the Commitment Letter, including, but not limited to, using its reasonable best efforts to: (i) maintain in effect the Commitment Letter in accordance with the terms and subject to the conditions thereof and hereof; (ii) negotiate, execute, and deliver definitive agreements with respect to the Debt Financing contemplated by the Commitment Letter on a timely basis on the terms and conditions contemplated by the Commitment Letter; (iii) satisfy on a timely basis all conditions contained in the Commitment Letter on or prior to the Closing Date that are within its control and to comply with all of its obligations pursuant to the Commitment Letter; (iv) upon the satisfaction (or waiver) of all of the conditions set forth in the Commitment Letter, consummate the Debt Financing at or prior to the Closing; and (v) enforce its rights under the Commitment Letter (provided that, notwithstanding anything to the contrary contained in this Agreement, Parent shall not be required to commence any Legal Action against any Debt Financing Source). Parent will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Commitment Letter as and when they become due.

(c) Information. Parent and Merger Sub shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing (including providing the Company, upon request, with copies of all definitive agreements related to the Debt Financing), and such other information and documentation available to Parent and Merger Sub as shall be reasonably requested by the Company. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company prompt notice in writing: (i) of any material breach, material default, termination, or cancellation by any party to the Commitment Letter or Debt Financing definitive agreements that Parent or Merger Sub becomes aware of, and (ii) of the receipt by Parent or Merger Sub of any written notice from any Debt Financing Source with respect to: (A) any breach, default, termination, or cancellation by any party to the Commitment Letter or Debt Financing definitive agreements; or (B) any dispute or disagreement between or among any parties to the Commitment Letter or Debt Financing definitive agreements with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at the Closing.

(d) Alternative Financing. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “market flex” provisions) contemplated in the Commitment Letter, and such portion is reasonably required to consummate the Merger and the other transactions contemplated by this Agreement, Parent will promptly notify the Company in writing and Parent will use its reasonable best efforts to, as promptly as practicable following the occurrence of such event, arrange and obtain financing from the same or alternative sources in an amount sufficient to replace any unavailable portion of the Debt Financing that is required to consummate the Merger and the other transactions contemplated by this Agreement on terms, conditions, and cost not materially less favorable in any respect to Parent; provided, that such reasonable best efforts shall not include requiring Parent to pay any additional fees or to increase any interest rates applicable to the Debt Financing in excess of the amount set forth in the Commitment Papers after giving effect to the maximum amount of any “market flex” provisions contained in the Commitment Letter (the “Alternative Financing”). The provisions of this Section 5.13 shall be applicable to the Alternative Financing, and, for the purposes of this Agreement, all references to the Debt Financing shall be deemed to include such Alternative Financing.

Section 5.14 Financing Cooperation.

(a) Cooperation. From the date of this Agreement to the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, the Company shall use its reasonable best efforts, and shall cause each of its Subsidiaries and its and their respective Representatives to use their respective reasonable best efforts, to provide, in each case at Parent’s sole cost and expense as provided below, Parent and Merger Sub with all cooperation reasonably requested by Parent or Merger Sub to assist Parent or Merger Sub in causing the conditions in the Commitment Letter to be satisfied or as is otherwise customary and reasonably requested by Parent or Merger Sub in connection with the Debt Financing.

(b) Notwithstanding the foregoing: (i) Parent and Merger Sub, as applicable, shall ensure that such requested cooperation does not unreasonably interfere with the ongoing business or operations of the Company and its Subsidiaries; (ii) the Company, any of its Subsidiaries, or any of their respective representatives, shall not, in connection with the Debt Financing: (A) be required to take any action that would result in a violation of applicable Law or breach of any Contract or subject it to actual or potential liability; (B) have any liability under any definitive financing agreement related to the Debt Financing or any related document or other agreement or document related to the Debt Financing, other than any such liability of the Company or its Subsidiaries following the Closing; (C) be required to incur any other liability in connection with the Debt Financing, other than any other liability incurred by the Company and its Subsidiaries following the Closing; or (D) be required to disclose or provide any information the disclosure of which, in the reasonable judgment of the Company supported by outside legal counsel, is restricted by Contract or applicable Law, is subject to attorney-client privilege, or would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company or its Subsidiaries with respect to confidentiality.

(c) Reimbursement and Indemnification. Parent shall, promptly upon request by the Company following the termination of this Agreement (unless the termination of the Agreement triggers the Company’s obligation to pay the Company Termination Fee pursuant to Section 7.06): (i) reimburse the Company for all reasonable and documented out-of-pocket costs, fees, and expenses, including all reasonable and documented out-of-pocket expenses of outside counsel and other advisors, incurred by the Company, its Subsidiaries, or any of its or their respective Representatives in connection with its cooperation pursuant to this Section 5.14; and (ii) indemnify and hold harmless the Company, its Subsidiaries, and its and their respective Representatives (collectively, the “Financing Indemnitees”) from and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them pursuant to this Section 5.14, and any information used in connection therewith (other than information provided in writing by the Company or any of its Subsidiaries specifically in connection with its obligations pursuant to this Section 5.14); in each case, except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct, intentional misrepresentation, or intentional breach of this Agreement or fraud by the Company or any of its Subsidiaries or its or their respective Representatives. This Section shall survive the consummation of the transactions contemplated hereby and the Closing and any termination of this Agreement, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective heirs, executors, estates, personal representatives, successors and assigns, and shall be binding on all successors and permitted assigns of the Parent.

(d) Logos. The Company hereby consents to the reasonable use of its and its Subsidiaries’ logos and other trademarks in connection with the Debt Financing; provided, that such logos and trademarks are used solely in a manner that is not intended to, and is not reasonably likely to, harm or disparage the Company or any of its Subsidiaries or their reputation.

(e) Confidentiality. All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Section 5.14 will be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to any Debt Financing Source or prospective Debt Financing Source and other financial institutions that are or may become parties to the Debt Financing (and, in each case, to their respective Representatives) so long as such Persons: (i) agree to be bound by the Confidentiality Agreement as if parties thereto, or (ii) are otherwise subject to other customary confidentiality arrangements, including “click through” confidentiality agreements and confidentiality provisions contained in customary bank books and offering memoranda.

(f)   Parent acknowledges and agrees that, (i) other than the obligations to cooperate expressly set forth in this Section 5.14, none of the Company, its Subsidiaries or their representatives has any responsibility in relation to any financing that Parent or Merger Sub may seek or obtain in connection with the transactions contemplated hereby and (ii) Parent’s obligations under this Agreement are not subject to any conditions regarding any Person’s ability to obtain financing for the consummation of the transactions contemplated by this Agreement.

Section 5.15 Shareholder Litigation. The Company shall immediately advise Parent in writing after becoming aware of any actual or prospective Legal Action (including derivative claims) commenced, or to the Company’s Knowledge threatened, against the Company or any of its directors by any shareholder of the Company (on their own behalf or on behalf of the Company) relating to this Agreement or the transactions contemplated hereby (including the Merger and the other transactions contemplated hereby). The Company shall keep Parent informed regarding any such actual or prospective Legal Action and provide copies of all pleadings and material correspondence relating thereto. The Parent shall have the opportunity to participate in the defense and settlement of any such shareholder litigation, and the Company shall: (a) keep Parent apprised on a prompt basis of proposed strategy and other significant decisions with respect to any such shareholder litigation, and provide Parent with the opportunity to consult with the Company regarding the defense of any such litigation, which advice the Company shall consider in good faith, and (b) not settle or agree to settle any such shareholder litigation (or disclose any such settlement) without the prior written consent of Parent. Notwithstanding anything to the contrary in this Section 5.15, any matters relating to Dissenting Shares shall be governed by Section 2.03.

Section 5.16 Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.17 Resignations. At the written request of Parent, the Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 5.18 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE VI
Conditions

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a) Company Shareholder Approval. The Requisite Shareholder Approval shall have been obtained in accordance with applicable Law and the Charter Documents of the Company and, if obtained by the Shareholder Written Consent, the Company Information Statement shall have been cleared by the SEC and mailed to the Company’s shareholders (in accordance with Regulation 14C under the Exchange Act) at least 20 days prior to the Closing.

(b) Regulatory Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act (or any extension thereof) shall have expired or been terminated and all required filings have been made and all required approvals obtained (or waiting periods expired or terminated) under applicable Antitrust Laws.

(c) No Injunctions, Restraints, or Illegality. No Governmental Authority having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(d) Governmental Consents. All consents, approvals and other authorizations of any Governmental Authority set forth in Section 6.01(d) of the Company Disclosure Letter and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Articles of Merger with the Department of State of the State of Florida) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(e) Payoff Letters. The Company shall have delivered to Parent and Merger Sub customary and executed payoff letters, Lien releases, and other instruments of discharge or termination, in form and substance satisfactory to Parent and Merger Sub, so as to allow, as of the Closing, for the payoff, release, discharge, or termination, as applicable, of all of the Specified Indebtedness and associated Liens and guaranteed obligations with respect thereto.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.03(a), Section 3.03(b), Section 3.03(d), Section 3.03(e), Section 3.05(a), Section 3.10, and Section 3.21 (collectively, the “Fundamental Representations”)) set forth in ARTICLE III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (ii) the representations and warranties of the Company contained in Section 3.02 shall be true and correct (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date); and (iii) the Fundamental Representations shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Closing.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

(e) Closing of Other Transactions. Both the Star Brite International Transaction and the Real Estate Transaction shall either (i) have closed, or (ii) had all conditions to the closings thereof satisfied or waived by the parties thereto.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Closing Date, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s and Merger Sub’s ability to consummate the transactions contemplated by this Agreement.

(b) Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Closing.

(c) Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

Section 6.04 Frustration of Closing Conditions. Neither the Company, Parent, or Merger Sub may rely, as a basis for not consummating the Merger or the other transactions contemplated by this Agreement, on the failure of any condition set forth in Section 6.01, Section 6.02, or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.

ARTICLE VII
Termination, Amendment, and Waiver

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Shareholder Approval) by the mutual written consent of Parent, Merger Sub, and the Company.

Section 7.02 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (whether before or after the receipt of the Requisite Shareholder Approval):

(a) if the Merger has not been consummated on or before September 30, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been a primary contributing cause of, or was a primary contributing factor that resulted in, the failure of the Merger to be consummated on or before the End Date;

(b) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant, or agreement set forth in this Agreement has been a primary contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the shareholders of the Company for adoption at a duly convened Company Shareholders Meeting and the Requisite Shareholder Approval shall not have been obtained at such meeting (unless such Company Shareholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

Section 7.03 Termination by Parent. This Agreement may be terminated by Parent at any time prior to the Closing:

(a) if: (i) (A) a Company Adverse Recommendation Change shall have occurred pursuant to 5.03(d) or the Company shall have approved or adopted, or recommended the approval or adoption of, any Company Acquisition Agreement or (B) a Company Adverse Recommendation Change shall have occurred pursuant to Section 5.03(e); or (ii) the Company shall have breached or failed to perform in any material respect any of its covenants and agreements set forth in Section 5.03 or Section 5.04;

(b) if there shall have been a breach of any representation, warranty, covenant, or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by Parent to the Company; or (ii) the End Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(b) if Parent or Merger Sub is then in material breach of any representation, warranty, covenant, or obligation hereunder;

(c) if holders of more than ten percent (10%) of the outstanding fully diluted shares of Company Common Stock as of immediately prior to the Effective Time, in the aggregate, shall have exercised the statutory appraisal rights of such shares in accordance with Sections 607.1301-607.1333 of FBCA; or

(d) the Shareholder Written Consent has not been executed and delivered to Parent within the Written Consent Delivery Period.

Section 7.04 Termination by the Company. This Agreement may be terminated by the Company at any time prior to the Closing:

(a) if prior to the receipt of the Requisite Stockholder Approval, the Company Board (acting upon the recommendation of the Special Committee) authorizes the Company, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 5.03 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided, that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further, that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement;

(b) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) thirty (30) days after written notice thereof is given by the Company to Parent or (ii) the End Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder; or

(c) if by the date that is sixty (60) days from the date hereof, Parent has failed to confirm in writing to the Company that it has available cash in an amount which, together with the Debt Financing, is required to pay the Merger Consideration; provided, however, that the right to terminate this Agreement under this Section 7.04(c) shall not be available to the Company (i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements in this Agreement and (ii) unless the conditions to Closing set forth in Sections 6.01 and 6.02 are satisfied or waived by the parties thereto, other than any condition the failure of which to be satisfied is a result of a breach by Parent or Merger Sub in any material respect of any provision of this Agreement.

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent, or Representative of such party) to any other party hereto, except: (a) with respect to Section 5.02(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect; and (b) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants, or other agreements set forth in this Agreement.

Section 7.06 Fees and Expenses Following Termination.

(a) If this Agreement is terminated by Parent pursuant to Section 7.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within five (5) Business Days after such termination, a fee in an amount equal to the Company Termination Fee.

(b) If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Company Termination Fee.

(c) If this Agreement is terminated: (i) by Parent pursuant to Section 7.03(b), provided, that the Requisite Shareholder Approval shall not have been obtained at the Company Shareholders Meeting (including any adjournment or postponement thereof); or (ii) by the Company or Parent pursuant to (A) Section 7.02(a) hereof and provided, that the Requisite Shareholder Approval shall not have been obtained at the Company Shareholders Meeting (including any adjournment or postponement thereof), or (B) Section 7.02(c) hereof and in the case of clauses (i) and (ii) immediately above: (1) prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.03(b)) or the Company Shareholders Meeting (in the case of termination pursuant to Section 7.02(c)), a Takeover Proposal shall have been publicly disclosed or otherwise made or communicated to the Company or the Company Board or the Special Committee, and not withdrawn, and (2) within twelve (12) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated, or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Company Termination Fee (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to “25%” shall be deemed to be references to “50%” instead).

(d) If this Agreement is terminated by the Company pursuant to Section 7.04(c), then as promptly as practicable after the date of such termination, but in no event later than two (2) Business Days immediately following the date of such termination, Parent shall pay or cause to be paid to the Company the Parent Termination Fee in cash in immediately available funds.

(e) The parties acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, neither the Company, Parent nor Merger Sub would have entered into this Agreement. If the Company or Parent shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, the Company or Parent, as the case may be, makes a claim against the Company or Parent that results in a judgment against the Company or Parent, the Company or Parent, as the case may be, shall pay to the other party the reasonable costs and expenses of the Company or Parent, as the case may be, including its reasonable out-of-pocket attorneys’ fees and expenses, incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received, or a lesser rate that is the maximum permitted by applicable Law. The parties acknowledge and agree that: (i) the right to receive the Company Termination Fee or Parent Termination Fee, as the case may be, under this Agreement shall not limit or otherwise affect the Company’s, Parent’s or Merger Sub’s right to specific performance as provided in Section 8.12; and (ii) in no event shall the Company or the Parent be obligated to pay the Company Termination Fee or the Parent Termination Fee, as the case may be, on more than one occasion.

(f) Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses; provided, however, that Parent and the Company shall be equally responsible for all filing fees incurred in connection with the HSR Act or any other Antitrust Law in connection with the consummation of the transactions contemplated by this Agreement.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Shareholder Approval, by written agreement signed by each of the parties hereto (and, in the case of the Company, the Special Committee); provided, however, that following the receipt of the Requisite Shareholder Approval, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company (acting with the Special Committee’s consent), on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII
Miscellaneous

Section 8.01 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, references herein: (i) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (ii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” and the word “or” is not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.” A reference in this Agreement to $ or dollars is to U.S. dollars. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Letter. References to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company to Parent or Merger Sub shall mean posted to the electronic data room established in respect to the Merger at least two (2) Business Days prior to the date of this Agreement.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.02 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.02 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.03 Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Notwithstanding the foregoing, (a) the FBCA shall apply to the Merger to the extent the applicability thereof is required under the laws of the State of Florida, and (b) any right or obligation with respect to any Debt Financing Source in connection with this Agreement, the Debt Financing, the Commitment Papers and the transactions contemplated hereby and thereby, and any and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection therewith or arising thereunder, shall be governed by and construed in accordance with the law of the State of New York.

Section 8.04 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Delaware; provided that, notwithstanding anything to the contrary contained herein, each party hereto hereby submits itself to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan in the City of New York and the United States District Court for the Southern District of New York and any appellate courts thereof with respect to any suit, action or proceeding against any Debt Financing Source in connection with this Agreement, the Debt Financing, the Commitment Papers and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise, and hereby agrees that it will not bring or support any such suit, action or proceeding in any other forum. Each of the parties hereto agrees that mailing of process or other papers in connection with any such Legal Action in the manner provided in Section 8.06 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.04; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.05 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE DEBT FINANCING OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY DEBT FINANCING SOURCE. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05.

Section 8.06 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.06):

If to Parent or Merger Sub, to:	OneWater Marine Inc.
6275 Lanier Islands Parkway
Buford, Georgia 30518
	Attention:	Jack Ezzell
Jeff Huntley
	Email:	jack.ezzell@onewatermarine.com
jhuntley@thmarine.com

with a copy (which shall not constitute
notice) to:	Butler Snow LLP
1020 Highland Colony Parkway
Suite 1400
Ridgeland, Mississippi 39158-6010
	Attention:	Robert B. Harwell; Jim Lawless
	Email:	bo.harwell@butlersnow.com
jim.lawless@butlersnow.com

Vinson & Elkins LLP
845 Texas Avenue
Suite 4700
Houston, TX 77002
	Attention:	Stephen M. Gill; Katherine Terrell Frank
	Email:	sgill@velaw.com; kfrank@velaw.com

If to the Company, to:	Ocean Bio-Chem, Inc.
4041 S.W. 47th Avenue
Fort Lauderdale, Florida 33314
	Attention:	Peter G. Dornau
Gregor M. Dornau
	Email:	pdornau@starbrite.com
gdornau@starbrite.com

with a copy (which shall not constitute
notice) to:	Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
	Attention:	Justin W. Chairman
	Email:	justin.chairman@morganlewis.com

Section 8.07 Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.08 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except that, if the Effective Time occurs: (a) the holders of Company Common Stock shall have rights to receive the Merger Consideration, and (b) the Indemnified Parties shall have rights as set forth in Section 5.07. Notwithstanding anything to the contrary contained herein, each Debt Financing Source is intended to be, and shall be, an express third-party beneficiary of this Section 8.08 and Section 8.03, Section 8.04, Section 8.05, Section 8.10, Section 8.13 and Section 8.14.

Section 8.09 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.10 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), which consent shall not be unreasonably withheld, conditioned, or delayed; provided, however, that (i) prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent’s direct or indirect wholly owned subsidiaries; and (ii) Parent or Merger Sub may assign its or their rights and obligations hereunder to any Person (including any Debt Financing Source) as collateral security. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.11 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.12 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. For the avoidance of doubt, notwithstanding anything else in this Agreement, in no event shall specific performance of Parent’s or Merger Sub’s obligation to consummate the Merger survive any termination of this Agreement.

(b) Each party further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.12, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

Section 8.13 Debt Financing Sources (Limitation on Liability). Notwithstanding anything herein to the contrary, the parties hereto (in each case, on behalf of themselves and their respective Subsidiaries and controlled Affiliates and each officer, director, employee, member, manager, partner, controlling person, advisor, attorney, agent and representative of any of the foregoing Persons):

(a) hereby agree that no Debt Financing Source shall have any liability hereunder (whether in contract or in tort, in law or in equity, or granted by statute) for any Legal Action, obligations, or losses arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of or by reason of this Agreement, the Debt Financing, the Commitment Papers or the transactions contemplated hereby and thereby or its negotiation, execution, performance, or breach (provided that nothing in this Section 8.13 shall limit the liability or obligations of the Debt Financing Sources under the Commitment Papers or any definitive agreements with respect to the Debt Financing);

(b) hereby waive any claims or rights against any Debt Financing Source relating to or arising out of this Agreement, the Debt Financing, the Commitment Papers and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise;

(c) hereby agree not to bring or support any Legal Action against any Debt Financing Source in connection with this Agreement, the Debt Financing, the Commitment Papers and the transactions contemplated hereby and thereby, whether at law or in equity and whether in tort, contract or otherwise;

(d) hereby agree to cause any Legal Action asserted against any Debt Financing Source by or on behalf of the Company, Merger Sub or any of their Affiliates or any officer, director, employee, member, manager, partner, controlling person, advisor, attorney, agent and representative thereof in connection with this Agreement, the Debt Financing, the Commitment Papers and the transactions contemplated hereby and thereby to be dismissed or otherwise terminated; and

(e) hereby agree that only Parent (including its permitted successors and assigns under the Commitment Letter) shall be permitted to bring any claim against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of the Commitment Letter.

Section 8.14 Debt Financing Sources (Amendment; Extension; Waiver). Notwithstanding Section 7.07 and Section 7.08 above, no amendment or waiver to this Section 8.14 or Section 8.03, Section 8.04, Section 8.05, Section 8.08, Section 8.10, Section 8.13 or a defined term used therein (or to any other provision or definition of this Agreement to the extent that such amendment or waiver would modify the substance of any such foregoing Section or defined term used therein) that is adverse to any Debt Financing Source shall be effective as to such Debt Financing Source without the written consent of such Debt Financing Source.

Section 8.15 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

OCEAN BIO-CHEM, INC.,
a Florida corporation

By:	/s/ Peter G. Dornau
Name:	Peter G. Dornau
Title:	President and CEO

PARENT:

ONEWATER MARINE INC.,
a Delaware corporation

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Chief Financial Officer

MERGER SUB:

OBCMS, INC.,
a Florida corporation

By:	/s/ Jack Ezzell
Name:	Jack Ezzell
Title:	Secretary

[Signature Page to Agreement and Plan of Merger (Project Ocean)]

EXHIBIT A

DEFINITIONS

For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are no less restrictive to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.03.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (PPACA), as amended by the Health Care and Education Reconciliation Act (HCERA).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Financing” has the meaning set forth in Section 5.13(d).

“Antitrust Laws” means the Sherman Act of 1890; the Clayton Act of 1914; the Federal Trade Commission Act of 1914; the HSR Act, and all other federal, state, foreign or supranational Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Articles of Merger” has the meaning set forth in Section 1.03.

“Book-Entry Share” has the meaning set forth in Section 2.01(c).

“Business Day” means any day, other than Saturday, Sunday, or any day on which the SEC or banking institutions located in Atlanta, Georgia are authorized or required by Law or other governmental action to close.

“Cancelled Shares” has the meaning set forth in Section 2.01(a).

“Certificate” has the meaning set forth in Section 2.01(c).

“Charter Documents” has the meaning set forth in Section 3.01(b).

“Closing” has the meaning set forth in Section 1.02.

“Closing Date” has the meaning set forth in Section 1.02.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” has the meaning set forth in Section 4.04(a).

“Commitment Papers” has the meaning set forth in Section 4.04(a).

“Company” has the meaning set forth in the Preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.03(a).

“Company Adverse Recommendation Change” means the Special Committee or the Company Board: (a) failing to make, or withdrawing, amending, modifying, or materially qualifying, in a manner adverse to Parent, the Company Board Recommendation; (b) failing to include the Company Board Recommendation in the Company Proxy Statement or Company Information Statement, as applicable, that is mailed to the Company’s shareholders; (c) recommending a Takeover Proposal; (d) failing to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer; (e) failing to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal; (f) making any public statement inconsistent with the Company Board Recommendation; or (g) resolving or agreeing to take any of the foregoing actions.

“Company Balance Sheet” has the meaning set forth in Section 3.04(e).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 3.03(d).

“Company Common Stock” has the meaning set forth in the Recitals.

“Company Continuing Employees” has the meaning set forth in Section 5.06(a).

“Company Disclosure Letter” has the meaning set forth in the introductory language in ARTICLE III.

“Company Employee” has the meaning set forth in Section 3.12(a).

“Company Employee Plans” has the meaning set forth in Section 3.12(a).

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Sections 414(b), (c), (m), or (o) of the Code.

“Company Information Statement” means a written information statement of the type contemplated by Rule 14c-2 under the Exchange Act, and any amendment or supplement thereto, relating to the Shareholder Written Consent, the Merger and this Agreement.

“Company IP” has the meaning set forth in Section 3.07(b).

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions, and other Contracts, relating to Intellectual Property and to which the Company or any of its Subsidiaries is a party, beneficiary, or otherwise bound, excluding licenses for Off-the-Shelf Software or licenses entered into in the ordinary course of business.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, individually or in the aggregate, materially adverse to: (a) the business, results of operations, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole; or (b) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the announcement, pendency or consummation of the transactions contemplated by this Agreement (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the announcement, pendency or consummation of this Agreement); (iii) any changes in applicable Law or GAAP or other applicable accounting standards, (iv) acts of war or terrorism; (v) natural disasters, epidemics, pandemics, or disease outbreaks (including the COVID-19 virus)/public health emergencies (as declared by the World Health Organization or the Health and Human Services Secretary of the United States), or other force majeure events; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

“Company Material Contract” has the meaning set forth in Section 3.15(a).

“Company-Owned IP” means all Intellectual Property owned by the Company or any of its Subsidiaries.

“Company Preferred Stock” has the meaning set forth in Section 3.02(a).

“Company Proxy Statement” means the proxy statement filed by the Company with the SEC in connection with the Requisite Shareholder Approval, including any amendments and supplements thereto.

“Company SEC Documents” has the meaning set forth in Section 3.04(a).

“Company Securities” has the meaning set forth in Section 3.02(b)(ii).

“Company Stock Option” has the meaning set forth in Section 3.02(b)(i).

“Company Stock Plan” means the Ocean Bio-Chem, Inc. 2015 Equity Compensation Plan, as amended.

“Company Shareholders Meeting” means the special meeting of the shareholders of the Company to be held to consider the adoption of this Agreement.

“Company Termination Fee” means $3,375,000.

“Company Subsidiary Securities” has the meaning set forth in Section 3.02(d).

“Confidentiality Agreement” has the meaning set forth in Section 5.02(b).

“Consent” has the meaning set forth in Section 3.03(c).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“Debt Financing” has the meaning set forth in Section 4.04.

“Debt Financing Sources” means each lender and any other Persons that have committed to provide or have otherwise entered into agreements to provide the Debt Financing or other financings in connection with the transactions contemplated hereby, and any commitment letters, engagement letters, joinder agreements, indentures, credit agreements, or other definitive agreements entered into pursuant thereto or relating thereto, and any arrangers and agents in connection with the Debt Financing, together with each of their former, current and future Affiliates and each of their and such Affiliates’ officers, directors, employees, attorneys, partners (general or limited), controlling parties, advisors, members, managers, accountants, consultants, agents and Representatives and the funding sources of each of the foregoing, and their successors and assigns; provided, however, that the Debt Financing Sources shall not include Parent, Merger Sub, or any of their respective Affiliates.

“Dissenting Shares” has the meaning set forth in Section 2.03.

“EDGAR” has the meaning set forth in Section 3.04(a).

“Effective Time” has the meaning set forth in Section 1.03.

“End Date” has the meaning set forth in Section 7.02(a).

“Environmental Laws” means any applicable Law in effect on the Closing Date, and any Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, worker health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq.; and the Federal Insecticide, Fungicide, and Rodenticide Act of 1996, as amended, 7 U.S.C. §§ 136 et. seq.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event” means an effect, event, change, development, circumstance, condition or occurrence.

“Exchange Act” has the meaning set forth in Section 3.03(c).

“Expenses” means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors, and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution, and performance of this Agreement and any transactions related thereto (including costs and expenses related to the Debt Financing), any litigation with respect thereto, the preparation, printing, filing, and mailing of the Company Proxy Statement or Company Information Statement, as applicable, the filing of any required notices under the HSR Act or any other Antitrust Laws, or in connection with other regulatory approvals, and all other matters related to the Merger and the other transactions contemplated by this Agreement.

“FBCA” has the meaning set forth in Section 1.01.

“Fee Letter” has the meaning set forth in Section 4.04(a).

“Financing Indemnitees” has the meaning set forth in Section 5.14(c).

“Fundamental Representations” has the meaning set forth in Section 6.02(a).

“GAAP” has the meaning set forth in Section 3.04(b).

“Governmental Antitrust Authority” has the meaning set forth in Section 5.08(b).

“Governmental Authority” has the meaning set forth in Section 3.03(c).

“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, and per- and polyfluoroalkyl substances.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended.

“HSR Act” has the meaning set forth in Section 3.03(c).

“Indemnified Party” has the meaning set forth in Section 5.07(a).

“Intellectual Property” means any and all of the following arising pursuant to the Laws of any jurisdiction throughout the world: (a) trademarks, service marks, trade names, and similar indicia of source or origin, all registrations and applications for registration thereof, and the goodwill connected with the use of and symbolized by the foregoing (“Trademarks”); (b) copyrights and all registrations and applications for registration thereof; (c) trade secrets and know-how; (d) patents and patent applications; and (e) internet domain name registrations.

“Intervening Event” means a material fact or Event that has occurred or arisen after the date of this Agreement, that was not known to the Company Board (or, if known, the consequences of which were not reasonably foreseeable to the Company Board as of the date of this Agreement) and materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event will any of the following constitute or be taken into account in determining whether an “Intervening Event” has occurred: (a) the receipt, terms or existence of any Takeover Proposal or any matter relating thereto, (b) changes in the market price or trading volume of the capital stock of the Company or any of its Subsidiaries, or (c) the Company or any of its Subsidiaries meeting, exceeding or failing to meet internal or publicly announced financial projections, forecasts or predictions; provided, further, that, with respect to the foregoing clauses (b) and (c), any fact or Event giving rise to such change, meeting, exceedance or failure may otherwise constitute or be taken into account in determining whether an “Intervening Event” has occurred if not falling into the foregoing clause (a) of this definition.

“Intervening Event Notice Period” has the meaning set forth in Section 5.03(e).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company’s Disclosure Letter; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of Jack Ezzell and Jeff Huntley; in each case, after due inquiry.

“Laws” means any federal, state, local, municipal, foreign, multi-national or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Authority.

“Lease” means all leases, subleases, licenses, concessions, and other agreements (written or oral) under which the Company or any of its Subsidiaries holds any Leased Real Estate, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its Subsidiaries thereunder.

“Leased Real Estate” means all leasehold or sub-leasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property held by the Company or any of its Subsidiaries.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, or examinations.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Look-Back Date” means January 1, 2019.

“Maximum Premium” has the meaning set forth in Section 5.07(c).

“Merger” has the meaning set forth in Section 1.01.

“Merger Consideration” has the meaning set forth in Section 2.01(b).

“Merger Sub” has the meaning set forth in the Preamble.

“Minimum 2022 Bonus” has the meaning set forth in Section 5.06(b).

“Nasdaq” has the meaning set forth in Section 3.03(c).

“Off-the-Shelf Software” means licenses for commercially available, unmodified, prepackaged, off-the-shelf software used by the Company or any of its Subsidiary.

“Order” has the meaning set forth in Section 3.09.

“Other Governmental Approvals” has the meaning set forth in Section 3.03(c).

“Owned Real Estate” means all land, together with all buildings, structures, fixtures, and improvements located thereon and all easements, rights of way, and appurtenances relating thereto, owned by the Company or any of its Subsidiaries.

“Parent” has the meaning set forth in the Preamble.

“Parent Benefit Plans” has the meaning set forth in Section 5.06(b).

“Parent Termination Fee” means $5,000,000.

“Paying Agent” has the meaning set forth in Section 2.02(a).

“Payment Fund” has the meaning set forth in Section 2.02(a).

“PBGC” has the meaning set forth in Section 3.12(d).

“Permits” has the meaning set forth in Section 3.08(b).

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Authorities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (f) any non-exclusive license to any Intellectual Property entered into in the ordinary course; (g) Liens arising under workers’ compensation, unemployment insurance, social security, retirement, and similar legislation; and (h) fee mortgages with respect to the leased real property.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Authority, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Real Estate” means the Owned Real Estate and the Leased Real Estate.

“Representatives” has the meaning set forth in Section 5.03(a).

“Requisite Shareholder Approval” has the meaning set forth in Section 3.03(a).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3.04(a).

“SEC” has the meaning set forth in Section 3.03(c).

“Securities Act” has the meaning set forth in Section 3.04(a).

“Special Committee” has the meaning set forth in the Recitals.

“Special Committee Financial Advisor” has the meaning set forth in Section 3.10.

“Star Brite International Transaction” means the transactions contemplated by that certain Equity Purchase Agreement, dated as of June 21, 2022, by and among Peter G. Dornau, Maureen Dornau and One Water Assets & Operations, LLC.

“Real Estate Transaction” means the transactions contemplated by that certain Real Estate Sales Contract, dated as of June 21, 2022, by and between PEJE, Inc. and One Water Assets & Operations, LLC.

“Shareholder Written Consent” has the meaning set forth in Section 5.04(a).

“Specified Indebtedness” means the indebtedness evidenced by (i) that certain Business Loan Agreement, effective July 30, 2021, between the Company and Regions Bank; (ii) that certain Credit Agreement, dated July 20, 2021, between Kinpak, Inc. and Regions Bank; (iii) that certain Promissory Note dated July 13, 2018 made by Star-brite Distributing, Inc. to Snappy Marine Inc. in the principal amount of $1,000,000.

“Subsidiary” of a Person means any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means a bona fide written Takeover Proposal (except that, for purposes of this definition, each reference in the definition of “Takeover Proposal” to “25% or more” shall be “more than 50%”) that the Company Board (acting upon the recommendation of the Special Committee) determines in good faith (after consultation with its financial advisors, if any, and outside legal counsel) is (a) reasonably likely to be consummated in accordance with its terms, and (b) if consummated, more favorable to the holders of Company Common Stock than the transactions contemplated by this Agreement; in each case, after taking into account all legal, financial and regulatory and other aspects of the proposal, including availability of financing, and any changes to the terms of this Agreement proposed by Parent in response to such offer or proposal, or otherwise.

“Superior Proposal Notice Period” has the meaning set forth in Section 5.03(d).

“Support Agreements” has the meaning set forth in the Recitals.

“Surviving Corporation” has the meaning set forth in Section 1.01.

“Takeover Proposal” means an inquiry, proposal, or offer from, or indication of interest in making a proposal or offer by, any Person or group (other than Parent and its Subsidiaries, including Merger Sub), relating to any transaction or series of related transactions (other than the transactions contemplated by this Agreement), involving any: (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to 25% or more of the fair market value of the Company’s and its Subsidiaries’ consolidated assets or to which 25% or more of the Company’s and its Subsidiaries’ net revenues or net income on a consolidated basis are attributable; (b) direct or indirect acquisition of 25% or more of the voting equity interests of the Company or any of its Subsidiaries whose business constitutes 25% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; (c) tender offer or exchange offer that if consummated would result in any Person or group (as defined in Section 13(d) of the Exchange Act) beneficially owning (within the meaning of Section 13(d) of the Exchange Act) 25% or more of the voting power of the Company; (d) merger, consolidation, other business combination, or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person or group (as defined in Section 13(d) of the Exchange Act) would own 25% or more of the consolidated net revenues, net income, or assets of the Company, and its Subsidiaries, taken as a whole; (e) liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), or recapitalization or other significant corporate reorganization of the Company or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 25% or more of the consolidated net revenues, net income, or assets of the Company and its Subsidiaries, taken as a whole; or (f) any combination of the foregoing.

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Debt” has the meaning set forth in Section 3.02(c).

“Written Consent Delivery Period” has the meaning set forth in Section 5.04(a).

EXHIBIT B

SURVIVING CORPORATION ARTICLES OF INCORPORATION

[See attached.]

Annex B

June 21, 2022

Ocean Bio-Chem, Inc.
4041 SW 47th Avenue
Fort Lauderdale, FL 33314

Attn: Special Committee of the Board of Directors

Dear Members of the Special Committee of the Board of Directors:

We understand that Ocean Bio-Chem, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, OneWater Marine Inc. (“Parent”) and OBCMS, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things (i) Merger Sub will merge with the Company (the “Merger”), (ii) each outstanding share of common stock, par value $0.01 per share (“Common Stock”), of the Company will be converted into the right to receive $13.08 per share in cash (the “Consideration”), and (iii) the Company will become a wholly owned subsidiary of Parent. We in addition understand that (i) Peter G. Dornau and the Peter Dornau Family, LLC (collectively, the “Controller”) together own more than 50% of the outstanding shares of Common Stock, and (ii) in connection with the Merger, (a) Peter G. Dornau and Maureen Dornau (together, the “International Sellers”) intend to enter into an Equity Purchase Agreement (the “International Agreement”) between the International Sellers and One Water Assets & Operations, LLC (“Buyer”) pursuant to which, in a series of transactions, the International Sellers will transfer (the “International Transaction”) to Buyer all of the outstanding shares of common stock, par value $1.00 per share, of Star Brite International, Inc. in exchange for $7,000,000 in cash in the aggregate, subject to adjustment as provided in the International Agreement (the “International Transaction Consideration”), and (b) PEJE, Inc. (the“Real Estate Seller”) and Buyer intend to enter into a Real Estate Sales Contract (the “Real Estate Agreement”) pursuant to which the Real Estate Seller shall sell (the “Real Estate Transaction”) to Buyer certain real property related to the Company’s business in exchange for $3,600,000 in cash (the “Real Estate Transaction Consideration”).

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Committee as to whether, as of the date hereof, the Consideration to be received by the Unaffiliated Shareholders in the Merger pursuant to the Agreement is fair, from a financial point of view, to such holders. For purposes of this Opinion, “Unaffiliated Shareholders” refers to the holders of Common Stock other than the Controller, the International Sellers, the Real Estate Seller and their respective affiliates.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.	reviewed an execution version of the Agreement dated June 21, 2022;

2.	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.	reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to the Company (the “Projections”);

245 Park Avenue, 20th Floor • New York, NY 10167 • tel.212.497.4100 • fax.212.661.3070 • HL.com

Broker/dealer services through Houlihan Lokey Capital, Inc

4.	spoken with certain members of the management of the Company and certain of its representatives and advisors regarding the business, operations, financial condition and prospects of the Company, the Merger and related matters;

5.	compared the financial and operating performance of the Company with that of other companies with publicly traded equity securities that we deemed to be relevant;

6.	considered the publicly available financial terms of certain transactions that we deemed to be relevant;

7.	reviewed the current and historical market prices for the Common Stock; and

8.	conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company. At your direction, we have assumed that the Projections provide a reasonable basis on which to evaluate the Company and the Merger and we have, at your direction, used and relied upon the Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to the Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof, and (d) the Merger will be consummated in a timely manner in accordance with the terms described in the Agreement and such other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Merger will be consummated in a manner that complies in all respects with all applicable federal, state and local statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Merger or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final form of the Agreement will not differ in any respect from the execution version of the Agreement identified above.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, businesses or operations of the Company or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Committee, the Board or any other party with respect to alternatives to the Merger. We express no view or opinion as to any such matters, including the terms that might have been obtained if any of the foregoing had been undertaken. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Merger, and this Opinion does not purport to address potential developments in any such markets. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. We are not expressing any view or opinion as to the price or range of prices at which the Common Stock may be purchased or sold, or otherwise be transferable, at any time.

This Opinion is furnished for the use of the Committee (in its capacity as such) and, at the request of the Committee, the Board (in its capacity as such) in connection with their evaluation of the Merger and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Committee, the Board, the Company, any security holder or any other party as to how to act or vote with respect to any matter relating to the Merger or otherwise.

In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent or any other party that may be involved in the Merger and their respective affiliates or security holders or any currency or commodity that may be involved in the Merger.

Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, Parent other participants in the Merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, Parent, other participants in the Merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.

We will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.

We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Committee, the Board, the Company, its security holders or any other party to proceed with or effect the Merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Merger or otherwise (other than the Consideration to the extent expressly specified herein), including, without limitation, the support agreements to be entered into by certain shareholders of the Company, the International Agreement, the Real Estate Agreement, the International Transaction or the Real Estate Transaction, (iii) the fairness of any portion or aspect of the Merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the International Transaction Consideration or the Real Estate Transaction Consideration including, without limitation, the fairness of the International Transaction Consideration to be received by the International Sellers relative to the fairness of the Consideration to be received by the holders of Common Stock or the fairness of the Real Estate Transaction Consideration to be received by the Real Estate Seller relative to the fairness of the Consideration to be received by the holders of Common Stock, (vi) the fairness of any portion or aspect of the Merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vii) whether or not the Company, Parent, their respective security holders or any other party is receiving or paying reasonably equivalent value in the Merger, (viii) the solvency, creditworthiness or fair value of the Company, Parent or any other participant in the Merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (ix) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, we are not expressing any opinion, counsel or interpretation regarding matters that require legal, regulatory, environmental, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, with your consent we have relied on the assessments by the Committee, the Board, the Company and their respective advisors, as to all legal, regulatory, environmental, accounting, insurance, tax and other similar matters with respect to the Company, the Merger or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Unaffiliated Shareholders in the Merger pursuant to the Agreement is fair to such holders from a financial point of view.

Very truly yours,

HOULIHAN LOKEY CAPITAL, INC.

Annex C

Florida Business Corporation Act

Appraisal Rights Statutes

(Sections 607.1301 to 607.1340)

607.1301. Appraisal rights; definitions

The following definitions apply to ss. 607.1302–607.1340:

(1) “Accrued interest” means interest at the rate agreed to by the corporation and the shareholder asserting appraisal rights, or at the rate determined by the court to be equitable, which rate may not be greater than the rate of interest determined for judgments pursuant to s. 55.03; however, if the court finds that the shareholder asserting appraisal rights acted arbitrarily or otherwise not in good faith, no interest shall be allowed by the court.

(2) “Affiliate” means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, another person or is a senior executive of such person. For purposes of paragraph (6)(a), a person is deemed to be an affiliate of its senior executives.

(3) “Corporate action” means an event described in s. 607.1302(1).

(4) “Corporation” means the domestic corporation that is the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1340, includes the domesticated eligible entity in a domestication, the covered eligible entity in a conversion, and the survivor of a merger.

(5) “Fair value” means the value of the corporation’s shares determined:

(a) Immediately before the effectiveness of the corporate action to which the shareholder objects.

(b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(c) Without discounting for lack of marketability or minority status.

(6) “Interested transaction” means a corporate action described in s. 607.1302(1), other than a merger pursuant to s. 607.1104, involving an interested person in which any of the shares or assets of the corporation are being acquired or converted. As used in this definition:

(a) “Interested person” means a person, or an affiliate of a person, who at any time during the 1-year period immediately preceding approval by the board of directors of the corporate action:

1. Was the beneficial owner of 20 percent or more of the voting power of the corporation, other than as owner of excluded shares;

2. Had the power, contractually or otherwise, other than as owner of excluded shares, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

3. Was a senior executive or director of the corporation or a senior executive of any affiliate of the corporation, and will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c. In the case of a director of the corporation who, in the corporate action, will become a director or governor of the acquirer or any of its affiliates, rights and benefits as a director or governor that are provided on the same basis as those afforded by the acquirer generally to other directors or governors of such entity or such affiliate.

(b) “Beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares; except that a member of a national securities exchange is not deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person if the member is precluded by the rules of the exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby is deemed to have acquired beneficial ownership, as of the date of the agreement, of all shares having voting power of the corporation beneficially owned by any member of the group.

(c) “Excluded shares” means shares acquired pursuant to an offer for all shares having voting power if the offer was made within 1 year before the corporate action for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action.

(7) “Preferred shares” means a class or series of shares the holders of which have preference over any other class or series of shares with respect to distributions.

(8) “Senior executive” means the chief executive officer, chief operating officer, chief financial officer, or any individual in charge of a principal business unit or function.

(9) Notwithstanding s. 607.01401(67), “shareholder” means a record shareholder, a beneficial shareholder, and a voting trust beneficial owner.

History.—s. 118, ch. 89-154; s. 21, ch. 2003-283; s. 2, ch. 2005-267; s. 161, ch. 2019-90; s. 41, ch. 2020-32; s. 2, ch. 2021-13.

607.1302. Right of shareholders to appraisal

(1) A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder’s shares, in the event of any of the following corporate actions:

(a) Consummation of a domestication or a conversion of such corporation pursuant to s. 607.11921 or s. 607.11932, as applicable, if shareholder approval is required for the domestication or the conversion;

(b) Consummation of a merger to which such corporation is a party:

1. If shareholder approval is required for the merger under s. 607.1103 or would be required but for s. 607.11035, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares of any class or series that remains outstanding after consummation of the merger where the terms of such class or series have not been materially altered; or

2. If such corporation is a subsidiary and the merger is governed by s. 607.1104;

(c) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not acquired in the share exchange;

(d) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, except that appraisal rights shall not be available to any shareholder of the corporation with respect to shares or any class or series if:

1. Under the terms of the corporate action approved by the shareholders there is to be distributed to shareholders in cash the corporation’s net assets, in excess of a reasonable amount reserved to meet claims of the type described in ss. 607.1406 and 607.1407, within 1 year after the shareholders’ approval of the action and in accordance with their respective interests determined at the time of distribution; and

2. The disposition of assets is not an interested transaction;

(e) An amendment of the articles of incorporation with respect to a class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or the right to repurchase the fractional share so created;

(f) Any other merger, share exchange, disposition of assets, or amendment to the articles of incorporation, in each case to the extent provided as of the record date by the articles of incorporation, bylaws, or a resolution of the board of directors providing for appraisal rights, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval;

(g) An amendment to the articles of incorporation or bylaws of a corporation, the effect of which is to adversely affect the interest of the shareholder by altering or abolishing appraisal rights under this section;

(h) With regard to a class of shares prescribed in the articles of incorporation in any corporation as to which that particular class of shares was in existence prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, and for classes of shares authorized on or after October 1, 2003, in any corporation with 100 or fewer shareholders, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1. Altering or abolishing any preemptive rights attached to any of his, her, or its shares;

2. Altering or abolishing the voting rights pertaining to any of his, her, or its shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3. Effecting an exchange, cancellation, or reclassification of any of his, her, or its shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder’s voting rights or alter his, her, or its percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4. Reducing the stated redemption price of any of the shareholder’s redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his, her, or its shares, or making any of his, her, or its shares subject to redemption when they are not otherwise redeemable;

5. Making noncumulative, in whole or in part, dividends of any of the shareholder’s preferred shares which had theretofore been cumulative;

6. Reducing the stated dividend preference of any of the shareholder’s preferred shares; or

7. Reducing any stated preferential amount payable on any of the shareholder’s preferred shares upon voluntary or involuntary liquidation;

(i) An amendment of the articles of incorporation of a social purpose corporation to which s. 607.504 or s. 607.505 applies;

(j) An amendment of the articles of incorporation of a benefit corporation to which s. 607.604 or s. 607.605 applies;

(k) A merger, domestication, conversion, or share exchange of a social purpose corporation to which s. 607.504 applies; or

(l) A merger, domestication, conversion, or share exchange of a benefit corporation to which s. 607.604 applies.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), (d), (e), (f), and (h) shall be limited in accordance with the following provisions:

(a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1. A covered security under s. 18(b)(1)(A) or (B) of the Securities Act of 1933;

2. Not a covered security, but traded in an organized market (or subject to a comparable trading process) and has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $20 million, exclusive of the value of outstanding shares held by the corporation’s subsidiaries, by the corporation’s senior executives, by the corporation’s directors, and by the corporation’s beneficial shareholders and voting trust beneficial owners owning more than 10 percent of the outstanding shares; or

3. Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value.

(b) The applicability of paragraph (a) shall be determined as of:

1. The record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to act upon the corporate action requiring appraisal rights, the record date fixed to determine the shareholders entitled to sign a written consent approving the corporate action requiring appraisal rights, or, in the case of an offer made pursuant to s. 607.11035, the date of such offer; or

2. If there will be no meeting of shareholders, no written consent approving the corporate action, and no offer made pursuant to s. 607.11035, the close of business on the day before the consummation of the corporate action or the effective date of the amendment of the articles, as applicable.

(c) Paragraph (a) is not applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares where the corporate action is an interested transaction.

(d) For the purposes of subparagraph (a)2., a comparable trading process exists if:

1. The market price of the corporation’s shares is determined at least quarterly based on an independent valuation and by following a formalized process that is designed to determine a value for the corporation’s shares that is comparable to the value of comparable publicly traded companies; and

2. The corporation repurchases the shares at the price set by its board of directors based upon the independent valuation and subject to certain terms and conditions established by the corporation and provides the corporation’s shareholders with a trading market comparable to that typically available had the corporation’s shares been traded in an organized market.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment to the articles of incorporation may limit or eliminate appraisal rights for any class or series of preferred shares, except that:

(a) No such limitation or elimination shall be effective if the class or series does not have the right to vote separately as a voting group, alone or as part of a group, on the action or if the action is a domestication under s. 607.11920 or a conversion under s. 607.11930, or a merger having a similar effect as a domestication or conversion in which the domesticated eligible entity or the converted eligible entity is an eligible entity; and

(b) Any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately before the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year after the effective date of such amendment if such action would otherwise afford appraisal rights.

History.—s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283; s. 1, ch. 2004-378; s. 3, ch. 2005-267; s. 5, ch. 2014-209; s. 162, ch. 2019-90; s. 42, ch. 2020-32; s. 3, ch. 2021-13.

607.1303. Assertion of rights by nominees and beneficial owners

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder’s name but owned by a beneficial shareholder or a voting trust beneficial owner only if:

(a) The record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder or the voting trust beneficial owner;

(b) The particular beneficial shareholder or voting trust beneficial owner acquired all such shares before the record date established under s. 607.1321 in connection with the applicable corporate action; and

(c) The record shareholder notifies the corporation in writing of its name and address (if the record shareholder beneficially owns the shares as to which appraisal rights are being asserted) or notifies the corporation in writing of the name and address of the particular beneficial shareholder or voting trust beneficial owner on whose behalf appraisal rights are being asserted.

The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder’s name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder’s other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder and a voting trust beneficial owner may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a) Submits to the corporation the record shareholder’s written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder or the voting trust beneficial owner.

(c) Acquired all shares of the class or series before the record date established under s. 607.1321 in connection with the applicable corporate action.

History.—s. 23, ch. 2003-283; s. 163, ch. 2019-90; s. 43, ch. 2020-32; s. 4, ch. 2021-13.

607.1320. Notice of appraisal rights

(1) If a proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders’ meeting, the meeting notice (or, where no approval of such action is required pursuant to s. 607.11035, the offer made pursuant to s. 607.11035) must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1340 must accompany the meeting notice or offer sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If a proposed corporate action described in s. 607.1302(1) is to be approved by written consent of the shareholders pursuant to s. 607.0704:

(a) Written notice that appraisal rights are, are not, or may be available must be sent to each shareholder from whom a consent is solicited at the time consent of such shareholder is first solicited, and, if the corporation has concluded that appraisal rights are or may be available, a copy of ss. 607.1301-607.1340 must accompany such written notice; and

(b) Written notice that appraisal rights are, are not, or may be available must be delivered, at least 10 days before the corporate action becomes effective, to all nonconsenting and nonvoting shareholders, and, if the corporation has concluded that appraisal rights are or may be available, a copy of ss. 607.1301-607.1340 must accompany such written notice.

(4) Where a corporate action described in s. 607.1302(1) is proposed or a merger pursuant to s. 607.1104 is effected, and the corporation concludes that appraisal rights are or may be available, the notice referred to in subsection (1), paragraph (3)(a), or paragraph (3)(b) must be accompanied by:

(a) Financial statements of the corporation that issued the shares that may be or are subject to appraisal rights, consisting of a balance sheet as of the end of the fiscal year ending not more than 16 months before the date of the notice, an income statement for that fiscal year, and a cash flow statement for that fiscal year; however, if such financial statements are not reasonably available, the corporation must provide reasonably equivalent financial information; and

(b) The latest available interim financial statements, including year-to-date through the end of the interim period, of such corporation, if any.

(5) The right to receive the information described in subsection (4) may be waived in writing by a shareholder before or after the corporate action is effected.

History.—s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283; s. 164, ch. 2019-90; s. 44, ch. 2020-32.

607.1321. Notice of intent to demand payment

(1) If a proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must have beneficially owned the shares of such class or series as of the record date for the shareholders’ meeting at which the proposed corporate action is to be submitted to a vote;

(b) Must deliver to the corporation before the vote is taken written notice of the shareholder’s intent, if the proposed corporate action is effectuated, to demand payment for all shares of such class or series beneficially owned by the shareholder as of the record date for the shareholders’ meeting at which the proposed corporate action is to be submitted to a vote; and

(c) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed corporate action.

(2) If a proposed corporate action requiring appraisal rights under s. 607.1302 is to be approved by written consent, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must have beneficially owned the shares of such class or series as of the record date established for determining who is entitled to sign a written consent;

(b) Must assert such appraisal rights for all shares of such class or series beneficially owned by the shareholder as of the record date for determining who is entitled to sign the written consent; and

(c) Must not sign a consent in favor of the proposed corporate action with respect to that class or series of shares.

(3) If a proposed corporate action specified in s. 607.1302(1) does not require shareholder approval pursuant to s. 607.11035, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a) Must have beneficially owned the shares of such class or series as of the date the offer to purchase is made pursuant to s. 607.11035;

(b) Must deliver to the corporation before the shares are purchased pursuant to the offer a written notice of the shareholder’s intent to demand payment if the proposed corporate action is effected for all shares of such class or series beneficially owned by the shareholder as of the date the offer to purchase is made pursuant to s. 607.11035; and

(c) Must not tender, or cause or permit to be tendered, any shares of such class or series in response to such offer.

(4) A shareholder who may otherwise be entitled to appraisal rights but does not satisfy the requirements of subsection (1), subsection (2), or subsection (3) is not entitled to payment under this chapter.

History.—s. 25, ch. 2003-283; s. 7, ch. 2004-378; s. 165, ch. 2019-90; s. 5, ch. 2021-13.

607.1322. Appraisal notice and form

(1) If a proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321(1), (2), or (3). In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be delivered no earlier than the date the corporate action became effective, and no later than 10 days after such date, and must:

(a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1. The shareholder’s name and address.

2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3. That the shareholder did not vote for or consent to the transaction.

4. Whether the shareholder accepts the corporation’s offer as stated in subparagraph (b)4.

5. If the offer is not accepted, the shareholder’s estimated fair value of the shares and a demand for payment of the shareholder’s estimated value plus accrued interest, if and to the extent applicable.

(b) State:

1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date by which the corporation must receive the required form under subparagraph 2.

2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3. The corporation’s estimate of the fair value of the shares.

4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation’s estimate of fair value set forth in subparagraph 3.

5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c) If not previously provided, be accompanied by a copy of ss. 607.1301-607.1340.

History.—s. 26, ch. 2003-283; s. 166, ch. 2019-90; s. 6, ch. 2021-13.

607.1323. Perfection of rights; right to withdraw

(1) A shareholder who receives notice pursuant to s. 607.1322 and who wishes to exercise appraisal rights must sign and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder’s certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder’s certificates or, in the case of uncertificated shares, returns the signed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation’s written consent.

(3) A shareholder who does not sign and return the form and, in the case of certificated shares, deposit that shareholder’s share certificates if required, each by the date set forth in the notice described in s. 607.1322(2), shall not be entitled to payment under ss. 607.1301-607.1340.

History.—s. 27, ch. 2003-283; s. 167, ch. 2019-90.

607.1324. Shareholder’s acceptance of corporation’s offer

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation’s estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation’s receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any right to receive any further consideration with respect to such shares.

History.—s. 28, ch. 2003-283; s. 168, ch. 2019-90.

607.1326. Procedure if shareholder is dissatisfied with offer

(1) A shareholder who is dissatisfied with the corporation’s offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder’s estimate of the fair value of the shares and demand payment of that estimate plus accrued interest, if and to the extent applicable.

(2) A shareholder who fails to notify the corporation in writing of that shareholder’s demand to be paid the shareholder’s stated estimate of the fair value plus accrued interest, if and to the extent applicable, under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

(3) With respect to a shareholder who properly makes demand for payment pursuant to subsection (1), at any time after the shareholder makes such demand, including during a court proceeding under s. 607.1330, the corporation shall have the right to prepay to the shareholder all or any portion of the amount that the corporation determines to be due under s. 607.1322(2)(b)3. and the shareholder shall be obligated to accept such prepayment.

(a) If such prepayment is made within 90 days after the earlier of the date on which the appraisal notice is provided by the corporation under s. 607.1322(1) or the deadline date by which the appraisal notice is required to be provided by the corporation under s. 607.1322(2), accrued interest will be payable, if at all, to the shareholder entitled to appraisal rights, calculated and accrued from the date on which the corporate action became effective and only on amounts that are determined to be due to the shareholder and are above the amount so prepaid. Accrued interest will not be payable to the shareholder entitled to appraisal rights on the prepayment previously made to the shareholder by the corporation pursuant to this paragraph.

(b) If such prepayment is made more than 90 days after the earlier of the date on which the appraisal notice is provided by the corporation under s. 607.1322(1) or the deadline date by which the appraisal notice is required to be provided by the corporation under s. 607.1322(2), the prepayment must include accrued interest on the amount of the prepayment, calculated at the rate of interest determined for judgments pursuant to s. 55.03 and calculated and accrued from the date that the corporate action became effective through the date of the prepayment previously made to the shareholder by the corporation pursuant to this paragraph. In addition, accrued interest will be payable to the shareholder entitled to appraisal rights on such amounts, if any, determined to be due to the shareholder in excess of the prepaid amount, calculated and accrued from the date on which the corporate action became effective.

History.—s. 29, ch. 2003-283; s. 169, ch. 2019-90; s. 7, ch. 2021-13.

607.1330. Court action

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest, if and to the extent applicable, calculated and accrued from the date the corporate action became effective and taking into account the amount of any prepayment previously made to the shareholder by the corporation pursuant to s. 607.1326(3). If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the circuit court in the applicable county. If by virtue of the corporate action becoming effective the entity has become a foreign eligible entity without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign eligible entity was located immediately before the time the corporate action became effective. If such entity has, and immediately before the corporate action became effective had, no principal or registered office in this state, then the proceeding shall be commenced in the county in this state in which the corporation has, or immediately before the time the corporate action became effective had, an office in this state. If such entity has, or immediately before the time the corporate action became effective had, no office in this state, the proceeding shall be commenced in the county in which the corporation’s registered office is or was last located.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder entitled to appraisal rights who is made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder’s shares as found by the court, plus accrued interest, if and to the extent applicable and as found by the court, taking into account the amount of any prepayment previously made to the shareholder by the corporation pursuant to s. 607.1326(3).

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any rights to receive any further consideration with respect to such shares other than any amounts ordered to be paid for court costs and attorney fees under s. 607.1331.

History.—s. 2, ch. 2004-378; s. 170, ch. 2019-90; s. 8, ch. 2021-13.

607.1331. Court costs and counsel fees

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including attorney fees.

History.—s. 30, ch. 2003-283; s. 98, ch. 2004-5; s. 171, ch. 2019-90.

607.1332. Disposition of acquired shares

Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the survivor into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the survivor.

History.—s. 31, ch. 2003-283; s. 172, ch. 2019-90.

607.1333. Limitation on corporate payment

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder’s option:

(a) Withdraw his, her, or its notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b) Retain his, her, or its status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if the corporation is not liquidated, retain his, her, or its right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (1)(b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

History.—s. 32, ch. 2003-283; s. 173, ch. 2019-90; s. 45, ch. 2020-32.

607.1340 Other remedies limited.

(1) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action was either:

(a) Not authorized and approved in accordance with the applicable provisions of this chapter; or

(b) Procured as a result of fraud, a material misrepresentation, or an omission of a material fact necessary to make statements made, in light of the circumstances in which they were made, not misleading.

(2) Nothing in this section operates to override or supersede the provisions of s. 607.0832.

History.—s. 174, ch. 2019-90; s. 46, ch. 2020-32.